Exhibit 4.3

ALLERGAN, INC. RETIREMENT 401(k) PLAN

(Amended and Restated as of October 1, 2017

Including Amendments Through January 1, 2018)

TABLE OF CONTENTS

		Page
6.12	Provision for Disposition of Excess After Tax Deposits or Matching Contributions on Behalf of Highly Compensated Participants	70

6.13	Accounting and Valuation of ESOP Account	72

6.14	Dividends on Shares of Company Stock Allocated to ESOP Accounts	73

ARTICLE VI-A	CONTRIBUTIONS AND ALLOCATIONS TO ESOP ACCOUNTS	76

6A.1	Contributions to the Trust Fund	76

6A.2	Allocation of Contributions to Trust Fund	76

6A.3	Forfeitures	78

6A.4	Employee Contributions and Rollovers	78

ARTICLE VII VESTING IN PLAN ACCOUNTS		79

7.1	No Vested Rights Except as Herein Provided	79

7.2	Vesting of Participant Deposits	79

7.3	Vesting of Company Contributions	79

ARTICLE VIII PAYMENT OF PLAN BENEFITS		82

8.1	Withdrawals During Employment	82

8.2	Distributions Upon Termination of Employment or Disability	83

8.3	Distribution Upon Death of Participant	84

8.4	Designation of Beneficiary	84

8.5	Hardship Withdrawal Rules	85

8.6	Distribution Rules	86

8.7	Forfeitures	94

8.8	Valuation of Accounts Upon Distribution	95

8.9	Lapsed Benefits	95

8.10	Persons Under Legal Disability	96

8.11	Additional Documents	96

8.12	Trustee-to-Trustee Transfers	96

8.13	Loans to Participants	97

8.14	Roth Conversion Distributions	99

8.15	Put Option for Company Stock Allocated to ESOP Accounts	99

8.16	Diversification Rule.	103

ARTICLE IX OPERATION AND ADMINISTRATION		106

9.1	Appointment of Committees	106

9.2	Duties of Committees	106

9.3	Transaction of Business	106

9.4	Voting	107

9.5	Employee Benefits Committee Powers	106

9.6	Investment Committee Powers	107

9.7	Periodic Review of Funding Policy	108

9.8	Claims Procedures	110

9.9	Appeals Procedures	110

9.10	Limitation on Liability	111

v

TABLE OF CONTENTS

		Page
APPENDIX A SPECIAL PROVISIONS FOR PUERTO RICO-BASED PAYROLL EMPLOYEES		133

PART I INTRODUCTION		133

1.1	Effective Date	133

1.2	Purpose of Appendix A	133

1.3	Plan Qualification	133

PART II DEFINITIONS		133

2.1	Plan Section 2.2	133

2.2	Plan Section 2.15	133

2.3	Plan Section 2.17	133

2.4	Plan Section 2.22	133

2.5	Plan Section 2.23	134

2.6	Plan Section 2.24	134

2.7	Plan Section 2.25	134

2.8	Plan Section 2.34	134

2.9	Plan Section 2.45	134

2.10	Additional Terms	135

PART III ELIGIBILITY AND PARTICIPATION		135

PART IV PARTICIPANT DEPOSITS		135

4.1	Plan Section 4.1	135

4.2	Plan Section 4.2	135

4.3	Additional Contribution Deferral Limitation	136

4.4	Plan Section 4.4	138

4.5	Plan Section 4.5	139

4.6	Reserved	139

4.7	Plan Section 4.7	139

4.8	Plan Section 4.8	139

PART V TRUST FUND AND MATCHING CONTRIBUTIONS		138

5.1	Plan Section 5.8	138

PART VI ACCOUNTS AND ALLOCATIONS		138

6.1	Plan Section 6.11	138

6.2	Plan Section 6.12	139

PART VII VESTING IN PLAN ACCOUNTS		139

PART VIII PAYMENT OF PLAN BENEFITS		139

8.1	Plan Section 8.2(a)	139

8.2	Plan Section 8.4	139

8.3	Plan Section 8.5	139

8.4	Plan Section 8.6(a)	140

ALLERGAN, INC. RETIREMENT 401(k) PLAN

ARTICLE I
INTRODUCTION

1.1	Plan Name. This document, made and entered into by Allergan, Inc., a Delaware corporation (“Allergan”), amends and restates in its entirety the “Allergan, Inc. Savings and Investment Plan (Restated October 2016)” and shall be known from October 1, 2017 through December 31, 2017 the “Allergan, Inc. Savings and Investment Plan (Restated October 2017)” and thereafter as the “Allergan, Inc. Retirement 401(k) Plan.”

1.2	Plan Purpose. The purpose of the Allergan, Inc. Retirement 401(k) Plan is to enable Eligible Employees of Allergan, and any Affiliated Companies that are authorized by the Board of Directors to participate in the Plan, to share in the growth and prosperity of the Company and to provide Participants with an opportunity to accumulate capital for their future economic security. Effective March 17, 2015, the Allergan, Inc. Savings and Investment Plan was amended to merge the Allergan, Inc. Employee Stock Ownership Plan (Restated 2013), referred to as the “ESOP,” into the Allergan, Inc. Savings and Investment Plan. Effective October 3, 2016, the Allergan, Inc. Savings and Investment Plan was amended to merge the Allergan, Inc. 401(k) Plan, the Oculeve, Inc. 401(k) Plan & Trust, the Kythera Biopharmaceuticals, Inc. 401(k) Plan, and the Durata Therapeutics 401(k) Plan into the Allergan, Inc. Savings and Investment Plan. Effective October 1, 2017, the Allergan, Inc. Savings and Investment Plan was amended to merge the Zeltiq Aesthetics 401k Plan into the Allergan, Inc. Savings and Investment Plan. The Allergan, Inc. Savings and Investment Plan has two components: the non-ESOP component and the ESOP component (collectively hereinafter referred to as the “Plan”). The purpose of the ESOP component is to offer Participants a systematic program for accumulation of beneficial ownership interests in Company Stock and to encourage and develop employee interest and involvement in the Company. Through the beneficial ownership of Company Stock, enhanced by means of possible debt financed acquisition of Company Stock, the Plan Sponsor intends to provide Participants with a meaningful voice in matters affecting both it and Participants as shareholders. In order to accomplish these objectives, the Plan is expressly authorized and directed to acquire and hold Company Stock as its primary investment in the ESOP component of the Plan. All assets acquired under the Plan as a result of Participant Deposits and Company Contributions, income, and other additions to the Fund under the Plan shall be administered, distributed, forfeited and otherwise governed by the provisions of the Plan, which is to be administered by the Employee Benefits Committee for the exclusive benefit of Participants in the Plan and their Beneficiaries.

1.3	Effective Date of October 2017 Restated Plan. The Effective Date of this amended and restated Plan shall be October 1, 2017, unless otherwise specified in the Plan. The provisions of this Plan document apply generally to Employees who have completed at least one (1) Hour of Service for Allergan or any Affiliated Companies on or after October 1, 2017, and the rights and benefits, if any, of Employees or Participants whose employment with Allergan or any Affiliated Companies terminated prior to October 1, 2017 shall be determined in accordance with the provisions of the Plan then in effect unless otherwise provided herein and subject to any modification provided herein that may affect the holding or distribution of Participants’ Accounts.

1.4	Amendments to Plan. The Plan has been amended from time to time since its Original Effective Date of July 26, 1989, to reflect changes in the Plan’s operations and applicable law including, but not limited to, the following:

(a)	The Plan document for the Allergan, Inc. Retirement 401(k) Plan, which restates that Plan to reflect the Zeltiq Aesthetics 401k Plan merging into and being succeeded by the Plan, the addition of Retrosense Therapeutics, Chase Pharmaceutical Corp., Forsight VISION5, Akarna Therapeutics Ltd., Tobira Therapeutics, Inc., and Vitae Pharmaceuticals Inc. as Participating Companies and the participation of former employees of LifeCell Corporation, Keller Medical, Inc., and Zeltiq Aesthetics, Inc., to provide for in-service withdrawals by participants who are absent from employment for more than 30 days because of service with the uniformed services, to change the controlling state law to the state in which the Company’s administrative headquarters resides, and, effective January 1, 2018, to reflect the change of the name of the Plan from the Allergan, Inc. Savings and Investment Plan to the Allergan, Inc. Retirement 401(k) Plan, to provide for the inclusion of commissions and similar incentive compensation as Performance-Based Bonus Compensation, to permit Participants to continue repaying loans after termination of employment, and to reflect certain applicable revisions to the Internal Revenue Code for a New Puerto Rico.

(b)	The Plan document for the Allergan, Inc. Savings and Investment Plan (Restated October 2016), which restates the Plan to reflect the Allergan, Inc. 401(k) Plan, the Oculeve, Inc. 401(k) Plan & Trust, the Kythera Biopharmaceuticals, Inc. 401(k) Plan, and the Durata Therapeutics 401(k) Plan merging into and being succeeded by the Plan, and the harmonization of benefits thereunder, and to unfreeze participation in the Plan, and makes other administrative and editorial changes to the Plan document.

(c)	The Plan document for the Allergan, Inc. Savings and Investment Plan (Restated January 2016), which restated the Plan to incorporate the provisions of the First through Sixth Amendments to the Allergan, Inc. Savings and Investment Plan (Restated 2014), to increase the Plan’s matching contributions, provide for 100% immediate vesting for active Participants, to change the nonelective contribution scheme in order to harmonize the benefits provided under the Code Section 401(k) plans sponsored by companies within the Allergan plc controlled group of corporations, and to temporarily freeze participation in the Plan from January 1, 2016 through October 2, 2016 except for employees of certain acquired companies, and made other administrative and editorial changes to the Plan document.

(d)	The Plan document for the Allergan, Inc. Savings and Investment Plan (Restated 2014), which restated the Plan to incorporate the provisions of the First and Second Amendments to the Allergan, Inc. Savings and Investment Plan (Restated 2013), and made other administrative and editorial changes to the Plan document.

(e)	The Plan document (Restated 2014) included amendments to the Plan that provided for (i) the adoption of the Plan by MAP Pharmaceuticals, Inc., effective as of March 1, 2013, and the adoption of the Plan by Exemplar Pharma, LLC effective as of April 12, 2013; (ii) changes to clarify, for the avoidance of any doubt, Plan provisions regarding the Plan’s requirement to maintain an employer stock fund; (iii) changes to the Plan’s loan provisions to impose a 30 day waiting period between plan loans; and (iv) changes to the definition of “compensation” under Section 2.15 to include “merit awards,” effective for Plan Years beginning on or after January 1, 2014.

(f)	The Plan document for the Allergan, Inc. Savings and Investment Plan (Restated 2013), which restated the Plan to incorporate the provisions of the First and Second Amendments to the Allergan, Inc. Savings and Investment Plan (Restated 2011), which amendments amended the Plan to: (i) remove amounts deferred under the Executive Deferred Compensation Plan from the definition of Plan Compensation; (ii) provide for a maximum deferral election of 65%; (iii) allow Roth Contribution Deposits and Roth In-Plan Conversions; (iv) increase the automatic enrollment percentage from 3% to 4%; (v) provide a waiver of any required minimum distributions for the 2009 calendar year for Participants and Designated Beneficiaries; and (vi) comply with the provisions of the P.R. Code.

(g)	The Plan document for the Allergan, Inc. Savings and Investment Plan (Restated 2011) that incorporated the provisions of the First, Second, Third, Fourth, Fifth, Sixth, and Seventh Amendments to the Allergan, Inc. Savings and Investment Plan (Restated 2008), which amendments amended the Plan: (i) to allow matched deposits to be increased or decreased from 4% by the Global Investments & Benefits Subcommittee (“GIBS”) (now the Investment Committee) and to reduce the current matched deposits to 2% of compensation effective January 31, 2009; (ii) to allow the Matching Contribution percentage to be changed from time to time by action of GIBS to anywhere from 0% to 4%; (iii) to revise the definition of Compensation to include payments made to an Employee for services rendered during the course of employment and paid within two and a half months of Severance; (iv) to allow any Participant, not just Participants over age 55, to elect, upon establishment and implementation of election procedures, that any future Matching Contributions be invested in any of the investment funds currently offered and available; (v) to comply with the Pension Protection Act of 2006 (including by authorizing rollovers to Roth IRAs and defined benefit plans and eliminating the payment of “gap period” earnings); (vi) to authorize the Company to make additional Retirement Contributions on behalf of certain non-highly compensated Participants for the 2008 Plan Year and each Plan Year thereafter in accordance with applicable Treasury Regulations; (vii) to amend the Credited Service rules with respect to acquired entities and to add Credited Service rules that vary from the default rules; and (viii) to comply with the Heroes Earnings and Assistance Relief Tax Act of 2008 (the “HEART Act”).

(h)	The Plan document for the Allergan, Inc. Savings and Investment Plan (Restated 2008) that incorporated the provisions of the First, Second, and Third Amendments to the Allergan, Inc. Savings and Investment Plan (Restated 2005) and amended the Plan: (i) to comply with all changes made by the Economic Growth and Tax Relief Reconciliation Act of 2001 (with technical corrections made by the Job Creation and Worker Assistance Act of 2002), the Pension Funding Equity Act of 2004, the American Jobs Creation Act of 2004, and the Gulf Opportunity Zone Act of 2005 as well as the changes to the qualification requirements listed on the “2006 Cumulative List of Changes in Plan Qualification Requirements” as set forth in Notice 2007-3, and (ii) to comply with certain changes made by the Pension Protection Act of 2006 by (1) treating a Participant’s Beneficiary the same as the Participant’s Spouse or dependent for purposes of the Plan’s hardship withdrawals, (2) expanding the Plan’s rollover distribution provisions to permit the direct rollover of After-Tax Deposits to and from an annuity contract described in Code Section 403(b), and (3) permitting non-Spouse beneficiaries to elect direct rollovers of lump sum distributions.

(i)	The Plan document for the Allergan, Inc. Savings and Investment Plan (Restated 2005) that incorporated the provisions of the First, Second, and Third Amendments to the Allergan, Inc. Savings and Investment Plan (Restated 2003) and amended the Plan, effective March 28, 2005, so that the Plan’s mandatory distribution rule applies only to Accounts, the vested portions of which, do not exceed $1,000.

(j)	The Plan document for the Allergan, Inc. Savings and Investment Plan (Restated 2003) that incorporated the provisions of the First Amendment to the Allergan, Inc. Savings and Investment Plan (Restated 2001) and amended the Plan to enhance Company Contributions made to the Plan by (i) increasing the Company’s Matching Contributions from an average 50% match on certain Participant Deposits not to exceed 5% of Compensation to a 100% match on certain Participant Deposits not to exceed 4% of Compensation and (ii) adding a Retirement Contribution feature for certain Eligible Employees hired on or after October 1, 2002 and other Eligible Employees who made a one-time irrevocable election to cease active participation in the Allergan, Inc. Pension Plan.

(k)	Amendments to the Plan that in accordance with Code Section 414(l), Regulation Section 1.414(1)-1, and Section 208 of ERISA, (i) provided for the merger of the Inamed Corporation Retirement Savings Plan with and into the Plan effective as of December 31, 2006 and provided further that all account balances transferred to the Plan as a result of the merger are to be administered, distributed, forfeited and otherwise governed by the provisions of the Plan, (ii) in connection with the distribution of the stock of Advanced Medical Optics, Inc. (“AMO”) by the Plan Sponsor to its stockholders on June 29, 2002, provided for the transfer of assets and liabilities attributable to the Accounts of AMO Employees (as defined in Section 2.7 of Appendix A) from the Plan to the Advanced Medical Optics, Inc. 401(k) Plan, a qualified profit sharing plan with a qualified cash or deferred arrangement, and the allocation of AMO stock to Participants’ Accounts, and (iii) provided for the merger of the Allergan, Inc. Puerto Rico Savings and Investment Plan with and into the Plan effective as of January 1, 1999 and provided further that all account balances transferred to the Plan as a result of the merger are to be administered, distributed, forfeited and otherwise governed by the provisions of the Plan and Appendix A, which is attached hereto and made a part hereof.

1.5	Plan Qualification. The Plan is an employee benefit plan that is intended to qualify under Code Section 401(a) as a qualified profit sharing plan and a qualified stock bonus plan, under Code Section 401(k) as a qualified cash or deferred arrangement, and under Code Section 4975(e)(7) as an employee stock ownership plan. The Plan’s last determination letter was issued by the Internal Revenue Service on March 25, 2014 with respect to the Allergan, Inc. Savings and Investment Plan, on March 5, 2015 with respect to the Allergan, Inc. Employee Stock Ownership Plan and on December 3, 2013 with respect to the Allergan, Inc. 401(k) Plan (then known as the Actavis, Inc. 401(k) Plan). The Oculeve, Inc. 401(k) Plan & Trust, the Kythera Biopharmaceuticals, Inc. 401(k) Plan, the Durata Therapeutics 401(k) Plan, and the Zeltiq Aesthetics 401k Plan were prototype plans prior to their merger into the Plan. Determination letters on these plans have not been applied for, but the underlying prototype documents all have favorable opinion letters.

1.6	Special Provisions. The general provisions of the Plan are set forth in the following Articles. Where special provisions are applicable to an identifiable group of Employees or Participants, such provisions are separately set forth in an Appendix to the Plan, and any such Appendix shall be considered to be a part of the Plan.

ARTICLE II
DEFINITIONS

2.1	Accounts. “Accounts” or “Participant’s Accounts” means the After Tax Deposits Accounts, Elective Deferrals Accounts, Matching Contributions Accounts, Profit Sharing Contribution Accounts, Retirement Contributions Accounts, Roth Contribution Deposit Accounts, Roth In-Plan Conversion Accounts, and Rollover Contributions Accounts maintained for the various Participants. All Accounts may be referred to by different names in Company communication materials if the Company believes another name would be more descriptive.

2.2	Affiliated Company. “Affiliated Company” means (i) any corporation, other than the Sponsor, which is included in a controlled group of corporations (within the meaning of Code Section 414(b)) of which the Sponsor is a member, (ii) any trade or business, other than the Sponsor, which is under common control (within the meaning of Code Section 414(c)) with the Sponsor, (iii) any entity or organization, other than the Sponsor, which is a member of an affiliated service group (within the meaning of Code Section 414(m)) of which the Sponsor is a member, and (iv) any entity or organization, other than the Sponsor, which is affiliated with the Sponsor under Code Section 414(o). An entity shall be an Affiliated Company pursuant to this Section only during the period of time in which such entity has the required relationship with the Sponsor under clauses (i), (ii), (iii) or (iv) of this Section after the Original Effective Date of the Plan.

2.3	After Tax Deposits. “After Tax Deposits” means those contributions made by a Participant which represent after-tax contributions.

2.4	After Tax Deposits Account. “After Tax Deposits Account” means a Participant’s individual account in the Trust Fund in which are held his or her After Tax Deposits and the earnings thereon.

2.5	Beneficiary. “Beneficiary” or “Beneficiaries” means the person or persons last designated by a Participant as set forth in Section 8.4 or, if there is no designated Beneficiary or surviving Beneficiary, the person or persons designated pursuant to Section 8.4 to receive the interest of a deceased Participant in such event.

2.6	Benefits Oversight Committee. “Benefits Oversight Committee” means the Allergan Benefits Oversight Committee, which is established to perform certain Plan Sponsor functions, including to amend and make certain design-related changes to the Plan, and to monitor the performance of the Employee Benefits Committee and the Investment Committee.

2.7	Board of Directors. “Board of Directors” means the Board of Directors of the Sponsor as it may from time to time be constituted.

2.8	Break in Service. “Break in Service” means, with respect to an Employee, each period of 12 consecutive months during a Period of Severance that commences on the Employee’s Severance Date or on any anniversary of such Severance Date.

2.9	Code. “Code” means the United States Internal Revenue Code of 1986 and the regulations thereunder. Reference to a specific Code Section shall be deemed also to refer to any applicable regulations under that Section, and shall also include any comparable provisions of future legislation that amend, supplement or supersede that specific Section.

2.10	Company. “Company,” as of a date, means collectively the Sponsor and each Affiliated Company that has become a Participating Company in the Plan in accordance with Section 10.2, provided that, as of such date, the Affiliated Company has not terminated participation in the Plan as a Participating Company.

2.11	Company Contributions. “Company Contributions” means (a) Matching Contributions, (b) Retirement Contributions allocated prior to January 1, 2016, and (c) Profit Sharing Contributions, whether in cash or other property, including Company Stock, paid by the Company pursuant to Sections 5.3, 5.4, and 5.5 into the Trust Fund established and maintained under the provisions of the Plan for the purpose of providing benefits for Participants and their Beneficiaries. Unless expressly stated otherwise in the Plan, Company Contributions shall not include Elective Deferrals, After Tax Deposits, or Rollover Contributions.

2.12	Company Contributions Accounts. “Company Contributions Accounts” means a Participant’s Matching Contributions Account, Profit Sharing Contributions Account, and Retirement Contributions Account.

2.13	Company Stock. “Company Stock” shall mean any class of stock of Allergan plc, the parent of the Sponsor (and any successor corporation or entity), which both constitutes “qualifying employer securities” as defined in Code Section 4975(e)(8) and “employer securities” as defined in Code Section 409(1), which provides that “employer securities” mean common stock issued by the employer, or by a corporation which is a member of the same controlled group, which is readily tradable on an established securities market within, effective January 1, 2012, the meaning of Treasury Regulation §1.401(a)(35)-1(f)(5).

2.14	Company Stock Fund. “Company Stock Fund” means the investment option established and maintained to invest exclusively in Company Stock and such amounts in cash or cash equivalents as may be necessary to service and facilitate transactions in Company Stock and to pay administrative expenses of the Company Stock Fund.

2.15	Compensation. Except as otherwise provided in an applicable Appendix, “Compensation” means the following:

(a)	Amounts paid during a Plan Year to a Participant by the Company for services rendered including:

(i)	Base earnings and overtime (including shift differential and premium);

(ii)	For periods prior to January 1, 2018, commissions and similar incentive compensation;

(iii)	Performance-Based Bonus Compensation (which, for periods on and after January 1, 2018, includes commissions and similar incentive compensation);

(iv)	Pay received for the following purposes:

(A)	Holiday pay;

(B)	Jury duty;

(C)	Pay received for military service;

(D)	Pay received for being available for work, if required (call-in premium);

(E)	Vacation pay (other than compensation paid under the vacation buy-back policy or any similar policy);

(F)	Bereavement leave; and

(G)	Paid time off.

(v)	Amounts of salary reduction elected by a Participant under:

(A)	A Code Section 401(k) cash or deferred arrangement; or

(B)	A Code Section 125 cafeteria plan;

(C)	Code Section 132(f); or

(D)	Code Section 408(k).

(vi)	Amounts paid to an Employee pursuant to a “split pay arrangement” between the Company and an Affiliated Company; and,

(vii)	Solely for purposes of determining Retirement Contributions under Section 5.4, amounts deferred under the Executive Deferred Compensation Plan that were otherwise payable in respect of services rendered on or before December 31, 2011.

(b)	Compensation shall not include:

(i)	Bonuses in the form of grants or sales of shares of Company Stock, restricted shares of Company Stock, options to purchase shares of Company Stock, or other bonus awards distributable in shares of Company Stock (including amounts realized with respect to grants or sales of Company Stock under Code Section 83, amounts realized from the exercise of a non-qualified option to purchase shares of Company Stock under Code Section 83, amounts realized from the sale, exchange or other disposition of shares of Company Stock purchased upon the exercise of an “incentive stock option” under Code Section 422, and amounts realized from the sale, exchange or other disposition of shares of Company Stock purchased under an employee stock purchase plan under Code Section 423).

(ii)	Bonuses that a Company determines not to be Performance-Based Bonus Compensation. As of the Effective Date, the categories of excluded bonuses for purposes of this Section 2.15(b) include sign-on payments, employee referral payments, retention bonuses, and safety awards. The categories of bonuses that are excluded from Performance-Based Bonus Compensation shall change from time-to-time.

(iii)	Severance payments, as well as similar payments made after the Participant ceases to be an Eligible Employee.

(iv)	Any income recognized by an Employee under Code Section 79 by reason of group-term life insurance coverage in excess of $50,000.

(v)	Other than as provided under Section 2.15(a), any amounts paid or recognized under any other deferred compensation plan or other amounts paid from any employee welfare plan now or hereafter adopted by the Company or any Affiliated Company.

(vi)	Reimbursements or other expense allowances, including auto allowances, cost of living allowances, child education allowances, expatriate gross-ups, and travel bonuses.

(vii)	Any remuneration paid in the form of reimbursed moving and relocation expenses, home mortgage differential payments, or other forms of housing allowances.

(viii)	Other cash and non-cash fringe benefits.

(ix)	Any Matching Contributions, ESOP Contributions, Profit Sharing Contributions, or Retirement Contributions made to this Plan.

(x)	Payments for approved leaves of absence not paid through payroll of the Company.

(c)	Compensation for any Plan Year shall not include amounts in excess of $270,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B) for purposes of determining all benefits provided under the Plan for any Plan Year, except that this limit does not apply to Compensation against which an Elective Deferral election applies for purposes of determining the amount of Elective Deferrals. Any cost-of-living adjustments in effect for a calendar year shall apply to the Plan Year beginning with or within such calendar year.

(d)	For purposes of clarification:

(i)	compensation paid to an individual employed by an Affiliate of the Sponsor that has not adopted the Plan and become a Participating Company pursuant to Section 10.2 shall not be included in “Compensation;” and

(ii)	compensation paid to a Participant within two and one-half (2-1/2) months after the Participant’s Severance Date that satisfies the following requirements shall be included in “Compensation:”

(A)	the compensation would have been included in “Compensation” under the above rules of this Section 2.15 but for the fact that the payment is made after the Participant’s Severance Date

(B)	the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differentials, commissions, bonuses, or other similar payments; and

(C)	the payment would have been paid to the Participant prior to a Severance if the Participant had continued in employment with the Company.

(e)	Notwithstanding the forgoing, “Contest Pay” paid between January 1, 2006 and November 30, 2012, to individuals working for the Allergan Medical business unit of the Company shall be included in the Plan’s definition of Compensation.

2.16	Compensation Payment Date. “Compensation Payment Date” means, with respect to a Plan Year and a Participant, each date during that Plan Year on which Compensation is paid to that Participant (or would be paid to that Participant, but for an election to make Elective Deferrals or After-Tax Deposits that reduces the Compensation otherwise payable to the Participant on that date). For example, each date on which a regular payroll check for a payroll period is given to a Participant is a Compensation Payment Date.

2.17	Credited Service. Except as otherwise provided in an applicable Appendix, “Credited Service” means, with respect to each Employee, his or her years and months of Credited Service determined in accordance with the following rules:

(a)	In the case of any Employee who was employed by the Company at any time prior to the Original Effective Date, for the period prior to January 1, 1989, such Employee shall be credited with Credited Service under the Plan equal to the period (if any) of service credited to such Employee under the SmithKline Beckman Savings and Investment Plan.

(b)	In the case of any Employee who is employed by the Company on or after the Original Effective Date, an Employee shall receive Credited Service for the elapsed period of time between each Employment Commencement Date (or Reemployment Commencement Date) of the Employee and the Severance Date which immediately follows that Employment Commencement Date (or Reemployment Commencement Date). Solely for the purpose of determining an Employee’s Credited Service under this paragraph (b), in the case of an Employee who is employed on January 1, 1989, that date shall be deemed to be an Employment Commencement Date of the Employee (with service credit for periods prior to January 1, 1989 to be determined under paragraph (a) above). An Employee who is absent from work on an authorized Leave of Absence shall be deemed to have incurred a Severance (if any) in accordance with the rules of Section 2.64.

(c)	An Employee shall receive Credited Service credit for periods between a Severance and his or her subsequent Reemployment Commencement Date in accordance with the following rules:

(i)	If an Employee incurs a Severance by reason of a quit, discharge, Disability, or retirement whether or not such a Severance occurs during an approved Leave of Absence and the Employee is later reemployed by the Company prior to his or her incurring a Break in Service, he or she shall receive Credited Service for the period commencing with his or her Severance Date and ending with his or her subsequent Reemployment Commencement Date.

(ii)	Other than as expressly set forth above in this paragraph (c), an Employee shall receive no Credited Service with respect to periods between a Severance and a subsequent Reemployment Commencement Date.

(d)	For all purposes of the Plan, an Employee’s total Credited Service shall be determined by aggregating any separate periods of Credited Service separated by any Breaks in Service.

(e)	An Employee shall be credited with Credited Service with respect to a period of employment with an Affiliated Company, but only to the extent that such period of employment would be so credited under the foregoing rules set forth in this Section had such Employee been employed during such period by the Company.

(f)	Notwithstanding paragraph (e), unless the Sponsor shall so provide by written instrument executed pursuant to this Section 2.17(f), or unless otherwise expressly stated in an Appendix to the Plan, (i) with respect to any entity that became an Affiliated Company prior to the 2010 Plan Year, an Employee shall not receive Credited Service credit for any period of employment with such Affiliated Company prior to the entity becoming an Affiliated Company and (ii) with respect to any entity that becomes an Affiliated Company after the 2009 Plan Year, solely for purposes of Section 3.2 of the Plan (Eligibility for Retirement Contributions), an Employee shall not receive Credited Service credit for any period of employment with such Affiliated Company prior to the entity becoming an Affiliated Company.

(g)	Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

2.18	Disability. “Disability” means the Participant’s total mental or physical impairment as evidenced by a disability determination (a) made by the United States Social Security Administration; or (b) under the Company’s long term disability insurance program; provided that such long term disability determination constitutes a “disability” under Treas. Reg. Section 1.409A-3(i)(4). Such Participant shall be considered to be Disabled as of the time of commencement of benefits described in this Section 2.18.

2.19	Effective Date. “Effective Date” of this restated Plan means October 1, 2017 unless otherwise specified in the Plan. The “Original Effective Date” of the Plan means July 26, 1989.

2.20	Elective Deferrals. “Elective Deferrals” means those contributions made by a Participant which represent elective deferrals as defined in Code Section 402(g)(3).

2.21	Elective Deferrals Account. “Elective Deferrals Account” means a Participant’s individual account in the Trust Fund in which are held his or her Elective Deferrals and the earnings thereon.

2.22	Eligible Employee. “Eligible Employee” means any United States-based payroll Employee of the Company, any Puerto Rico-based payroll Employee of the Company, and any expatriate Employee of the Company who is a United States citizen or permanent resident, but excluding:

(a)	any non-resident alien of the United States and Puerto Rico,

(b)	any non-regular manufacturing site transition Employee,

(c)	any Leased Employee,

(d)	any Employee covered by a collective bargaining agreement, or

(e)	any Employee who is a United States citizen, resident or nonresident alien with U.S. source income who is a participant or accruing benefit services in a retirement plan or arrangement in another country sponsored by an Affiliated Company of Allergan, Inc.;

provided, however, that except as otherwise provided in Appendix J (Special Provisions Applicable to Oculeve, Inc.), Appendix K (Special Provisions Applicable to Kythera Biopharmaceuticals, Inc.), Appendix L (Special Provisions Applicable to Aquesys, Inc.), and Appendix M (Special Provisions Applicable to Anterios, Inc.), an individual who is not an Eligible Employee on December 31, 2015 shall not become an Eligible Employee from January 1, 2016 through October 2, 2016, and an Eligible Employee who incurs a Severance on or after January 1, 2016 but prior to October 3, 2016 shall not again become an Eligible Employee prior to October 3, 2016.

For purposes of clarity, if an individual is employed at a company whose stock or assets are acquired by an Affiliated Company, such individual shall not become an Eligible Employee before the earlier of (a) the date he or she becomes employed by the Company or (b) the date the acquired company adopts the Plan and becomes a part of the Company, as defined in Section 2.10.

Notwithstanding the above, for the purposes of the ESOP component of the Plan, “Eligible Employee” shall mean any Employee who was a Participant in the ESOP on December 31, 2002 and who has not incurred a Severance on any time after January 1, 2003.

For purposes of clarification, any Employee eligible to participate in the Allergan, Inc. 401(k) Plan (previously known as the Actavis, Inc. 401(k) Plan) is not an Eligible Employee prior to October 3, 2016.

2.23	Eligible Retirement Plan. “Eligible Retirement Plan” means (i) an individual retirement account or annuity described in Code Section 408(a) or 408(b) or, a Roth IRA described in Code Section 408A(b), (ii) a qualified retirement plan described in Code Section 401(a) or 403(a) that accepts Eligible Rollover Distributions, (iii) an annuity contract described in Code Section 403(b) that accepts Eligible Rollover Distributions, and (iv) an eligible plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that accepts Eligible Rollover Distributions and agrees to separately account for amounts transferred into such plan from this Plan. Notwithstanding the foregoing, effective January 1, 2008, with respect to a non-Spouse Beneficiary, “Eligible Retirement Plan” shall refer only to an individual retirement account or annuity described in Code Section 408(a) or 408(b) or a Roth IRA described in Code Section 408A(b).

2.24	Eligible Rollover Distribution. “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include:

(a)	Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee of the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(b)	Any distribution to the extent such distribution is required under Code Section 401(a)(9);

(c)	The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

(d)	Any hardship withdrawal made pursuant to Section 8.1(e); and

(e)	Any other distribution that is reasonably expected to total less than $200 during the year.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After Tax Deposits or the portion consists of rollover after tax employee contributions made pursuant to Section 4.8 which are not includible in gross income. However, such portion(s) may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or 408(b), to a qualified trust described in Code Section 401(a) or qualified annuity plan under Code Section 403(a), or, on or after January 1, 2007, to an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. For purposes of this Section, “Distributee” means any Employee or former Employee receiving a distribution from the Plan. A Distributee also includes the Employee or former Employee’s surviving Spouse and the Employee or former Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order (as defined in Article XV) with regard to the interest of the Spouse or former Spouse and, on or after January 1, 2007, the Employee or former Employee’s Beneficiary.

2.25	Employee. “Employee” means, for purposes of the Plan, any individual who is employed by the Sponsor or an Affiliated Company in any capacity, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Sponsor or an Affiliated Company, including any Puerto Rico-based payroll Employee of the Sponsor or an Affiliated Company; provided, however, that such term shall not include:

(a)	Any individual who performs services for the Sponsor or an Affiliated Company and who is classified or paid as an independent contractor as determined by the payroll records of the Sponsor or an Affiliated Company even if a court or administrative agency determines that such individual is a common-law employee and not an independent contractor; and

(b)	Any individual who performs services for the Sponsor or an Affiliated Company pursuant to an agreement between the Sponsor or an Affiliated Company and any other person including a leasing organization, except to the extent such individual is a Leased Employee.

Effective January 1, 2009, solely to the extent required by Code Section 414(u)(12), the term “Employee” shall include an individual receiving differential wage payments (within the meaning of Code Section 414(u)(12)(D)) from the Sponsor or an Affiliated Company.

2.26	Employee Benefits Committee. “Employee Benefits Committee” means the Allergan Employee Benefits Committee, whose members are appointed by the Benefits Oversight Committee.

2.27	Employment Commencement Date. “Employment Commencement Date” means the date on which an Employee is first credited with an Hour of Service for the Sponsor or an Affiliated Company. An Employee shall not, for the purpose of determining his or her Employment Commencement Date, be deemed to have commenced employment with an Affiliated Company prior to the effective date on which the entity became an Affiliated Company unless the Sponsor expressly determines otherwise, and except as is expressly provided otherwise in the Plan or in resolutions of the Board of Directors.

2.28	ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations thereunder. Reference to a specific ERISA Section shall be deemed also to refer to any applicable regulations under that Section, and shall also include any comparable provisions of future legislation that amend, supplement or supersede that specific Section.

2.29	ESOP Account. “ESOP Account” shall mean, with respect to each Participant, the account established and maintained for purposes of holding and accounting for the Participant’s allocated share of assets of the ESOP, including any subaccounts established thereunder from time to time (including his or her Stock Subaccount and Non-Stock Subaccount established pursuant to Section 6.13).

2.30	Exempt Loan. “Exempt Loan” shall mean any loan to the Plan or Trust, the proceeds of which are used to finance the acquisition of Company Stock or to refinance such a prior Exempt Loan, which is not prohibited by Code Section 4975(c) and meets the requirements set forth in Code Section 4975(d)(3) and Treasury Regulation Section 54.4975-7(b)(5), including the requirements that (i) any collateral for such loan shall be limited to Company Stock purchased with the proceeds of the loan or the proceeds from any prior Exempt Loan, (ii) no person entitled to payment under the loan shall have any right to Plan assets other than collateral given for such loan, contributions (other than contributions of Company Stock) made to repay such loan, and earnings attributable to such collateral and the investment of such contributions, (iii) any payments made with respect to such loan by the Plan during a Plan Year must not exceed an amount equal to the sum of contributions and earnings received during or prior to such Plan Year less such payments in prior Plan Years, (iv) the interest rate on such loan must not be in excess of a reasonable rate of interest, (v) such loan must be for a specific term and may not be payable at the demand of any person, except in the case of default, and (vi) such loan must be primarily for the benefit of the Participants.

2.31	Exempt Loan Suspense Subfund. “Exempt Loan Suspense Subfund” shall mean the subfund established under Section 6A.1 hereof as part of the Trust Fund to hold Company Stock purchased with the proceeds of an Exempt Loan pending the allocation of such Company Stock to individual ESOP Accounts.

2.32	Forfeitures. “Forfeitures” means the nonvested portion of a Participant’s Matching Contributions Account, Profit Sharing Contributions Account, or Retirement Contributions Account, whichever the case may be, that is forfeited in accordance with the provisions of Article VIII.

2.33	415 Compensation. For Plan Years beginning on or after January 1, 2013, “415 Compensation” of a Participant for any limitation year means wages within the meaning of Code Section 3401(a) and all other payments of compensation paid by the Company to the Participant for the Plan Year for which the Company is required to furnish the Participant a written statement under Code Section 6041(d), 6051(a)(3) and 6052 (i.e., the compensation includable in the box titled “Wages, tips, other compensation” of IRS Form W-2). 415 Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. 415 Compensation does not include amounts paid or reimbursed by the Company for moving expenses incurred by an Employee, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are deductible by the Employee under Code Section 217.

Notwithstanding any provision in this Plan to the contrary, 415 Compensation shall include: (a) any elective deferrals as defined in Code Section 402(g)(3), including any contributions under a qualified cash or deferred arrangement to the extent not includible in gross income under Code Section 402(e)(3), any contributions under a salary reduction simplified employee pension as described in Code Section 408(k)(6) to the extent not includible in gross income, and any contributions under Code Section 408(p)(2)(A)(i)(I); and (b) any contributions or deferrals made at the election of the Employee and not includible in gross income because they are made to a cafeteria plan, as described in Code Section 125, or a qualified transportation fringe plan, as described in Code Section 132(f)(4).

Except as otherwise provided below and in Treas. Reg. Section 1.415(c)-2(e), remuneration will be treated as 415 Compensation for a limitation year only if (i) it is actually paid or made available to an Employee (or, if earlier, is includible in the gross income of the Employee) within the limitation year and (ii) it is paid or treated as paid to the Employee prior to the Employee’s severance from employment (for purposes of this Section as defined in Treas. Reg. Section 1.415(a)-1(f)(5)) with the Company). 415 Compensation shall not include severance pay or other payments made on account of dismissal or termination, regardless of when such payments are made. 415 Compensation shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s severance from employment, but amounts described in subsections (a), (b) and (c) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2½ months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance from employment that is not described in the following types of compensation is not considered 415 Compensation, even if payment is made within the time period specified above.

(a)	Regular pay. 415 Compensation shall include regular pay after severance from employment if:

(i)	The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)	The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company.

(b)	Leave cashouts. Leave cashouts shall be included in 415 Compensation, if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(c)	Deferred compensation. 415 Compensation will include deferred compensation if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includible in the Participant’s gross income.

Notwithstanding the foregoing, 415 Compensation for a Limitation Year shall be reduced to the extent necessary so that it does not exceed the limitation under Code Section 401(a)(17) that applies to that year. Any mandatory provisions of Treas. Reg. Section 1.415(c)-2 that are not set forth in this Section are incorporated by reference.

2.34	Highly Compensated Employee. “Highly Compensated Employee” means:

(a)	An Employee who performed services for the Company during the Plan Year or preceding Plan Year and is a member of one or more of the following groups:

(i)	Employees who at any time during the Plan Year or preceding Plan Year were Five Percent Owners (as defined in Section 14.2).

(ii)	Employees who received Compensation during the preceding Plan Year from the Company in excess of $120,000 (as adjusted in such manner as permitted under Code Section 414(q)(1)).

(b)	For the purpose of this Section, the term “Compensation” means 415 Compensation as defined in Code Section 415(c)(3), as set forth in Section 2.33.

(c)	The term “Highly Compensated Employee” includes a Former Highly Compensated Employee. A Former Highly Compensated Employee is any Employee who was (i) a Highly Compensated Employee when he or she terminated employment with the Company or (ii) a Highly Compensated Employee at any time after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 shall be treated as a Former Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee’s 55th birthday), the Employee either received Compensation in excess of $50,000 or was a Five Percent Owner.

(d)	For the purpose of this Section, the term “Company” means the Sponsor and any Affiliated Company.

(e)	The determination of who is a Highly Compensated Employee, including the determination of the Compensation that is considered, shall be made in accordance with Code Section 414(q) and applicable regulations to the extent permitted thereunder. The Employee Benefits Committee, for administrative convenience, may establish rules and procedures for purposes of identifying Highly Compensated Employees, which rules and procedures may result in an Eligible Employee being deemed to be a Highly Compensated Employee for purposes of the limitations of Article IV and Article VI, whether or not such Eligible Employee is a Highly Compensated Employee described in Code Section 414(q).

2.35	Hour of Service. “Hour of Service” means an hour for which an Employee is paid or entitled to payment for the performance of duties for the Sponsor and any Affiliated Company.

2.36	Initial Automatic Contribution Percentage. “Initial Automatic Contribution Percentage” means 50% of the maximum percentage of Compensation that may be Matched Deposits pursuant to Section 2.41.

2.37	Investment Committee. “Investment Committee” means the Allergan Investment Committee, whose members are appointed by the Benefits Oversight Committee.

2.38	Investment Manager. “Investment Manager” means the one or more Investment Managers, if any, that are appointed pursuant to Section 5.17 and who constitute investment managers under Section 3(38) of ERISA.

2.39	Leased Employee. “Leased Employee” means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one (1) year, and such services are performed under the primary direction or control by recipient employer. Contributions or benefits provided to a Leased Employee by a leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient if Leased Employees do not constitute more than 20 percent of the recipient’s nonhighly compensated workforce and such Leased Employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least ten (10%) percent of 415 Compensation; (ii) immediate participation; and (iii) full and immediate vesting.

2.40	Leave of Absence.

(a)	“Leave of Absence” means any personal leave from active employment (whether with or without pay) duly authorized by the Company under the Company’s standard personnel practices. All persons under similar circumstances shall be treated alike in the granting of such Leaves of Absence. Leaves of Absence may be granted by the Company for reasons of health (including temporary sickness or short term disability) or public service or for any other reason determined by the Company to be in its best interests.

(b)	In addition to Leaves of Absence as defined in paragraph (a) above, the term Leave of Absence shall also mean a Parental Leave, as defined herein, but only to the extent and for the purposes required under paragraph (c) below. As used herein, “Parental Leave” means an absence from work for any period (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption or fostering of the child by the Employee, or (iv) for purposes of caring for the child for a period beginning immediately following the birth or placement referred to in clauses (ii) or (iii) above.

(c)	Subject to the provisions of paragraph (d) below, a Parental Leave described in paragraph (b) above shall be deemed to constitute an authorized Leave of Absence for purposes of the Plan only to the extent consistent with the following rules:

(i)	For purposes of determining whether a Break in Service has occurred, the Severance Date of a Participant who is absent by reason of a Parental Leave shall not be deemed to occur any earlier than the second anniversary of the date upon which such Parental Leave commences.

(ii)	Notwithstanding the foregoing, the period beginning with the first anniversary of the commencement of the Parental Leave and ending with the day before the second anniversary of the commencement of the Parental Leave shall not be included as Credited Service.

(iii)	A Parental Leave shall not be treated as a Leave of Absence unless the Employee provides such timely information as the Employee Benefits Committee may reasonably require to establish that the absence is for the reasons listed in paragraph (b) above and to determine the number of days for which there was such an absence.

(d)	Notwithstanding the limitations provided in paragraph (c) above, a Parental Leave described in paragraph (b) above shall be treated as an authorized Leave of Absence, as described in paragraph (a), for all purposes of the Plan to the extent the period of absence is one authorized as a Leave of Absence under the Company’s standard personnel practices and thus is covered by the provisions of paragraph (a) above without reference to the provisions of paragraph (b) above, provided, however, that the special rule provided under this paragraph (d) shall not apply if it would result in a Participant who is absent on a Parental Leave being deemed to have incurred a Break in Service sooner than under the rules set forth in paragraph (c).

2.41	Matched Deposits. “Matched Deposits” of a Participant means, effective as of January 1, 2016, his or her Participant Deposits (whether Elective Deferrals, including “catch up” Elective Deferrals described in Section 4.2(d) or After Tax Deposits, but excluding Rollover Contributions) not in excess of eight percent (8%) of Compensation. Matched Deposits shall participate in allocations of Matching Contributions and Matching Contribution Forfeitures. The Matched Deposits of Participants (expressed as a percentage of Participants’ Compensation as set forth above) may be changed at any time and from time to time by action of the delegate of the Board of Directors, provided that such change is within the scope of authority of the delegate. In the event that the Matched Deposits are increased retroactively for a Plan Year, an additional amount of Matching Contributions shall be allocated to Participants who were eligible for Matching Contributions for that Plan Year in accordance with the terms of Section 5.3.

2.42	Matching Contributions. “Matching Contributions” means all amounts (whether in cash or other property, including Company Stock) paid by the Company pursuant to Section 5.3 into the Trust Fund established and maintained under the provisions of the Plan for the purpose of providing benefits for Participants and their Beneficiaries.

2.43	Matching Contributions Account. “Matching Contributions Account” means a Participant’s individual account in the Trust Fund in which are held Matching Contributions (including matching contributions transferred to the Plan pursuant to the terms of an Appendix) and the earnings thereon.

2.44	Normal Retirement Age. “Normal Retirement Age” means a Participant’s sixty-fifth (65th) birthday.

2.45	Participant. “Participant” means any Eligible Employee or former Eligible Employee who has commenced participation in the Plan pursuant to Section 3.1 or 3A.1 and who retains rights under the Plan.

2.46	Participant Deposits. “Participant Deposits” means all of a Participant’s deposits to the Plan, including After Tax Deposits, Elective Deferrals, and Rollover Contributions.

2.47	Participating Company. “Participating Company” means any Affiliated Company which has adopted the Plan and become a Participating Company for all or any specified group of its Eligible Employees.

2.48	Performance-Based Bonus Compensation. “Performance-Based Bonus Compensation” means, as of the Effective Date, the portion of Compensation that, as determined by a Participating Company, is paid to an active Participant as performance bonuses, sales rookie bonuses, sales training bonuses, DNA-DCA bonuses, and customer service representative payments, and, for periods on and after January 1, 2018, commissions and similar incentive compensation.

2.49	Period of Severance. “Period of Severance” means the period of time commencing on an Employee’s Severance Date and ending on the Employee’s subsequent Reemployment Commencement Date, if any.

2.50	Plan. “Plan” means the Allergan, Inc. Retirement 401(k) Plan (known as the Allergan, Inc. Savings and Investment Plan prior to January 1, 2018) described herein and as amended from time to time.

2.51	Plan Administrator. “Plan Administrator” means the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be the Employee Benefits Committee whose members are appointed by the Benefits Oversight Committee to administer the Plan.

2.52	Plan Year. “Plan Year” means the calendar year.

2.53	Profit Sharing Contributions. “Profit Sharing Contributions” means all amounts (whether in cash or other property, including Company Stock) paid by the Company pursuant to Section 5.5 into the Trust Fund established and maintained under the provisions of the Plan for the purpose of providing benefits for Participants and their Beneficiaries (including profit sharing contributions transferred to the Plan pursuant to the terms of an Appendix)

2.54	Profit Sharing Contributions Account. “Profit Sharing Contributions Account” means a Participant’s individual account in the Trust Fund in which are held Profit Sharing Contributions (including profit sharing contributions transferred to the Plan pursuant to the terms of an Appendix) and the earnings thereon.

2.55	Reemployment Commencement Date. “Reemployment Commencement Date” means, in the case of an Employee who incurs a Severance and who is subsequently reemployed by the Sponsor or an Affiliated Company, the first day following the Severance on which the Employee is credited with an Hour of Service for the Sponsor or an Affiliated Company with respect to which he or she is compensated or entitled to compensation by the Sponsor or an Affiliated Company. An Employee shall not, for the purpose of determining his or her Reemployment Commencement Date, be deemed to have commenced employment with an Affiliated Company prior to the effective date on which such entity becomes an Affiliated Company unless the Sponsor shall expressly determine otherwise, and except as is expressly provided otherwise in the Plan or in resolutions of the Board of Directors.

2.56	Retirement Account Participant. “Retirement Account Participant” means any Eligible Employee who has met the eligibility requirements of Section 3.2, but, for Plan Years beginning prior to January 1, 2015, excluding any Eligible Employee who is an “Active Participant” in the Allergan, Inc. Pension Plan as such term is defined therein. On or after January 1, 2016, an Eligible Employee who was not a Retirement Account Participant on December 31, 2015 is not eligible to become a Retirement Account Participant.

2.57	Retirement Contributions. “Retirement Contributions” means all amounts (whether in cash or other property, including Company Stock) paid by the Company pursuant to Section 5.4 into the Trust Fund established and maintained under the provisions of the Plan for the purpose of providing benefits for Participants and their Beneficiaries.

2.58	Retirement Contributions Account. “Retirement Contributions Account” means a Participant’s individual account in the Trust Fund in which are held Retirement Contributions and the earnings thereon.

2.59	Rollover Contributions. “Rollover Contributions” means those contributions made by a Participant pursuant to Section 4.8.

2.60	Rollover Contributions Account. “Rollover Contributions Account” means a Participant’s individual account in the Trust Fund in which are held Rollover Contributions made pursuant to Section 4.8.

2.61	Roth Contribution Deposit. “Roth Contribution Deposit” means, effective as of September 1, 2011, elective deferrals that are:

(a)	designated irrevocably by the Participant at the time of the deferral election as Roth Contribution Deposits that are being made in lieu of all or a portion of the Elective Deferrals the Participant is otherwise eligible to make under the Plan;

(b)	treated by the Company as includible in the Participant’s Compensation at the time the Participant would have received that amount in cash if the Participant had not elected to make Roth Contribution Deposits;

(c)	allocated to the Participant’s Roth Contribution Deposit Account and accounted for separately under this Plan; and

(d)	unless specifically stated otherwise, treated as Elective Deferrals for all purposes under the Plan.

Notwithstanding the foregoing, solely for purposes of a Roth In-Plan Conversion under Section 4.8(f) or Roth Contribution Distributions under Section 8.14, a Roth Contribution Deposit shall include converted Elective Deferrals or converted amounts from a Rollover Account.

2.62	Roth Contribution Deposit Account. “Roth Contribution Deposit Account” means, effective as of September 1, 2011, a Participant’s individual account in the Trust Fund in which are held his or her Roth Contribution Deposits and the earnings thereon.

2.63	Roth In-Plan Conversion Account. “Roth In-Plan Conversion Account” means, effective as of September 1, 2011, a Participant’s individual account in the Trust Fund in which are held amounts that are converted to Roth Contributions in accordance with the requirements of Code Section 402A(c)(4), the regulations and rulings promulgated thereunder and Section 4.8(f) of the Plan.

2.64	Severance. “Severance” means the termination of an Employee’s employment with the Sponsor or an Affiliated Company by reason of such Employee’s quit, discharge, Disability, death, retirement, or otherwise. For purposes of determining whether an Employee has incurred a Severance, the following rules shall apply:

(a)	An Employee shall not be deemed to have incurred a Severance (i) because of his or her absence from employment with the Sponsor or an Affiliated Company by reason of any paid vacation or holiday period, or (ii) by reason of any Leave of Absence, subject to the provisions of paragraph (b) below.

(b)	For purposes of the Plan, an Employee shall be deemed to have incurred a Severance on the earlier of (i) the date on which he or she dies, resigns, is discharged, or otherwise terminates his or her employment with the Sponsor or an Affiliated Company; or (ii) the date on which he or she is scheduled to return to work after the expiration of an approved Leave of Absence, if he or she does not in fact return to work on the scheduled expiration date of such Leave of Absence. In no event shall an Employee’s Severance be deemed to have occurred before the last day on which such Employee performs any services for the Sponsor or an Affiliated Company in the capacity of an Employee with respect to which he or she is compensated or entitled to compensation by the Sponsor or an Affiliated Company.

(c)	For purposes of the ESOP component of the Plan, an Employee shall be deemed to have incurred a Severance on the earlier of (i) the date on which he or she dies, resigns, is discharged, or otherwise terminates his or her employment with the Sponsor or an Affiliated Company; or (ii) the date on which he or she is scheduled to return to work after the expiration of an approved Leave of Absence, if he or she does not in fact return to work on the scheduled expiration date of such Leave; or (iii) in the case of a Leave of Absence for longer than one year, the first anniversary of the commencement of such Leave of Absence, provided such Employee does not actually return to work on or before said first anniversary date. In no event shall an Employee’s Severance be deemed to have occurred before the last day on which such Employee performs any services for the Sponsor or an Affiliated Company in the capacity of an Employee with respect to which he or she is compensated or entitled to compensation by the Sponsor or an Affiliated Company.

(d)	Notwithstanding the foregoing, in the case of a Participant who is absent by reason of a Parental Leave, the provisions of Section 2.40(c)-(d) shall apply for purposes of determining whether such a Participant has incurred a Break in Service by reason of such Leave.

2.65	Severance Date. “Severance Date” means, in the case of any Employee who incurs a Severance, the day on which such Employee is deemed to have incurred said Severance as determined in accordance with the provisions of Section 2.64, provided, however, that the special rules set forth under Section 2.40(c)-(d) shall apply with respect to determining whether a Participant on a Parental Leave has incurred a Break in Service. In the case of any Employee who incurs a Severance as provided under Section 2.64 and who is entitled to a subsequent payment of compensation for reasons other than future services (e.g., as back pay for past services rendered or as payments in the nature of severance pay), the Severance Date of such Employee shall be as of the effective date of the Severance event (e.g., the date of his or her death, effective date of a resignation or discharge, etc.), and the subsequent payment of the aforementioned type of post-Severance compensation shall not operate to postpone the timing of the Severance Date for purposes of the Plan.

2.66	Sponsor. “Sponsor” means Allergan, Inc., a Delaware corporation classified as a “C” corporation for tax purposes, and any successor corporation or entity.

2.67	Spouse. “Spouse” means the individual to whom the Participant is legally married and shall include same sex spouses in a legal relationship denominated as a marriage and validly entered into in a state, the District of Columbia, U.S. Territory or Commonwealth or any sovereign foreign jurisdiction, without regard to the domicile of the individual or the Participant.

2.68	Trust. “Trust” or “Trust Fund” means the trust maintained pursuant to the Trust Agreement and as described in Section 2.69 hereof, which shall hold all cash and securities and all other assets of whatsoever nature deposited with or acquired by the Trustee in its capacity as Trustee hereunder, together with accumulated net earnings.

2.69	Trust Agreement. “Trust Agreement” means the agreement between the Trustee and the Sponsor pursuant to which the Trust is maintained.

2.70	Trustee. “Trustee” means the individual or entity acting as a trustee of the Trust Fund.

2.71	Valuation Date. “Valuation Date” means the date as of which the Trustee shall determine the value of the assets in the Trust Fund for purposes of determining the value of each Account, which shall be each business day in accordance with rules applied in a consistent and uniform basis. For purposes of the ESOP component of the Plan, “Valuation Date” shall mean the last day of each Plan Year and any other date which the Employee Benefits Committee may designate from time to time.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1	General Eligibility and Participation. An Eligible Employee shall participate in the Plan on the later of: (i) his or her Employment Commencement Date or (ii) the date he or she becomes an Eligible Employee. A Participant who incurs a Severance shall again become an active Participant in the Plan immediately upon his or her Reemployment Commencement Date so long as he or she is reemployed as an Eligible Employee.

3.2	Eligibility for Retirement Contributions. For Plan Years beginning prior to January 1, 2016, an Eligible Employee shall be eligible to receive allocations of Retirement Contributions as provided in Section 5.4 only if he or she is a Retirement Account Participant as described below:

(a)	An Eligible Employee shall become a Retirement Account Participant on the date that immediately follows the later of:

(i)	The date such Eligible Employee performs an Hour of Service as an Eligible Employee;

(ii)	The date such Eligible Employee completes six (6) months of Credited Service with the Sponsor or an Affiliated Company as an Employee; or

(iii)	For Plan Years beginning prior to January 1, 2015, the date such Eligible Employee ceases to be an “Active Participant” in the Allergan, Inc. Pension Plan as such term is defined therein.

(b)	A Participant who becomes a Retirement Account Participant shall remain an active Retirement Account Participant until he or she: (i) incurs a Severance, (ii) transfers employment to an Affiliated Company that has not adopted the Plan pursuant to Section 10.2, or (iii) is no longer an Eligible Employee even though he or she remains an Employee of the Company, at which time such Retirement Account Participant shall become an inactive Retirement Account Participant and shall no longer be eligible to receive allocations of Retirement Contributions as provided in Section 5.4.

(c)	A Retirement Account Participant or an Employee who is not a Retirement Account Participant but who has completed the service requirement specified in paragraph (a)(i) above shall, if he or she incurs a Severance and is subsequently reemployed as an Eligible Employee, become a Retirement Account Participant immediately upon his or her Reemployment Commencement Date. A Retirement Account Participant who becomes an inactive Retirement Account Participant shall become a Retirement Account Participant upon the date he or she resumes Eligible Employee status. An Employee who has not completed the service requirement specified in paragraph (a)(i) above shall, if he or she incurs a Severance and is subsequently reemployed, become a Retirement Account Participant on the date determined under paragraph (a) above.

(d)	Notwithstanding anything in the Plan to the contrary, for Plan Years beginning January 1, 2016, no Eligible Employee shall be eligible to receive an allocation of Retirement Contributions even if a Retirement Account Participant because no Retirement Contribution shall be made.

3.3	Duration of Participation. An Eligible Employee who becomes a Participant shall remain an active Participant until he or she incurs a Severance, at which time he or she shall become an inactive Participant until he or she receives a distribution of the entire vested portion of his or her Accounts. Once such a distribution is made, such Participant shall no longer be considered a Participant in the Plan. A Participant who (i) transfers out of employment with the Company but who remains an Employee of an Affiliated Company that has not adopted the Plan pursuant to Section 10.2, or (ii) remains an Employee of the Company but is no longer an Eligible Employee, shall become an inactive Participant.

3.4	Eligibility and Participation After Normal Retirement Age. An Eligible Employee may become, or continue as, a Participant or a Retirement Account Participant after reaching his or her Normal Retirement Age in the same manner as an Eligible Employee who has not reached his or her Normal Retirement Age.

ARTICLE III-A
ELIGIBILITY AND PARTICIPATION IN ESOP

3A.1	Participation. Each Employee or former Employee who was a Participant in the ESOP as of December 31, 2002 shall continue as a Participant in the ESOP. Any other Employee shall not be eligible to participate in the ESOP.

3A.2	Duration of Participation. A Participant in the ESOP shall remain an active Participant in the ESOP until he or she incurs a Severance, at which time he or she shall become an inactive Participant in the ESOP until he or she receives a distribution of the entire vested portion of his or her ESOP Account. Once such a distribution is made, such Participant shall no longer be considered a Participant in the ESOP. Any Participant in the ESOP who (i) transfers out of employment with the Company but who remains an Employee, of an Affiliated Company that has not adopted the Plan pursuant to Section 10.2, or (ii) remains an Employee of the Company but is no longer an Eligible Employee, shall become an inactive Participant in the ESOP.

3A.3	Participation After Reemployment. A Participant in the ESOP who incurs a Severance after he or she is fully vested in his or her ESOP Account and who is subsequently reemployed prior to receiving a distribution of his or her entire ESOP Account shall continue as an inactive Participant in the ESOP (but shall not be reinstated as an Eligible Participant in the ESOP as defined in Section 6A.2(d)). A Participant in the ESOP who incurs a Severance before he or she is fully vested in his or her ESOP Account and who is subsequently reemployed shall be reinstated as an inactive Participant in the ESOP (but shall not be reinstated as an Eligible Participant in the ESOP as defined in Section 6A.2(d)) as of his or her Reemployment Commencement Date; provided, that such Participant has a right to reinstatement of his or her forfeited ESOP Account upon his or her Reemployment Commencement Date pursuant to Section 7.3. Any other Participant in the ESOP who incurs a Severance and who is subsequently reemployed, including a Participant in the ESOP who incurs a Severance after he or she is fully vested in his or her ESOP Account and who receives a distribution of his or her entire ESOP Account, shall not be eligible to participate in the ESOP.

3A.4	Participation After Normal Retirement Age. An Eligible Employee may continue as a Participant in the ESOP after reaching his or her Normal Retirement Age in the same manner as an Eligible Employee who has not reached his or her Normal Retirement Age.

ARTICLE IV
PARTICIPANT DEPOSITS

4.1	Election.

(a)	Each Eligible Employee may elect to defer the receipt of a portion of his or her Compensation and to have the deferred amount contributed directly by the Company to the Plan as Elective Deferrals. Elective Deferrals may be made only by means of a payroll deduction. Additionally, effective as of January 1, 2009, unless otherwise restricted by law and pursuant to procedures and restrictions established by the Company, a former Eligible Employee may defer the receipt of a portion of his or her Compensation in accordance with an applicable election made while an Eligible Employee, provided that such Compensation is paid within two and a half months after his or her Severance Date and meets the following criteria:

(i)	The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)	The payment would have been paid to the Participant prior to a Severance if the Participant had continued in employment with the Company.

(b)	Each Eligible Employee may elect to contribute to the Plan a portion of his or her Compensation as After Tax Deposits. After Tax Deposits may be made only by means of payroll deduction.

(c)	(i)	The Employee Benefits Committee shall prescribe procedures to implement automatic enrollment elections, pursuant to which the following Eligible Employees shall be deemed to have elected to defer a percentage of Compensation other than Performance-Based Bonus Compensation equal to the following:

(A)	for an Eligible Employee whose Employment Commencement Date or Reemployment Commencement Date is on or after January 1, 2013 but prior to January 1, 2015, 4% of his or her Compensation other than Performance-Based Bonus Compensation;

(B)	for an Eligible Employee whose Employment Commencement Date or Reemployment Commencement Date is on or after January 1, 2015 but prior to October 3, 2016, 5% of his or her Compensation other than Performance-Based Bonus Compensation; and

(C)	for an Eligible Employee whose Employment Commencement Date or Reemployment Commencement Date is on or after October 3, 2016, an amount equal to the following percentages of his or her Compensation other than Performance-Based Bonus Compensation for the following time periods:

Time Period	Automatic Contribution Percentage
Beginning on the Eligible Employee’s Employment Commencement Date or Reemployment Commencement Date (or if later, the date the Employee becomes an Eligible Employee following his or her Employment Commencement Date or Reemployment Commencement Date), and ending on the first Compensation Payment Date that occurs on the July 1st that is at least six (6) months following the later of (i) the Eligible Employee’s Employment Commencement Date or Reemployment Commencement Date (or if later, the date the Employee becomes an Eligible Employee following his or her Employment Commencement Date or Reemployment Commencement Date), shall be referred to as the “First July 1st Anniversary Date”).	Initial Automatic Contribution Percentage

Beginning on the first day of the payroll period that begins on or immediately after the First July 1st Anniversary Date and ending on the Compensation Payment Date that occurs on or immediately after the July 1st that follows the First July 1st Anniversary Date (for purposes of this Section, the phrase “July 1st that follows the First July 1st Anniversary Date” shall be referred to as the “Second July 1st Anniversary Date”).	Initial Automatic Contribution Percentage plus 1%

Beginning on the first day of the payroll period that begins on or immediately after the Second July 1st Anniversary Date and ending on the Compensation Payment Date that occurs on or immediately after the July 1st that follows the Second July 1st Anniversary Date (for purposes of this Section, the phrase “July 1st that follows the Second July 1st Anniversary Date” shall be referred to as the “Third July 1st Anniversary Date”).	Initial Automatic Contribution Percentage plus 2%

Beginning on the first day of the payroll period that begins on or immediately after the Third July 1st Anniversary Date and ending on the Compensation Payment Date that occurs on or immediately after the July 1st that follows the Third July 1st Anniversary Date (for purposes of this Section, the phrase “July 1st that follows the Third July 1st Anniversary Date” shall be referred to as the “Fourth July 1st Anniversary Date”).	Initial Automatic Contribution Percentage plus 3%

Beginning on the first day of the payroll period that begins on or immediately after the Fourth July 1st Anniversary Date and continuing thereafter.	Initial Automatic Contribution Percentage plus 4%, but not in excess of 8%

(ii)	The Eligible Employee will also be deemed to have such deferred amount contributed directly by the Company to the Plan as Elective Deferrals if such Eligible Employee fails to change or terminate the automatic election for any Plan Year within the time period prescribed by the Employee Benefits Committee (or, in the case of newly hired Eligible Employee, he or she fails to change or terminate the automatic election within 30 days of his or her hire date). Except as otherwise specified in subparagraph (i)(C) above with respect to automatic increases, an automatic election under this paragraph (c) shall be effective as of the first pay period of the Plan Year (or in the case of a newly hired Eligible Employee, the first pay period following the 30-day period beginning on his or her date of hire), and shall remain in effect until superseded by a subsequent election by the Eligible Employee.

(iii)	Notwithstanding any contrary Plan provisions, if an Eligible Employee became a Participant prior to July 1, 2011 pursuant to the Plan’s automatic enrollment provisions and did not subsequently elect to change or terminate his or her deemed deferral of three percent (3%) of his or her Compensation, then he or she shall be deemed to have elected to increase his or her deferral to four percent (4%) of his or her Compensation effective with pay periods beginning on and after June 30, 2011.

(iv)	An Eligible Employee shall receive a written notice of explanation of the automatic election informing the Eligible Employee of the effective date of the automatic election, the automatic deferral percentage, and his or her right to terminate the automatic election or to change the amount of his or her Elective Deferrals made to the Plan as well as the procedures for exercising such rights and the timing for implementing a different election.

(d)	Notwithstanding anything in this Section to the contrary, a Participant who makes a withdrawal of After Tax Deposits (whether Matched Deposits or non-Matched Deposits) pursuant to Section 8.1(a) or a hardship withdrawal pursuant to Section 8.1(e) shall not be permitted to make Elective Deferrals or After Tax Deposits to the Plan during the 6-month period beginning as soon as administratively feasible following the date of the withdrawal. The foregoing sentence shall not apply to the withdrawal of After Tax Deposits if the After Tax Deposits can also be withdrawn under Section 8.1(d).

(e)	The Employee Benefits Committee shall prescribe such procedures, either in writing or in practice, and provide such forms as are necessary or appropriate for each Participant and each Eligible Employee who will become a Participant to make Deposits pursuant to this Article IV subject, however, to the requirement that an election by a Participant shall not be adopted retroactively.

4.2	Amount Subject to Election.

(a)	For periods on and after January 1, 2012 until the last day of the last payroll period commencing prior to October 3, 2016, (or, if later, the end of any applicable blackout period in effect on October 3, 2016), each Participant may elect to contribute a whole percentage of his or her Compensation to the Plan as Elective Deferrals not to exceed sixty-five percent (65%). For payroll periods commencing on or after October 3, 2016 (or, if later, the end of any applicable blackout period in effect on October 3, 2016), each Participant may elect to contribute (i) a whole percentage of his or her Compensation other than Performance-Based Bonus Compensation to the Plan as Elective Deferrals not to exceed seventy-five percent (75%), when aggregated with the After Tax Deposits of his or her Compensation other than Performance-Based Bonus contributed by such Participant pursuant to paragraph (b) below; and/or (ii) a whole percentage of his or her Performance-Based Bonus Compensation to the Plan as Elective Deferrals not to exceed seventy-five percent (75%). Notwithstanding the foregoing except to the extent permitted under the catch-up provisions of paragraph (e) below and Code Section 414(v), no Participant shall be permitted to make Elective Deferrals to the Plan during any taxable year in excess of: (i) $18,000 (or such larger amount as may be determined by the Secretary of the Treasury pursuant to Code Section 402(g), hereinafter referred to as the “Elective Deferral Limit”, (ii) the Actual Deferral Percentage test limitation set forth in Section 4.3, or (iii) the Annual Addition limitation set forth in Section 13.1. For purposes of the Elective Deferral Limit described in preceding clause (i), the Elective Deferrals of a Participant for any taxable year is the sum of all Elective Deferrals under the Plan and all salary reduction amounts under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k) and Code Section 402(h)(1)(B)), an eligible plan under Code Section 457(b) which is maintained by a state or a political subdivision of a state, or any agency or instrumentality of a state or a political subdivision of a state, a trust described in Code Section 501(c)(18) and any salary reduction amount used to purchase an annuity contract under Code Section 403(b) whether or not sponsored by the Company but shall not include any amounts properly distributed as excess annual additions.

(b)	Effective as of January 1, 2012, each Participant may elect to contribute a whole percentage of his or her Compensation to the Plan as After Tax Deposits not to exceed (i) for periods on and after January 1, 2012 until the last day of the last payroll period commencing prior to October 3, 2016 (or, if later, the end of any applicable blackout period in effect on October 3, 2016), sixty-five percent (65%) or (ii) for payroll period commencing on and after October 3, 2016 (or, if later, the end of any applicable blackout period in effect on October 3, 2016), seventy-five percent (75%), when aggregated with the Elective Deferrals contributed by such Participant pursuant to paragraph (a) above. Notwithstanding the foregoing, no Participant shall be permitted to make After Tax Deposits to the Plan during any Plan Year in excess of the Actual Contribution Percentage test limitation set forth in Section 6.11 or the Annual Addition limitation set forth in Section 13.1 and the Employee Benefits Committee may, in its discretion, establish an “After Tax Deposit Limit” for a Plan Year.

(c)	Notwithstanding paragraphs (a) and (b), a Participant’s combined Elective Deferrals and After Tax Deposits shall not exceed a Participant’s Compensation net of his or her salary deductions or reductions (including but not limited to, federal withholding taxes and “FICA” taxes deducted pursuant Code Sections 3102 and 3402, respectively, withholding of state taxes, and amounts contributed by the Company pursuant to a salary reduction agreement which are excludable from an Employee’s gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) and 403(b)) as determined by the payroll records of the Sponsor or an Affiliated Company. A Participant shall not be permitted to make Elective Deferrals or After Tax Deposits from Compensation resulting from restricted stock that vests or other Compensation distributed in the form of Company Stock.

(d)	Each Participant who has attained age 50 before the close of the Plan Year may elect to contribute a percentage of his or her Compensation to the Plan as “catch-up” Elective Deferrals in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up Elective Deferrals shall not be taken into account under paragraph (a) above or Section 13.1 or any other provision of the Plan implementing the contribution limitations of Code Sections 402(g) and 415. Moreover, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of a Participant electing to contribute catch-up Elective Deferrals to the Plan pursuant to this paragraph.

(e)	The Employee Benefits Committee shall prescribe such procedures, either in writing or in practice, as it deems necessary or appropriate regarding the maximum amount that a Participant may elect to defer and the timing of such an election. These procedures shall apply to all individuals eligible to make an election described in Section 4.1. The Employee Benefits Committee may, at any time during a Plan Year, require the suspension, reduction, or recharacterization of Elective Deferrals or the suspension or reduction of After Tax Deposits of any Highly Compensated Employee such that the limitations of this Section 4.2 are satisfied.

4.3	Limitation on Compensation Deferrals. With respect to each Plan Year, Compensation Deferral Contributions by a Participant for the Plan Year shall not exceed the limitation on contributions by or on behalf of Highly Compensated Participants under Code Section 401(k), as provided in this Section. In the event that Compensation Deferral Contributions under the Plan by or on behalf of Highly Compensated Participants exceed the limitations of this Section for any reason, either such excess contributions shall be recharacterized as After Tax Deposits or such excess contributions, adjusted for any income or loss allocable thereto, shall be returned to the Participant, as provided in Section 4.5.

(a)	The Compensation Deferral Contributions by Participants for a Plan Year shall satisfy the Actual Deferral Percentage Test set forth in (i) below, or, to the extent not precluded by applicable regulations, the alternative Actual Deferral Percentage test set forth in (ii) below:

(i)	For Plan Years commencing prior to January 1, 2016:

(A)	The average Actual Deferral Percentage of Highly Compensated Participants for the Plan Year shall not be more than the prior Plan Year’s average Actual Deferral Percentage of Participants who were not Highly Compensated Employees for the prior Plan Year multiplied by 1.25, or

(B)	The average Actual Deferral Percentage of Highly Compensated Participants for the Plan Year shall not be more than the prior Plan Year’s Actual Deferral Percentage of Participants who were not Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the average Actual Deferral Percentage of Highly Compensated Participants does not exceed the average Actual Deferral Percentage of Participants who were not Highly Compensated Employees for the prior Plan Year by more than two (2) percentage points.

(ii)	For Plan Years commencing on or after January 1, 2016:

(A)	The average Actual Deferral Percentage of Highly Compensated Participants for the Plan Year shall not be more than the Plan Year’s average Actual Deferral Percentage of Participants who were not Highly Compensated Employees for the Plan Year multiplied by 1.25, or

(B)	The average Actual Deferral Percentage of Highly Compensated Participants for the Plan Year shall not be more than the Plan Year’s Actual Deferral Percentage of Participants who were not Highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the average Actual Deferral Percentage of Highly Compensated Participants does not exceed the average Actual Deferral Percentage of Participants who were not Highly Compensated Employees for the Plan Year by more than two (2) percentage points.

(b)	Notwithstanding any other provisions of the Plan, for the purposes of the limitations of this Section 4.3 and Section 4.5 only, the following definitions shall apply:

(i)	“Actual Deferral Percentage” means, with respect to the group of Highly Compensated Participants and the group of all other Participants for a Plan Year, the ratios calculated separately and to the nearest one-hundredth of one percent for each Participant in such group, as follows:

(A)	For Plan Years commencing prior to January 1, 2016:

(1)	For a Highly Compensated Participant, the ratio of such Participant’s Compensation Deferral Contributions for the current Plan Year to such Participant’s Compensation for the current Plan Year; provided, however, that the Actual Deferral Percentage of a Highly Compensated Participant with no Compensation Deferral Contributions made on his or her behalf shall be zero.

(2)	For any other Participant, the ratio of such Participant’s Compensation Deferral Contributions for the preceding Plan Year to such Participant’s Compensation for the preceding Plan Year; provided, however, that the Actual Deferral Percentage of a Participant with no Compensation Deferral Contributions made on his or her behalf shall be zero.

(B)	For Plan Years commencing on or after January 1, 2016, the ratio of such Participant’s Compensation Deferral Contributions for the current Plan Year to such Participant’s Compensation for the current Plan Year; provided, however, that the Actual Deferral Percentage of a Participant with no Compensation Deferral Contributions made on his or her behalf shall be zero.

To the extent determined by the Employee Benefits Committee and in accordance with regulations issued by the Secretary of the Treasury, qualified nonelective contributions on behalf of a Participant that satisfy the requirements of Code Section 401(k)(3)(c)(ii) may also be taken into account for the purpose of determining the Actual Deferral Percentage of a Participant.

(ii)	“Highly Compensated Participant” means for any Plan Year any Participant who is a Highly Compensated Employee. A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is not a Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(iii)	“Participant” means any Eligible Employee who satisfied the requirements of Section 3.1 during the Plan Year, whether or not such Eligible Employee has elected to contribute to the Plan for such Plan Year.

(iv)	“Compensation Deferral Contributions” means amounts contributed to the Plan by a Participant as Elective Deferrals pursuant to Section 4.2(a), including excess Elective Deferrals (as defined in Section 4.4(a)) of Highly Compensated Participants but excluding (1) excess Elective Deferrals of all other Participants that arise solely from Elective Deferrals made under the Plan or plans of the Company, (2) Elective Deferrals that are taken into account in the Actual Contribution Percentage test (as defined in Section 6.11) provided that the Actual Deferral Percentage test is satisfied both with and without exclusions of these Elective Deferrals, and (3) any deferrals properly distributed as excess Annual Additions. Compensation Deferral Contributions may include, at the election of the Company, any Company Contributions that meet the requirements for such inclusion under Code Section 401(k)(3)(C).

(v)	“Compensation” means compensation as described below:

(A)	Compensation means compensation determined by the Company in accordance with the requirements of Code Section 414(s) and the regulations thereunder.

(B)	For purposes of this Section 4.3, Compensation may, at the Company’s election, exclude amounts which are excludable from a Participant’s gross income under Code Section 125 (pertaining to cafeteria plans) and Code Section 402(e)(3) (pertaining to 401(k) salary reductions). The Company may change its election provided such change does not discriminate in favor of Highly Compensated Employees.

(C)	Compensation taken into account for any Plan Year shall not exceed $270,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Any cost-of-living adjustments in effect for a calendar year shall apply to the Plan Year beginning with or within such calendar year.

(c)	In the event the Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans which include arrangements under Code Section 401(k), then this Section 4.3 shall be applied by determining the Actual Deferral Percentages of Participants as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(k). Any adjustments to the Actual Deferral Percentage of Participants who are not Highly Compensated Employees for the prior year shall be made in accordance with Notice 98-1 and any superseding guidance. Plans may be aggregated in order to satisfy Code Sections 401(k) only if they have the same Plan Year and use the same Actual Deferral Percentage testing method.

(d)	For the purposes of this Section 4.3, the “Actual Deferral Percentage” for any Highly Compensated Participant who is a Participant under two or more Code Section 401(k) arrangements of the Company shall be determined by taking into account the Highly Compensated Participant’s compensation under each such arrangement and contributions under each such arrangement which qualify for treatment under Code Section 401(k), in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(k). If the arrangements have different Plan Years, this paragraph shall be applied by treating all such arrangements ending with or within the same calendar year as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate plans if mandatorily disaggregated pursuant to regulations under Code Section 401(k).

(e)	For purposes of the Actual Deferral Percentage test, Compensation Deferral Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

(f)	The determination and treatment of Compensation Deferral Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(g)	The Employee Benefits Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Code Section 401(k) and (m) and the regulations thereunder, in accordance with regulations prescribed by the Secretary of the Treasury.

4.4	Provisions for Return of Excess Elective Deferrals.

(a)	In the event that due to error or otherwise, an amount of a Participant’s Compensation in excess of the Elective Deferral Limit (after application of any necessary adjustment) described in Section 4.2(a) is deferred under the Plan in any calendar year pursuant to such Participant’s Compensation deferral agreement (but without regard to amounts deferred under any other plan) the excess Elective Deferrals, if any, together with income allocable to such amount shall be returned to the Participant (after withholding applicable federal, state and local taxes due on such amounts) on or before the first April 15 following the close of the calendar year in which such excess contribution is made. Any Matching Contributions allocated to the Participant’s Matched Deposits pursuant to Section 6.3(a) which are attributable to any excess Elective Deferrals by a Participant shall be forfeited. With respect to deferrals made in excess of the Elective Deferral Limit made in taxable year 2007 and distributed pursuant to this Section, the Plan Administrator must calculate allocable income for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the excess deferral occurred and prior to the distribution); provided that the Plan Administrator will calculate and distribute the gap period allocable income only if the Plan Administrator in accordance with the Plan terms otherwise would allocate the gap period allocable income to the Participant’s Account. With respect to deferrals made in excess of the Elective Deferral Limit made in taxable years after 2007, gap period income may not be distributed.

(b)	The amount of income or loss attributable to any excess Elective Deferrals described in paragraph (a) above shall be equal to the income or loss allocable to the Participant’s Elective Deferrals Account for the Plan Year multiplied by a fraction, the numerator of which is the excess Elective Deferrals as determined under paragraph (a) above, and the denominator of which is the balance of the Participant’s Elective Deferrals Account as of the last day of the Plan Year, without regard to any income or loss allocable to such Account during the Plan Year.

(c)	Any Elective Deferrals in excess of the Elective Deferral Limit (after application of any necessary adjustment) described in Section 4.2(a) which are distributed to a Participant in accordance with this Section, shall to the extent required by regulations issued by the Secretary of the Treasury be treated as Annual Additions under Article XIII for the Plan Year for which the excess Elective Deferrals were made, unless such amounts are distributed no later than the first April 15th following the close of the Participant’s taxable year.

(d)	The Employee Benefits Committee shall not be liable to any Participant (or his or her Beneficiary, if applicable) for any losses caused by a mistake in calculating the amount of any Participant’s excess Elective Deferrals or the income or losses attributable thereto.

4.5	Provision for Recharacterization or Return of Excess Deferrals for Highly Compensated Participants. The provisions of this Section 4.5 shall be applied after implementation of the provisions of Section 4.4.

(a)	The Employee Benefits Committee shall determine in accordance with the procedures set forth in Section 4.3, as soon as is reasonably possible following the close of each Plan Year, the extent (if any) to which deferral treatment under Code Section 401(k) may not be available for Compensation Deferral Contributions on behalf of any Highly Compensated Participants. If, pursuant to these determinations by the Employee Benefits Committee, a Highly Compensated Participant’s Compensation Deferral Contributions are not eligible for tax-deferral treatment then, as determined by the Employee Benefits Committee, either (i) any excess Compensation Deferral Contributions shall be recharacterized as After Tax Deposits in accordance with regulations issued under Code Section 401(k), or (ii) any excess Compensation Deferral Contributions together with any income or loss allocable thereto shall be returned to the Highly Compensated Participant (after withholding applicable federal, state, and local taxes due on such amounts). Such return or recharacterization shall be made within the first two and one-half (2½) months following the close of the Plan Year for which such excess deferrals were made, provided however, that if any excess deferrals and income or loss allocable thereto are, due to error or otherwise, not returned by such date, such amounts as are required to be returned shall be returned not later than the end of the first Plan Year following the Plan Year for which such excess deferrals were made. The Plan Administrator will calculate and distribute income allocable to returned contributions through the end of the Plan Year in which such contributions occurred. The Plan Administrator will not calculate and distribute allocable income for the gap period (i.e., the period after the close of the Plan year in which such contributions occurred and prior to the distribution of such contributions).

(b)	(i)	For purposes of satisfying the Actual Deferral Percentage test of Section 4.3(a), the following procedures shall be used by the Employee Benefits Committee to determine the total amount of excess Compensation Deferral Contributions to be returned to Highly Compensated Participants: The amount of excess Compensation Deferral Contributions attributable to a given Highly Compensated Participant for a Plan Year shall be determined by the Employee Benefits Committee as the amount by which that person’s Compensation Deferral Contributions would have to be reduced for that person’s Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under the Plan. To calculate the highest Actual Deferral Percentage permitted under the Plan, the Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage is reduced by the amount required to cause that person’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage test of Section 4.3(a), only the lesser reduction is used in determining the highest permitted Actual Deferral Percentage. This process will be repeated until the Actual Deferral Percentage test would be satisfied. The total amount of the excess Compensation Deferral Contributions is equal to the sum of these hypothetical reductions for all Highly Compensated Participants.

(ii)	For purposes of satisfying the Actual Deferral Percentage test of Section 4.3(a), the following procedures shall be used by the Employee Benefits Committee to apportion the total amount of excess Compensation Deferral Contributions among Highly Compensated Participants: The Compensation Deferral Contributions of the Highly Compensated Participant who has the highest dollar amount of Compensation Deferral Contributions for such Plan Year is reduced to the extent required to cause such Highly Compensated Participant’s Compensation Deferral Contributions to equal the Compensation Deferral Contributions of the Highly Compensated Participant with the next highest Compensation Deferral Contributions; provided, however, if a lesser amount, when added to the total dollar amount already returned under this paragraph (b), equals the total excess Compensation Deferral Contributions that are required to be returned to enable the Plan to satisfy the Actual Deferral Percentage test, the lesser amount shall be returned. This process will be repeated until all excess Compensation Deferral Contributions have been apportioned and returned, and the Plan satisfies the Actual Deferral Percentage test.

(c)	The amount of income or loss attributable to any excess Compensation Deferral Contributions by a Highly Compensated Participant for a Plan Year shall be equal to the income or loss allocable to the Highly Compensated Participant’s Compensation Deferral Contributions Accounts for the Plan Year multiplied by a fraction, the numerator of which is the excess Compensation Deferral Contributions as determined under Section 4.3, and the denominator of which is the balance of the Highly Compensated Participant’s Compensation Deferral Contributions Accounts as of the last day of the Plan Year, without regard to any income or loss allocable to such Accounts during the Plan Year.

(d)	For the purpose of this Section 4.5, “Compensation Deferral Contribution Accounts” means the Participant’s Elective Deferrals Account and any other accounts of the Participant to which Company Contributions has been allocated where such Company Contributions has been included as Compensation Deferral Contributions pursuant to Section 4.3(b)(iv).

(e)	For purposes of this Section, the amount of Compensation Deferral Contributions by a Participant who is not a Highly Compensated Participant for a Plan Year shall be reduced by any Elective Deferrals which have been distributed to the Participant under Section 4.4, in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(k).

(f)	In the event that the Employee Benefits Committee determines that an amount to be deferred pursuant to the Compensation deferral agreement provided in Section 4.1 would cause Company Contributions under this and any other tax-qualified retirement plan maintained by the Company to exceed the applicable deduction limitations contained in Code Section 404, or to exceed the maximum Annual Addition determined in accordance with Article XIII, the Employee Benefits Committee may treat such amount in accordance with the rules set forth above in Section 4.5(a).

(g)	The Employee Benefits Committee shall not be liable to any Participant (or his or her Beneficiary, if applicable) for any losses caused by a mistake in calculating the amount of any Participant’s excess Compensation Deferral Contributions or the income or losses attributable thereto.

(h)	To the extent required by regulations under Code Sections 401(k) or 415, any excess Compensation Deferral Contributions with respect to a Highly Compensated Participant shall be treated as Annual Additions under Article XIII for the Plan Year for which the excess Compensation Deferral Contributions were made, notwithstanding the distribution of such excess in accordance with the provisions of this Section.

4.6	Termination, Change in Rate, or Resumption of Elective Deferrals or After Tax Deposits.

(a)	A Participant may, at any time, terminate, change the rate, or resume Elective Deferrals or After Tax Deposits in 1% increments.

(b)	Effective as of January 1, 2009, the right of a Participant to make Elective Deferrals or After Tax Deposits shall cease during any period of Severance, except as provided under Section 4.1(a).

(c)	Any termination, change in rate or resumption of Elective Deferrals or After Tax Deposits made by a Participant pursuant to paragraph (a) above shall be effective as of the following pay period or, if later, as soon as administratively feasible.

4.7	Character of Deposits. Elective Deferrals shall be treated as Company Contributions for purposes of Code Sections 401(k) and 414(h). After Tax Deposits shall not constitute “qualified voluntary employee contributions” under Code Section 219 (relating to the deductibility of those amounts).

4.8	Rollover Contributions.

(a)	Pursuant to such procedures as the Employee Benefits Committee may prescribe (either in writing or practice), an Eligible Employee may make a Direct Rollover Contribution, a Participant Rollover Contribution, or an IRA Rollover Contribution to the Plan.

(b)	A “Direct Rollover Contribution” means a contribution by an Eligible Employee which is a direct rollover of an Eligible Rollover Distribution from:

(i)	A qualified plan described in Code Section 401(a) or 403(a) including any portion attributable to after-tax employee contributions; provided, that such portion can be accounted for separately, including separately accounting for the portion which is includible in gross income and the portion of which is not so includible;

(ii)	An annuity contract described in Code Section 403(b) including, on or after January 1, 2007, any portion attributable to after-tax employee contributions; provided, that such portion can be accounted for separately, including separately accounting for the portion which is includible in gross income and the portion of which is not so includible; or

(iii)	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; provided, that such Direct Rollover Contribution can be accounted for separately.

(c)	A “Participant Rollover Contribution” means a contribution by an Eligible Employee which is an Eligible Rollover Distribution (excluding any portion attributable to after-tax employee contributions) received by the Trustee not later than 60 days after such distribution was received by the Eligible Employee; provided, such Eligible Rollover Distribution is from:

(i)	A qualified plan described in Code Section 401(a) or 403(a);

(ii)	An annuity contract described in Code Section 403(b); or

(iii)	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

The 60-day rollover requirement shall not apply if the Participant substantiates that the 60-day rollover requirement has been waived by the Secretary of the Treasury.

(d)	An “IRA Rollover Contribution” means a contribution by an Eligible Employee which is a distribution (excluding any portion attributable to after-tax employee contributions) from an individual retirement account or annuity described in Code Section 408(a) or 408(b) received by the Trustee not later than 60 days after such distribution was received by the Eligible Employee or received by the Plan through a direct trustee-to-trustee transfer from such individual retirement arrangement or annuity. The 60-day rollover requirement shall not apply if the Participant substantiates that the 60-day rollover requirement has been waived by the Secretary of the Treasury.

(e)	An Eligible Employee’s Rollover Contributions made pursuant the rules of this Section 4.8 shall be held in a separate Rollover Contributions Account for the Eligible Employee. A Rollover Contributions Account shall not share in any allocations of Company Contributions or Forfeitures under Section 6.3.

(f)	Notwithstanding the foregoing, effective as of September 1, 2011, the Employee Benefits Committee may authorize the Trustee to accept amounts converted to Roth Contribution Deposits, in accordance with the requirements set forth in this Section 4.8(f) as follows:

(i)	Subject to the requirements of this Section 4.8(f) and Code Section 402A(c)(4) and the regulations and rulings promulgated thereunder, Participants are hereby permitted to convert all or a portion of the vested portion of their Account to Roth Contribution Deposits as set forth in (A) and (B) below (a “Roth In-Plan Conversion”). Converted amounts shall be held in a Participant’s Roth In-Plan Conversion Account.

(A)	Any Participant who is actively employed by the Sponsor or any Affiliated Company may elect to convert all or a portion of the Participant’s Rollover Contributions Account to Roth Contribution Deposits at any time in accordance with Section 8.14(c) of the Plan.

(B)	A Participant who has attained age 59½ and who is actively employed by the Sponsor or any Affiliated Company may elect to convert to Roth Contribution Deposits all or a portion of the Participant’s vested Account that would be eligible to be withdrawn in accordance with Section 8.14(b) of the Plan following such conversion.

(ii)	Effective January 1, 2013, a Participant may to elect to convert all or a portion of the Participant’s Account, regardless of whether the amount is otherwise distributable under the terms of the Plan. Such transfer shall be treated as a distribution under subsection (i), above.

ARTICLE V
TRUST FUND AND COMPANY CONTRIBUTIONS

5.1	General. All contributions made under the Plan and investments made and property of any kind or character acquired with any such funds or otherwise contributed, and all income, profits, and proceeds derived therefrom, shall be held in Trust and shall be held and administered by the Trustee in accordance with the provisions of the Plan and Trust Agreement.

5.2	Single Trust. Assets of the Trust shall be held in a separate fund which shall consist of the Trust Fund. Individual Participant interests in the Trust Fund shall be reflected in the Accounts maintained for the Participants. Notwithstanding the foregoing, the Trust Fund shall be treated as a single trust for purposes of investment and administration, and nothing contained herein shall require a physical segregation of assets for any fund or for any Account maintained under the Plan.

5.3	Matching Contributions. Subject to the limitations of Article XIII, the suspension provisions of Section 8.1 and to the extent that the Company has current or accumulated profits, the Company shall make Matching Contributions to the Plan on behalf of Participants in accordance with the following rules:

(a)	For Plan Years commencing prior to January 1, 2015, the following rules shall apply:

(i)	Effective as of the pay period beginning January 31, 2009, the Company shall contribute and allocate Matching Contributions on a pay period basis which, when added to Matching Contribution Forfeitures available after application of Section 6.3 is equal to one hundred percent (100%) of each Participant’s Matched Deposits for the pay period. The Board of Directors (or its delegate, provided that such change is within the scope of authority of the delegate) may authorize and direct that Matching Contributions (expressed as a percentage of Participants’ Matched Deposits as set forth above) be changed from time to time from a minimum of zero percent (0%) to a maximum of 100%. In addition, the Board of Directors (or its delegate, provided that such change is within the scope of authority of the delegate) may authorize and direct that Matching Contributions (expressed as a percentage of Participants’ Compensation) be changed from time to time from a minimum of zero percent (0%) to such maximum percentage that when expressed as a percentage of Participants’ Compensation does not exceed four percent (4%) of Participants’ Compensation, in aggregate, for any Plan Year.

(ii)	The Company shall contribute on behalf of each Eligible Participant, additional Matching Contributions which, when added to Matching Contribution Forfeitures available after application of Section 6.3 is equal to the difference, if any, between the amount of each Eligible Participant’s Matching Contributions determined under subparagraph (a)(i) and the amount of such Eligible Participant’s Matching Contributions if subparagraph (a)(i) was applied on a Plan Year basis instead of a pay period basis. For the purpose of this subparagraph (a)(ii), the term “Eligible Participant” shall include only those Participants who are Eligible Employees on the first and last business day of the Plan Year and who did not incur a Severance during the Plan Year. The additional Matching Contributions contributed on behalf of Eligible Participants shall be allocated to the Matching Contributions Account of such Eligible Participants as of the last day of each Plan Year and shall be paid to the Trust at such times as determined by the Sponsor.

(b)	For Plan Years beginning on or after January 1, 2015, the Company shall contribute and allocate basic Matching Contributions on a Plan Year basis which, when added to Matching Contribution Forfeitures available after application of Section 6.3 is equal to one hundred percent (100%) of each Participant’s Matched Deposits for the Plan Year. The Board of Directors (or its delegate, provided that such change is within the scope of authority of the delegate) may authorize and direct that basic Matching Contributions (expressed as a percentage of Participants’ Matched Deposits as set forth above) be changed from time to time from a minimum of zero percent (0%) to a maximum of 100%. In addition, effective for Plan Years beginning on or after January 1, 2016, the Board of Directors (or its delegate, provided that such change is within the scope of authority of the delegate) may authorize and direct that basic Matching Contributions (expressed as a percentage of Participants’ Compensation) be changed from time to time from a minimum of zero percent (0%) to such maximum percentage that when expressed as a percentage of Participants’ Compensation does not exceed eight percent (8%) of Participants’ Compensation, in aggregate, for any Plan Year. In order to be eligible to receive a basic Matching Contribution for a Plan Year, the Participant must be employed on the last business day of the Plan Year or have had a Severance during the Plan Year:

(i)	by reason of the Participant’s Disability or death;

(ii)	that is a “Termination Due to a Change of Control,” a “Termination Due to Workforce Restructuring,” or an “Involuntary Termination without Cause,” within the meaning of the Allergan, Inc. Severance Pay Plan and Summary Plan Description (the “Severance Plan”) but excluding a discharge from employment with the Company for unsatisfactory performance that is determined at the sole discretion of the Company to be considered an “Involuntary Termination without Cause” under the Severance Plan; or

(iii)	(A)	for the Plan Year beginning on January 1, 2015, on or after the Participant has reached age 55; or

(B)	For Plan Years beginning on or after January 1, 2016, on or after the Participant has either (1) reached age 55 and completed 10 years of Credited Service, or (2) completed 30 years of Credited Service.

The basic Matching Contributions contributed on behalf of Participants who satisfy these requirements shall be allocated to the Matching Contributions Account of such Participants as of the last day of each Plan Year and shall be paid to the Trust at such times as determined by the Sponsor.

(c)	For Plan Years commencing on and after January 1, 2016, the Company shall contribute and allocate an additional Matching Contribution on a Plan Year basis to a Participant eligible for a basic Matching Contribution under paragraph (b) above for that Plan Year that is contingent on Allergan plc (a Dublin, Ireland corporation, and any successor corporation or entity thereto) achieving certain performance goals. The amount of such additional Matching Contribution shall be equal to 100% of the Participant’s Matched Deposits for the Plan Year up to a percentage of his or her Compensation for that Plan Year, as follows:

% of Additional
Bonus Pool Funding % of Target	Matching Contribution

at least 105 % but less than 110%	1% (of Compensation)

at least 110% but less than 115%	2% (of Compensation)

at least 115% but less than 120%	3% (of Compensation)

120% or more	4% (of Compensation)

The additional Matching Contributions contributed on behalf of Participants who satisfy these requirements shall be allocated to the Matching Contributions Account of such Participants as of the last day of each Plan Year and shall be paid to the Trust at such times as determined by the Sponsor.

(d)	The Company shall contribute amounts sufficient to satisfy the Matching Contributions reinstatement requirements of Section 8.7 to the extent Matching Contribution Forfeitures are insufficient to satisfy the reinstatement requirement of Section 8.7 if so directed and at such times as may be determined by the Employee Benefits Committee.

5.4	Retirement Contributions. Subject to the limitations of Article XIII and to the extent that the Company has current or accumulated profits, the Company shall make Retirement Contributions to the Plan on behalf of Retirement Account Participants in accordance with the following rules:

(a)	The Company shall contribute and allocate Retirement Contributions on a Plan Year basis for each Retirement Account Participant who is employed by the Company or an Affiliated Company on the last day of such Plan Year or who incurred a Severance during the Plan Year by reason of Disability, death, or Severance on or after age 55; the amount of which, when added to Retirement Contribution Forfeitures available after the application of Section 6.3, shall be equal to five percent (5%) of the Retirement Account Participant’s Compensation (as adjusted pursuant to paragraph (c) below) for such Plan Year. A Retirement Account Participant’s Compensation received while such Retirement Account Participant is an inactive Participant as defined in Section 3.2(b) or, for Plan Years commencing prior to January 1, 2015, an “Active Participant” in the Allergan, Inc. Pension Plan as such term is defined therein, or while he or she is not an Eligible Employee shall not be taken into account in determining such Participant’s Retirement Contribution.

(b)	Retirement Contributions contributed on behalf of Retirement Account Participants shall be allocated to the Retirement Contributions Account of such Retirement Account Participants as of the last day of each Plan Year and shall be paid to the Trust at such times as determined by the Sponsor.

(c)	The Company shall contribute amounts sufficient to satisfy the Retirement Contributions reinstatement requirements of Section 8.7 to the extent Retirement Contribution Forfeitures are insufficient to satisfy the reinstatement requirement of Section 8.7 if so directed and at such times as may be determined by the Employee Benefits Committee.

(d)	Notwithstanding anything to the contrary in this Section 5.4, the Company (i) shall contribute and allocate a supplemental Retirement Contribution for the 2008 Plan Year for each Retirement Account Participant who (A) received a contribution pursuant to paragraph (a) above for the 2008 Plan Year and (B) was not a Highly Compensated Employee during the 2008 Plan Year; and (ii) may, in its discretion (which discretion may be exercised by the Global Investments & Benefits Investment Committee (the “GIBS”), subject to the limitations set forth in the GIBS charter adopted effective as of September 8, 2008), contribute and allocate a supplemental Retirement Contribution for each Plan Year commencing with the 2009 Plan Year for each Retirement Account Participant who (A) received a contribution pursuant to paragraph (a) above for the applicable Plan Year and (B) was not a Highly Compensated Employee during such Plan Year. Any supplemental contributions made pursuant to this paragraph (d) shall be equal to the minimum amount necessary to satisfy the requirements set forth in Treasury regulation section 1.401(a)(4)-8(b)(1)(vi).

(e)	The Company shall no longer contribute Retirement Contributions on account of Plan Years beginning on or after January 1, 2016.

5.5	Profit Sharing Contributions.

(a)	For each Plan Year beginning on or after January 1, 2016, the Sponsor shall determine whether the Participating Companies shall make a Profit Sharing Contribution for a Plan Year (or any portion thereof) and the amount of that Profit Sharing Contribution. The Sponsor shall determine the amount that each Participating Company shall contribute. In the event that the Sponsor takes no action in determining a Profit Sharing Contribution for a Plan Year, the Profit Sharing Contribution will be deemed to be $0. Any such contributions, together with other contributions made under the Plan for the Plan Year, shall not exceed the amount currently deductible under Code Section 404(a) (applied without regard to Code Section 404(a)(5) relating to nonqualified plans).

(b)	Any Profit Sharing Contribution for the Plan Year shall be credited as of the last day of the Plan Year for which it is contributed (even though receipt of the Profit Sharing Contribution by the Trust Fund will likely take place after the close of the Plan Year) among the Profit sharing Accounts of all Active Participants. Such contributions, however, shall not be eligible to share in investment results until received by the Trust Fund and entered into the recordkeeping system on the Active Participant’s behalf. The allocation shall be in the ratio that each Eligible Employee’s Section 415 Compensation received while a Participant from that Participating Company during the Plan Year bears to the total Section 415 Compensation during such Plan Year received by all Active Participants of the Participating Company who are eligible under paragraph (c) below to receive an allocation for that Plan Year. In determining a Participant’s allocation, a Participant’s Section 415 Compensation will not exceed the limitation imposed by Code Section 401(a)(17).

(c)	In order to be eligible to receive a Profit Sharing Contribution for a Plan Year, the Participant must:

(i)	Be employed on the last day of the Plan Year or have a Severance during the Plan Year:

(A)	By reason of the Participant’s Disability or death;

(B)	that is an “involuntary termination without Cause” within the meaning of the Allergan, Inc. Amended and Restated Severance Plan and Summary Plan Description (the “Severance Plan”) or a “Qualifying Termination” within the meaning of the “Qualifying First Amendment” to the Severance Plan; or

(C)	(1)	for the Plan Year beginning on January 1, 2015, on or after the date the Participant has reached age 55; or

	(2)	For Plan Years beginning on or after January 1, 2016, on or after the Participant has either (a) reached age 55 and completed 10 years of Credited Service, or (b) completed 30 years of Credited Service.

(d)	Notwithstanding Section 5.5(b), a Profit Sharing Contribution may be made for a Plan Year that is allocable solely to Participants who are not Highly Compensated Employees or a specified group of Participants who are not Highly Compensated Employees. No Highly Compensated Employee shall be eligible for a Profit Sharing Contribution pursuant to this Section 5.5(d). All Profit Sharing Contributions pursuant to this Section 5.5(d) must satisfy the following requirements:

(i)	Before a Profit Sharing Contribution, pursuant to this Section 5.5(d), is made to the Trust Fund, the Sponsor shall document, in writing, the specific identity of each Participant who is not a Highly Compensated Employee who will receive a Profit Sharing Contribution (e.g., by Social Security number and name) and the specific amount allocated to each Participant who is not a Highly Compensated Employee. Such documented list shall be hereby incorporated by reference into this Plan.

(ii)	The amounts specified in the list referred to in Section 5.5(d)(i) shall be allocated only as to the extent permitted under applicable provisions of Article XIII.

(iii)	The Profit Sharing Contributions pursuant to this Section 5.5(d) shall not be eligible to share in investment results until received by the Trust Fund and entered into the recordkeeping system on the Participant’s behalf.

5.6	Form of Company Contributions. Company Contributions to the Trust Fund shall be paid in cash, property, or Company Stock as the Sponsor may from time to time determine.

5.7	Investment of Trust Assets.

(a)	Except as otherwise provided in this Section 5.7, the manner in which assets of the Trust will be invested shall be chosen by the Investment Committee at its discretion, although the Investment Committee may delegate the management to one or more Investment Managers appointed pursuant to Section 5.17. Except as otherwise provided in Section 5.7(c), the Company Stock Fund shall be invested exclusively in Company Stock; provided, however, that the Investment Committee may cause the Company Stock Fund to hold such amounts in cash or cash equivalents, as may be necessary to service and facilitate transactions in Company Stock by the Company Stock Fund or to pay administrative expenses of the Company Stock Fund. Matching Contributions shall be invested in Company Stock, except to the extent invested pursuant to Section 5.7(e). .

(b)	In addition to the Company Stock Fund, the Investment Committee may establish other separate investment funds under the Plan, with each fund representing an investment alternative available to Participants for the investment of their Accounts as provided in Section 5.7(c) and (d) below. Each Participant shall have a subaccount under the Plan corresponding to the Participant’s interest which is allocated to each investment fund. Each such subaccount may be valued separately. The Investment Committee may, at its discretion, establish alternative investment funds or eliminate any previously established funds, including but not limited to, the following types of investment funds:

(i)	The Interest Income Fund investing in group annuity contracts with major insurance companies.

(ii)	The Balanced Fund investing in common stocks, bonds, government securities and similar types of investments.

(iii)	The Equity Fund investing in a mutual fund which may invest in equity securities, bonds, preferred stocks, and interest-bearing cash investments.

The Investment Committee shall have no authority or discretion, however, to terminate the Company Stock Fund, close the Company Stock Fund to transfers into the Company Stock Fund, or to modify the purpose of the Company Stock Fund.

(c)	The Company Stock Fund may only be removed as an investment fund under the Plan in the following circumstances:

(i)	The Company, by action of an officer, in its settlor capacity, removes the Company Stock Fund as an investment fund under the Plan; or

(ii)	A third-party fiduciary, if one is appointed pursuant to paragraph (l) below, removes the Company Stock Fund as an Investment Fund under the Plan

(d)	A Participant may elect the investment fund to which his or her Participant Deposits or Retirement Contributions are invested under the Plan or may change such elections at any time; provided, however, that any allocations among the investment funds shall be made in 1% increments. Any change in investment funds shall be effective as soon as administratively feasible. Any investment elections shall be limited to the investment funds currently offered and currently available to Participants as determined by the Investment Committee pursuant to paragraphs (a) and (b) above. A Participant shall effect an investment election by properly completing and submitting the form authorized by the Investment Committee for this purpose.

(e)	A Participant may elect at any time to transfer amounts accumulated in his or her Accounts among any of the investment funds currently offered and currently available to Participants as determined by the Investment Committee pursuant to paragraphs (a) and (b) above; provided, however, the total amount transferred shall be made in 1% increments of the amount accumulated in the investment fund. Any transfer among investment funds shall be effective as soon as administratively feasible. A Participant shall effect a transfer election by properly completing and submitting the form authorized by the Investment Committee for this purpose.

(f)	Notwithstanding the requirement of paragraph (a) above that Matching Contributions be invested in the Company Stock Fund, effective as of January 1, 2009, (i) any Participant may elect that amounts accumulated in his or her Matching Contributions Account which are held in the Company Stock Fund be reinvested; and (ii) any Participant may elect that any future Matching Contributions be invested in any of the investment funds currently offered and currently available to Participants as determined by the Investment Committee pursuant to paragraphs (a) and (b) above. An election made under this paragraph (e) shall be effective as soon as administratively feasible. A Participant shall make any election, and may change any election, at such times and in accordance with the requirements imposed by paragraphs (c) and (d) above.

(g)	Amounts invested in any one of the investment funds shall not share in gains and losses experienced by any other fund.

(h)	Notwithstanding the establishment of separate investment funds within the Trust, the Trust shall at all times constitute a single trust.

(i)	Notwithstanding anything in the Plan to the contrary, the following additional transfer restrictions shall apply to all Participants who are Insiders as defined in Section 8.16.

(i)	Any Insider who transfers amounts invested in Company Stock and into another fund or withdraws cash in a transaction that results in the liquidation of Company Stock (pursuant to Sections 8.1 or 8.13 or to the extent applicable under Section 8.16), may not for a period of six months following the Participant’s election to so transfer funds, withdraw cash or take a loan, as the case may be, make an election to transfer amounts from another fund and invest in Company Stock.

(ii)	Any Insider who transfers amounts invested in a non-Company Stock fund to invest in Company Stock, may not for a period of six months following the Participant’s election to so transfer funds make an election to (1) sell Company Stock and transfer the proceeds to another fund, (2) withdraw cash or take a loan in a transaction that results in the liquidation of Company Stock or (3) utilize the diversification rule of Section 8.16 or the provision of any Company plan covered by Rule 16b-3 (promulgated pursuant to the Exchange Act) then in existence that would result in the transfer out of a Company equity securities fund.

(j)	It is intended that to the extent a Participant may direct the investment of his or her Accounts under the Plan that the Plan constitute a plan described in Section 404(c) of ERISA and the regulations thereunder, and neither the Company, Employee Benefits Committee, Investment Committee, nor any fiduciary with respect to the Plan who is employed by the Company shall be liable for investment losses sustained by any Participant or Beneficiary as a direct and necessary result of the investment instructions given by such Participant or Beneficiary. Such fiduciaries set forth in the preceding sentence shall be under no duty to question the investment direction of the Participant or Beneficiary or to advise a Participant or Beneficiary as to the manner in which his or her Accounts are to be invested. The fact that an investment option is offered shall not be construed to be a recommendation of investment.

(k)	The Employee Benefits Committee or the Investment Committee, in its sole discretion, may select a default investment fund that meets the requirements of a “qualified default investment alternative” or “QDIA” as described in Section 2550.404c-5 of the Department of Labor Regulations as amended from time to time. In such case: (i) a Participant on whose behalf an investment in a QDIA may be made shall be notified at least 30 days in advance of the first such investment and shall be notified at least 30 days in advance of each subsequent Plan Year and (2) any material relating to the Participant’s investment in the QDIA (e.g., account statements, prospectuses) shall be provided to such Participant. If a QDIA is selected by the Employee Benefits Committee or the Investment Committee, it is intended that to the extent provided under Section 2550.404c-5 of the Department of Labor Regulations, as amended from time to time, neither the Company nor the Employee Benefits Committee or the Investment Committee shall be liable for investment losses sustained by any Participant or Beneficiary that is the direct and necessary result of (i) investing all or a part of a Participant’s or Beneficiary’s Account in a QDIA and (ii) investment decisions made in connection with the management of the QDIA.

(l)	The Benefits Oversight Committee has the authority to appoint a third party to serve as an independent fiduciary acting as an investment manager with regard to the Company Stock Fund. The third party independent fiduciary acting as an investment manager is subject to all the rules and responsibilities contained in Section 5.17 with respect to the Company Stock Fund. The Company by action of an officer may remove the third party independent fiduciary, or the third party independent fiduciary may deliver its resignation to the Company, consistent with the terms of any applicable agreement between the Company and such third party independent fiduciary.

The third party independent fiduciary shall have the exclusive authority and responsibility to exercise the following powers:

(i)             To impose any limitation or restriction on the investment of the Plan accounts in the Company Stock Fund;

(ii)            To eliminate the Company Stock Fund as an investment option under the Plan and to sell or otherwise dispose of all or any portion of the Company Stock held in the Company Stock Fund;

(iii)           To designate an alternative investment fund under the Plan for the investment of any proceeds from any sale or other disposition of Company Stock; and

(iv)           To instruct the Trustee of the Plan with respect to the foregoing matters.

5.8	Irrevocability. The Company shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Company except that on or after the Original Effective Date funds may be returned to the Company as follows:

(a)	In the case of Company Contributions which are made by a mistake of fact and at the Sponsor’s written request, such contributions shall be returned to the Company as directed by the Sponsor within one (1) year after it is made.

(b)	All Company Contributions contributed to the Trust are hereby conditioned upon the Plan satisfying all of the requirements of Code Section 401(a). If the Plan does not qualify, the Plan may be revoked at the Sponsor’s written election and all such contributions shall be returned to the Company as directed by the Sponsor within one year after the date of Internal Revenue Service denial of the qualification of the Plan. Upon such a revocation the affairs of the Plan and Trust shall be terminated and wound up as the Sponsor shall direct.

(c)	All Company Contributions to the Plan are conditioned upon the deductibility of those contributions under Code Section 404. To the extent a deduction is disallowed and at the Sponsor’s written request, such contributions shall be returned to the Company as directed by the Sponsor within one year after the disallowance.

5.9	Company, Committees and Trustees Not Responsible for Adequacy of Trust Fund.

(a)	The Company, Employee Benefits Committee, Investment Committee, Benefits Oversight Committee, and the Trustee shall not be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid only from the Trust assets, and neither the Company, the Employee Benefits Committee, the Investment Committee, the Benefits Oversight Committee, nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan.

(b)	Except as required under the Plan or Trust or under Part 4 of Subtitle B of Title I of ERISA, the Company shall not be responsible for any decision, act or omission of the Trustee, the Employee Benefits Committee, Investment Committee, Benefits Oversight Committee, or the Investment Manager (if applicable), and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

5.10	Certain Offers for Company Stock. Notwithstanding any other provision of the Plan to the contrary, in the event an offer shall be received by the Trustee (including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect) to acquire any or all shares of Company Stock held by the Trust (an “Offer”), whether or not such Company Stock is allocated to Participants’ ESOP Accounts, the discretion or authority to sell, exchange or transfer any of such shares of Company Stock shall be determined in accordance with the following rules:

(a)	The Trustee shall have no discretion or authority to sell, exchange or transfer any Company Stock pursuant to an Offer except to the extent, and only to the extent that the Trustee is timely directed to do so in writing (i) with respect to any Company Stock held by the Trustee subject to such Offer and allocated to any Participant’s ESOP Account, by each Participant to whose ESOP Account any of such Company Stock is allocated and (ii) with respect to any Company Stock held by the Trustee subject to such Offer and not allocated to any Participant’s ESOP Account, by each Participant who is an Eligible Employee with respect to a number of shares (including fractional shares) of such unallocated Company Stock equal to the total number of shares of such unallocated Company Stock multiplied by a fraction the numerator of which is the annualized Compensation of such Participant for the calendar year in which such Offer is made and the denominator of which is the total annualized Compensation for the calendar year in which such Offer is made of all such Participants who are Eligible Employees.

(b)	To the extent there remains any residual fiduciary responsibility with respect to Company Stock pursuant to an Offer after application of paragraph (a) above, the Trustee shall sell, exchange or transfer such Company Stock as directed by the Investment Committee or as directed by an independent fiduciary if duly appointed by the Benefits Oversight Committee. To the extent the Investment Committee or an independent fiduciary is required to exercise any residual fiduciary responsibility with respect to an Offer, the Investment Committee or independent fiduciary shall take into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, directions timely received from Participants, as such directions are most indicative of what action is in the best interests of Participants. Further, the Investment Committee or independent fiduciary, in addition to taking into consideration any relevant financial factors bearing on any such decision, shall take into consideration any relevant non-financial factors, including, but not limited to, the continuing job security of Participants as employees of the Sponsor or any Affiliated Company, conditions of employment, employment opportunities and other similar matters, and the prospect of the Participants and prospective Participants for future benefits under the Plan (including any subsequent release and allocation of Company Stock held in the Exempt Loan Suspense Subfund).

(c)	Upon timely receipt of such instructions, the Trustee shall, subject to the provisions of paragraphs (e) and (o) of this Section, sell, exchange or transfer pursuant to such Offer, only such shares as to which such instructions were given. The Employee Benefits Committee shall use its best efforts to communicate or cause to be communicated to each Participant the consequences of any failure to provide timely instructions to the Trustee.

(d)	In the event, under the terms of an Offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such Offer may be withdrawn from such Offer, the Trustee shall follow such instructions respecting the withdrawal of such shares from such Offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants entitled under this paragraph (a) to give instructions as to the sale, exchange or transfer of shares pursuant to such Offer.

(e)	In the event that an Offer for fewer than all of the shares of Company Stock held by the Trustee in the Trust shall be received by the Trustee, each Participant shall be entitled to direct the Trustee as to the acceptance or rejection of such Offer (as set forth herein) with respect to the largest portion of such Company Stock as may be possible given the total number or amount of shares of Company Stock the Plan may sell, exchange or transfer pursuant to the Offer based upon the instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this paragraph to sell, exchange or transfer such shares pursuant to such Offer, each on a pro rata basis in accordance with the maximum number of shares each such Participant would have been permitted to direct under paragraph (a) had the Offer been for all shares of Company Stock held in the Trust.

(f)	In the event an Offer is received by the Trustee and instructions have been solicited from Participants regarding such Offer, and prior to termination of such Offer, another Offer is received by the Trustee for the Company Stock subject to the first Offer, the Trustee shall inform the Investment Committee of such other Offer and the Investment Committee shall use its best efforts under the circumstances to solicit instructions from the Participants (i) with respect to securities tendered for sale, exchange or transfer pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any Company Stock so withdrawn for sale, exchange or transfer pursuant to the second Offer and (ii) with respect to Company Stock not tendered for sale, exchange or transfer pursuant to the first Offer, whether to tender or not to tender such Company Stock for sale, exchange or transfer pursuant to the second Offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in paragraph (a) of this Section. With respect to any further Offer for any Company Stock received by the Trustee and subject to any earlier Offer (including successive Offers from one or more existing offers), the Trustee shall act in the same manner as described above.

(g)	With respect to any Offer received by the Trustee, the Trustee shall inform the Sponsor of such Offer and the Sponsor shall distribute, at its expense, copies of all relevant material including but not limited to material filed with the Securities and Exchange Commission with such Offer or regarding such Offer, which shall seek confidential written instructions from each Participant who is entitled to respond to such Offer pursuant to paragraph (a). The identities of Participants, the amount of Company Stock allocated to their Accounts, and the Compensation of each Participant shall be determined from the list of Participants delivered to the Sponsor by the Employee Benefits Committee which shall take all reasonable steps necessary to provide the Sponsor with the latest possible information.

(h)	The Sponsor shall distribute and/or make available to each Participant who is entitled to respond to an Offer pursuant to paragraph (a), an instruction form to be used by each such Participant who wishes to instruct the Trustee. The instruction form shall state that (i) if the Participant fails to return an instruction form to the Trustee by the indicated deadline, the Company Stock with respect to which he or she is entitled to give instructions shall not be sold, exchanged or transferred pursuant to such Offer, (ii) the Participant shall be a named fiduciary (as described in paragraph (m) below) with respect to all shares of Company Stock for which he or she is entitled to give instructions, and (iii) the Company acknowledges and agrees to honor the confidentiality of the Participant’s instructions to the Trustee.

(i)	Each Participant may choose to instruct the Trustee in one of the following two ways: (i) not to sell, exchange or transfer any shares of Company Stock for which he or she is entitled to give instructions, or (ii) to sell, exchange or transfer all Company Stock for which he or she is entitled to give instructions. The Sponsor shall follow up with additional mailings and postings of bulletins, as reasonable under the time constraints then prevailing, to obtain instructions from Participants not otherwise responding to such requests for instructions. Subject to paragraph (e), the Trustee shall then sell, exchange or transfer shares according to instructions from Participants, except that shares for which no instructions are received shall not be sold, exchanged or transferred unless directed otherwise as provided in paragraph (b) above.

(j)	The Sponsor shall furnish former Participants who have received distributions of Company Stock so recently as to not be shareholders of record with the information given to Participants pursuant to paragraphs (g), (h) and (i) of this Section. The Trustee shall then sell, exchange or transfer shares according to instructions from such former Participants, except that shares for which no instructions are received shall not be sold, exchanged or transferred.

(k)	The Company, the Investment Committee, or the Trustee shall not express any opinion or give any advice or recommendation to any Participant concerning the Offer, nor shall they have any authority or responsibility to do so.

(l)	The Trustee shall not reveal or release a Participant’s instructions to the Company, its officers, directors, employees, or representatives. If some but not all Company Stock held by the Trust is sold, exchanged, or transferred pursuant to an Offer, the Company, with the Trustee’s cooperation, shall take such action as is necessary to maintain the confidentiality of Participant’s records including, without limitation, establishment of a security system and procedures which restrict access to Participant records and retention of an independent agent to maintain such records. If an independent record keeping agent is retained, such agent must agree, as a condition of its retention by the Sponsor, not to disclose the composition of any Participant Accounts to the Company, its officers, directors, employees, or representatives. The Company acknowledges and agrees to honor the confidentiality of Participants’ instructions to the Trustee.

(m)	Each Participant shall be a named fiduciary (as that term is defined in Section 402(a)(2) of ERISA) with respect to Company Stock allocated to his or her ESOP Account under the Plan and with respect to his or her pro-rata portion of the unallocated Company Stock for which he or she is entitled to issue instructions in accordance with paragraph (a) of this Section solely for purposes of exercising the rights of a shareholder with respect to an Offer pursuant to this Section 5.10 and voting rights pursuant to Section 5.11.

(n)	To the extent that an Offer results in the sale of Company Stock in the Trust and allocated to the ESOP Accounts of Participants, the Investment Committee shall instruct the Trustee as to the investment of the proceeds of such sale. To the extent that an Offer results in the sale of Company Stock in the Trust and not allocated to the ESOP Accounts of any Participant, the proceeds from such sale shall first be applied to repay the fullest extent possible, all Exempt Loans then outstanding. To effect such repayment, the Trustee shall seek such consents and approvals from lenders under any Exempt Loans as may be necessary or convenient to permit the tender of shares of Company Stock held in the Exempt Loan Suspense Subfund. To the extent that proceeds from the sale of shares held in the Exempt Loan Suspense Subfund exceed the outstanding principal and interest of all Exempt Loans, such excess proceeds shall be allocated to each Eligible Participant’s (as defined in Section 6A.2(d)) Non-Stock Subaccount in the same manner as allocations under Section 6A.2(a); provided, however, that only an Eligible Participant who is employed on the date of the closing of the sale pursuant to the Offer shall be deemed an Eligible Participant entitled to an allocation of excess sale proceeds for purposes of this Section 5.10(n) only. To the extent that less than all of the shares of Company Stock held in the Exempt Loan Suspense Subfund are tendered in an Offer and repayment of an Exempt Loan results in a release of shares of Company Stock from the Exempt Loan Suspense Subfund in excess of those tendered in such Offer, the excess released shares of Company Stock shall be allocated to each Eligible Participant’s ESOP Account in the same manner as allocations under Section 6A.2(c); provided, however, that only an Eligible Participant who is employed on the date of the closing of the sale pursuant to the Offer shall be deemed an Eligible Participant entitled to an allocation of Company Stock for purposes of this Section 5.10(n) only. To the extent that allocations to Eligible Participants under this Section 5.10(n) constitute Annual Additions, all such allocations shall be subject to the limitations set forth in Article XIII hereof.

(o)	In the event a court of competent jurisdiction shall issue to the Plan, the Employee Benefits Committee, Investment Committee, Benefits Oversight Committee, the Sponsor or the Trustee an opinion or order, which shall, in the opinion of counsel to the Employee Benefits Committee, Investment Committee, Benefits Oversight Committee, the Sponsor or the Trustee, invalidate, in all circumstances or in any particular circumstances, any provision or provisions of this Section regarding the determination to be made as to whether or not Company Stock held by the Trustee shall be sold, exchanged or transferred pursuant to an Offer or cause any such provision or provisions to conflict with securities laws, then, upon notice thereof to the Employee Benefits Committee, Investment Committee, Benefits Oversight Committee, the Sponsor or the Trustee, as the case may be, such invalid or conflicting provisions of this Section shall be given no further force or effect. In such circumstances, the Trustee shall continue to follow instructions received from Participants, to the extent such instructions have not been invalidated by such order or opinion. To the extent the Trustee is required by such opinion or order to exercise any residual fiduciary responsibility with respect to such Offer, the Benefits Oversight Committee shall appoint an independent fiduciary who shall exercise such residual fiduciary responsibility as provided in paragraph (b) above and shall direct the Trustee as to whether or not Company Stock held by the Trustee shall be sold, exchanged or transferred pursuant to such Offer.

5.11	Voting of Company Stock. Notwithstanding any other provision of the Plan to the contrary, the Trustee shall have no discretion or authority to vote Company Stock held in the Trust on any matter presented for a vote by the stockholders of the Company except in accordance with timely directions received by the Trustee from either the Employee Benefits Committee or Participants, depending on who has the right to direct the voting of such Company Stock as provided in the following provisions of this Section 5.11.

(a)	All Company Stock held in the Trust Fund shall be voted by the Trustee as the Investment Committee directs in its absolute discretion, except as provided in this Section 5.11(a).

(i)	If the Sponsor has a registration-type class of securities (as defined in Code Section 409(e)(4)), then with respect to all corporate matters, (1) each Participant shall be entitled to direct the Trustee as to the voting of all Company Stock allocated and credited to his or her Accounts and (2) each Participant who is an Eligible Employee in the ESOP component of the Plan shall be entitled to direct the Trustee as to the voting of a portion of all Company Stock not allocated to the ESOP Accounts of Participants, with such portion equal to the total number of shares of such unallocated stock multiplied by a fraction the numerator of which is the number of shares of Company Stock allocated and credited to his or her ESOP account and the denominator of which is the total number of shares of Company Stock allocated and credited to all ESOP Accounts of Participants.

(ii)	If the Sponsor does not have a registration-type class of securities, then only with respect to such matters as the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of trade or business, or such similar transactions as may be prescribed in Code Section 409(e)(4) and the regulations thereunder, (1) each Participant shall be entitled to direct the Trustee as to the voting of all Company Stock allocated and credited to his or her Accounts and (2) each Participant who is an Eligible Employee in the ESOP component of the Plan shall be entitled to direct the Trustee as to the voting of a portion of all Company Stock not allocated to the ESOP Accounts of Participants, with such portion determined in the same manner as under paragraph (a)(i) above.

(b)	To the extent there remains any residual fiduciary responsibility with respect to the voting of Company Stock after application of paragraph (a) above, the Trustee shall vote such Company Stock as directed by the Investment Committee or as directed by an independent fiduciary if duly appointed by the Benefits Oversight Committee. To the extent the Investment Committee or an independent fiduciary is required to exercise any residual fiduciary responsibility with respect to the voting of Company Stock, the Investment Committee or independent fiduciary shall take into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, directions timely received from Participants, as such directions are most indicative of what action is in the best interests of Participants. Further, the Investment Committee or independent fiduciary, in addition to taking into consideration any relevant financial factors bearing on any such decision, shall take into consideration any relevant non-financial factors, including, but not limited to, the continuing job security of Participants as employees of the Sponsor or any Affiliated Company, conditions of employment, employment opportunities and other similar matters, and the prospect of the Participants and prospective Participants for future benefits under the Plan.

(c)	All Participants entitled to direct such voting shall be notified by the Sponsor, pursuant to its normal communications with shareholders, of each occasion for the exercise of such voting rights within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders either by the Sponsor or any other party regarding the exercise of such rights. Such Participants shall be so entitled to direct the voting of fractional shares (or fractional interests in shares), provided, however, that the Trustee may, to the extent possible, vote the combined fractional shares (or fractional interests in shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional interests in shares). To the extent that a Participant shall fail to direct the Trustee as to the exercise of voting rights arising under any Company Stock credited to his or her Accounts, such Company Stock shall not be voted unless the Trustee is directed otherwise as provided in paragraph (b) above. The Trustee shall maintain confidentiality with respect to the voting directions of all Participants.

(d)	Each Participant shall be a named fiduciary (as that term is defined in Section 402(a)(2) of ERISA) with respect to Company Stock for which he or she has the right to direct the voting under the Plan but solely for the purpose of exercising voting rights pursuant to this Section 5.11 or certain Offers pursuant to Section 5.10.

(e)	In the event a court of competent jurisdiction shall issue an opinion or order to the Plan, the Employee Benefits Committee, Investment Committee, Benefits Oversight Committee, the Sponsor or the Trustee, which shall, in the opinion of counsel to the Employee Benefits Committee, Investment Committee, Benefits Oversight Committee, the Sponsor or the Trustee, invalidate under ERISA, in all circumstances or in any particular circumstances, any provision or provisions of this Section regarding the manner in which Company Stock held in the Trust shall be voted or cause any such provision or provisions to conflict with ERISA, then, upon notice thereof to the Employee Benefits Committee, Investment Committee, Benefits Oversight Committee, the Sponsor or the Trustee, as the case may be, such invalid or conflicting provisions of this Section shall be given no further force or effect. In such circumstances the Trustee shall continue to follow instructions received from Participants, to the extent such instructions have not been invalidated by such order or opinion. To the extent the Trustee is required by such opinion or order to exercise any residual fiduciary responsibility with respect to voting, the Benefits Oversight Committee shall appoint an independent fiduciary who shall exercise such residual fiduciary responsibility as provided in paragraph (b) above and shall direct the Trustee as to the manner in which Company Stock held by the Trustee shall be voted.

5.12	Securities Law Limitation. Neither the Investment Committee nor the Trustee shall be required to engage in any transaction, including without limitation, directing the purchase or sale of Company Stock, which either determines in its sole discretion might tend to subject itself, its members, the Plan, the Company, or any Participant or Beneficiary to a liability under federal or state securities laws.

5.13	Distributions. Money and property of the Trust shall be paid out, disbursed, or applied by the Trustee for the benefit of Participants and Beneficiaries under the Plan in accordance with directions received by the Trustee from the Investment Committee. Upon direction of the Investment Committee, the Trustee may pay money or deliver property from the Trust for any purpose authorized under the Plan. The Trustee shall be fully protected in paying out money or delivering property from the Trust from time to time upon written order of the Investment Committee and shall not be liable for the application of such money or property by the Investment Committee. The Trustee shall not be required to determine or to make any investigation to determine the identity or mailing address of any person entitled to benefits hereunder and shall have discharged its obligation in that respect when it shall have sent checks or other property by first-class mail to such persons at their respective addresses as may be certified to it by the Investment Committee.

5.14	Taxes. If the whole or any part of the Trust, or the proceeds thereof, shall become liable for the payment of any estate, inheritance, income or other tax, charge, or assessment which the Trustee shall be required to pay, the Trustee shall have full power and authority to pay such tax, charge, or assessment out of any moneys or other property in its hands for the account of the person whose interests hereunder are so liable, but at least ten (10) days prior to making any such payment, the Trustee shall mail notice to the Employee Benefits Committee of its intention to make such payment. Prior to making any transfers or distributions of any of the Trust, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

5.15	Trustee Records to be Maintained. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions hereunder, and all accounts, books, and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company (subject to the provisions of Sections 5.10(l) and 5.11(c)).

5.16	Annual Report of Trustee. Promptly following the close of each Plan Year (or such other period as may be agreed upon between the Trustee and Investment Committee), or promptly after receipt of a written request from the Company, the Trustee shall prepare for the Company a written account which will enable the Company to satisfy the annual financial reporting requirements of ERISA, and which will set forth among other things all investments, receipts, disbursements, and other transactions effected by the Trustee during such Plan Year or during the period from the close of the last Plan Year to the date of such request. Such account shall also describe all securities and other investments purchased and sold during the period to which it refers, the cost of acquisition or net proceeds of sale, the securities and investments held as of the date of such account, and the cost of each item thereof as carried on the books of the Trustee. All accounts so filed shall be open to inspection during business hours by the Company, the Employee Benefits Committee, the Investment Committee, the Benefits Oversight Committee, and by Participants and Beneficiaries of the Plan (subject to the provisions of Sections 5.10(l) and 5.10(c)).

5.17	Appointment of Investment Manager. From time to time the Investment Committee, in accordance with Section 9.6 hereof, may appoint one or more Investment Managers who shall have investment management and control over assets of the Trust not invested or to be invested in Company Stock. The Investment Committee shall notify the Trustee of such assets of the appointment of the Investment Manager. In the event more than one Investment Manager is appointed, the Investment Committee shall determine which assets shall be subject to management and control by each Investment Manager and shall also determine the proportion in which funds withdrawn or disbursed shall be charged against the assets subject to each Investment Manager’s management and control. As shall be provided in any contract between an Investment Manager and the Investment Committee, such Investment Manager shall hold a revocable proxy with respect to all securities which are held under the management of such Investment Manager pursuant to such contract (except for Company Stock), and such Investment Manager shall report the voting of all securities subject to such proxy on an annual basis to the Investment Committee.

5.18	Investment of the ESOP Component.

(a)	Subject to paragraph (c) below and Sections 5.10 and 8.16 hereof, the ESOP Component of the Trust Fund shall be invested primarily in Company Stock and neither of the Company, the Benefits Oversight Committee, the Employee Benefits Committee, the Investment Committee nor the Trustee shall have any responsibility or duty to time any transaction involving Company Stock, in order to anticipate market conditions or changes in stock value, nor shall any such person have any responsibility or duty to sell Company Stock held in the Trust Fund (or otherwise to provide investment management for Company Stock held in the Trust Fund) in order to maximize return or minimize loss. The Investment Committee may direct the Trustee to have the Plan enter into one or more Exempt Loans to finance the acquisition of Company Stock for the Trust Fund. Company contributions in cash, and other cash received or held by the Trustee, may be used to acquire shares of Company Stock from the Company, Company shareholders, from the ESOP Accounts of Participants about to receive distributions under the Plan, or on the open market.

(b)	Notwithstanding anything contained herein to the contrary, proceeds of an Exempt Loan shall be used, within a reasonable time after receipt by the Trust, only for the following purposes:

(i)	to acquire Company Stock;

(ii)	to repay the same Exempt Loan; or

(iii)	to repay any previous Exempt Loan.

An Exempt Loan shall be repaid only from amounts loaned to the Trust and the proceeds of such loans, from Company contributions in cash and earnings attributable thereto, from any collateral given for the loan (including, in the case where the Exempt Loan is a refinancing of a prior Exempt Loan, unallocated Company Stock acquired with the proceeds of the prior Exempt Loan), and from dividends paid on Company Stock acquired with proceeds of the Exempt Loan. Except as provided in Section 8.15 or as otherwise required by applicable law, no Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call, or other option or buy-sell or similar arrangement while held by and when distributed from the Plan.

(c)	Notwithstanding paragraph (a) above, the Investment Committee may establish separate investment funds under the Plan, with each fund representing an investment alternative available to Participants for the investment of their ESOP Accounts as provided in paragraph (d) below and Section 8.16. Each Participant shall have a subaccount under the Plan corresponding to the Participant’s interest which is allocated to each investment fund. Each such subaccount may be valued separately. The manner in which assets of the Trust shall be invested in such investment funds, including the establishment of alternative investment funds, the elimination of any previously established funds, or the placement of limitations on the availability of an investment fund to Participants, shall be chosen by the Investment Committee at its discretion. Amounts invested in any one of the investment funds shall not share in gains and losses experienced by any other fund. Notwithstanding the establishment of separate investment funds within the Trust, the Trust shall at all times constitute a single trust.

ARTICLE VI
ACCOUNTS AND ALLOCATIONS

6.1	Participants’ Accounts. In order to account for the allocated interest of each Participant in the Trust Fund, there shall be established and maintained for each Participant (making such form of contribution) an Elective Deferrals Account, an After Tax Deposits Account, a Matching Contributions Account, a Retirement Contributions Account, and a Rollover Contributions Account.

6.2	Allocation of Participant Deposits. All Participant Deposits shall be allocated to the separate Accounts established and maintained for that Participant. Participant Deposits shall be paid by the Company to the Trustee as soon as the amount can reasonably be identified and separated from the Company’s other assets, but in any event no later than the 15th business day of the month following the month in which such amounts would otherwise be payable to the Participant, or such other time provided in applicable regulations under the Code or ERISA.

6.3	Allocation of Company Contributions and Forfeitures. Company Contributions and Forfeitures shall be allocated as follows:

(a)	Matching Contributions shall be allocated to the Matching Contributions Accounts of all Participants who made Matched Deposits in such amounts and at such times as provided in Sections 5.3(a), 5.3(b) and, to the extent applicable for a given Plan Year, 5.3(c).

(b)	Retirement Contributions shall be allocated to the Retirement Contributions Accounts of all Retirement Account Participants in such amounts and at such times as provided in Sections 5.4(a) and 5.4(b).

(c)	Profit Sharing Contributions shall be allocated to the Profit Sharing Contributions Account of all Participants in such amounts and at such times as provided in Sections 5.5 (a), 5.5(b), 5.5(c), and to the extent applicable for a given Plan Year, 5.5(d) and 5.5(e).

(d)	Matching Contribution Forfeitures, Profit Sharing Contribution Forfeitures, and Retirement Contribution Forfeitures shall first be used to restore the Matching Contributions Accounts and Profit Sharing Contributions Accounts of rehired Participants and the Retirement Contributions Accounts of rehired Retirement Account Participants, respectively, if so required under Section 8.7 and shall then be allocated to the Matching Contributions Accounts and Profit Sharing Contributions Accounts of Participants and Retirement Contributions Accounts of Retirement Account Participants, respectively, to the extent necessary to correct insufficient allocations made to such Accounts in prior months discovered during the Plan Year to which such Forfeitures are attributable.

(e)	After application of paragraph (c) above, any remaining Matching Contribution Forfeitures, Profit Sharing Contribution Forfeitures, and Retirement Contribution Forfeitures shall be used to reduce Matching Contributions, Profit Sharing Contributions and Retirement Contributions, respectively, made by the Company pursuant to Sections 5.3, 5.4 and 5.5 unless applied towards plan expenses consistent with the allocation described under Section 9.12.

(f)	Any other Company Contributions shall be used to restore the Accounts of rehired Participants if so required under Section 8.7 and to the extent Forfeitures are unavailable. Any amounts remaining may be used to pay Plan expenses to the extent described in Section 9.12.

The allocations of Company Contributions under this Section 6.3 shall be made only after any allocations required by Section 6.10 have been made.

6.4	Valuation of Participants’ Accounts. Within sixty (60) days after each Valuation Date the Trustee shall value the assets of the Trust on the basis of fair market values. Company Stock held by the Trust shall be valued in accordance with Section 6.5. If separate investment funds are maintained under the Trust pursuant to Section 5.7(b) then each such fund shall be valued separately so that gains or losses of the various funds shall not be commingled. Upon receipt of these valuations from the Trustee, the Investment Committee shall revalue the Accounts and subaccounts (as established pursuant to Section 5.7(b)), if any, of each Participant as of the applicable Valuation Date so as to reflect, among other things, a proportionate share in any increase or decrease in the fair market value of the assets in the Trust Fund, determined by the Trustee as of that date as compared with the value of the assets in the Trust Fund as of the immediately preceding Valuation Date.

6.5	Valuation of Company Stock. Company Stock held by the Trust shall be valued according to the following rules:

(a)	In the case of Company Stock that is publicly traded on a national securities exchange, such stock shall be valued by reference to the closing price of such stock on such exchange on the last trading day of the month for which such stock is being valued.

(b)	In the case of Company Stock that is not publicly traded on a national securities exchange, such stock shall be valued as of the first day of each Plan Year, or such other time as established by the Investment Committee, by determining the fair market value of such stock through the use of an independent appraiser. Such fair market valuation shall be used to determine the valuation of each Participant’s Company Stock Account on each Valuation Date in such Plan Year pursuant to Section 6.4.

6.6	Dividends, Splits, Recapitalizations, Etc. Any Company Stock received by the Trustee as a stock split, dividend, or as a result of a reorganization or other recapitalization of the Company shall be allocated in the same manner as the Company Stock to which it is attributable is then allocated.

6.7	Stock Rights, Warrants or Options.

(a)	In the event any rights, warrants, or options are issued on Company Stock held in the Trust Fund, the Trustee shall exercise them for the acquisition of additional Company Stock as directed by the Investment Committee to the extent that cash is then available in the Trust Fund.

(b)	Any Company Stock acquired in this fashion shall be treated as Company Stock purchased by the Trustee for the net price paid and shall be allocated in the same manner as the funds used to purchase the Company Stock were or would be allocated under the provisions of the Plan. Thus, if the funds used to purchase the stock consisted of unallocated Company Contributions, the stock would be allocated under the terms of Section 6.3; if the funds used consisted of the unallocated net income of the Trust, the stock would be allocated as provided in Section 6.4; and if the funds used consisted of funds previously allocated to the Accounts, the stock would be allocated in the manner in which the Accounts or subaccounts are debited and credited.

(c)	Any rights, warrants, or options on Company Stock which cannot be exercised for lack of cash may, as directed by the Investment Committee, be sold by the Trustee and the proceeds allocated in accordance with the source of the Company Stock with respect to which the rights, warrants, or options were issued in accordance with rules of paragraph (b) above.

6.8	Treatment of Accounts Upon Severance. Upon a Participant’s Severance, pending distribution of the Participant’s benefit pursuant to the provisions of Article VIII, the Participant’s Accounts shall continue to be maintained and accounted for in accordance with all applicable provisions of the Plan, including but not limited to the allocation of Company Contributions and net income or loss to which the Accounts are entitled under the applicable provisions of Sections 6.3 and 6.4 as of any Valuation Date or other date preceding the distribution of the Participant’s entire benefit under the Plan.

6.9	Cash Dividends.

(a)	All cash dividends paid to the Trustee with respect to Company Stock that has been allocated to a Participant’s Account as of the quarterly date on which the dividend is received by the Trustee shall be allocated to the Participant’s Account.

(b)	If a Participant (or Beneficiary) has a current right to a distribution in Company Stock pursuant to Article VIII and such stock has not yet been re-registered in the name of the Participant (or Beneficiary) as of the record date of any dividend on such stock, such dividend shall be distributed to the Participant (or Beneficiary).

(c)	Notwithstanding the provisions of paragraphs (a) and (b) above, the Investment Committee may determine, in its discretion, that cash dividends on such shares may be used to purchase additional shares of Company Stock, or in whatever other manner it deems appropriate.

6.10	Miscellaneous Allocation Rules.

(a)	In the event that there is more than one class of Company Stock to be allocated to Participants’ Accounts, there shall be allocated to the Account of each Participant (entitled to share in allocations of Company Stock as of any applicable date) the portion of each class of Company Stock (to be allocated as of that date) which the amount to be allocated to the Account of the Participant bears to the total amount to be allocated to the Accounts of all Participants entitled to share in such allocation.

(b)	Allocations of all assets other than Company Stock shall be made on the basis of, and expressed in terms of dollar value. Allocations of Company Stock shall be on the basis of the number of shares of Company Stock (including fractional shares) and valuations, as of each Valuation Date, shall be expressed in terms of number of shares and dollar value.

(c)	The Investment Committee and the Trustee shall establish such additional accounting procedures as may be necessary for the purpose of making the allocations, valuations, withdrawals, and adjustments to Participants’ Accounts provided for in this Article VI. From time to time the Investment Committee and Trustee may modify such additional accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article VI.

(d)	The Company, the Investment Committee and Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant’s Account shall at any time equal or exceed the amount previously contributed thereto.

6.11	Limitations on After Tax Deposits and Matching Contributions. With respect to each Plan Year, After Tax Deposits and Matching Contributions under the Plan for the Plan Year shall not exceed the limitations by or on behalf of Highly Compensated Participants under Code Section 401(m), as provided in this Section. In the event that After Tax Deposits and Matching Contributions under the Plan by or on behalf of Highly Compensated Participants for any Plan Year exceed the limitations of this Section for any reason, such excess After Tax Deposits and Matching Contributions and any income or loss allocable thereto shall be disposed of in accordance with Section 6.12.

(a)	The After Tax Deposits by Participants and Matching Contributions on behalf of Participants for a Plan Year shall satisfy the Actual Contribution Percentage test set forth in (i) below, or, to the extent not precluded by applicable regulations, the alternative Actual Contribution Percentage test set forth in (ii) below:

(i)	For Plan Years commencing prior to January 1, 2016:

(A)	The Actual Contribution Percentage of Highly Compensated Participants for the Plan Year shall not be more than the prior Plan Year’s Actual Contribution Percentage of Participants who were not Highly Compensated Employees for the prior Plan Year multiplied by 1.25, or

(B)	The Actual Contribution Percentage of Highly Compensated Participants for the Plan Year shall not be more than the Plan Year’s Actual Contribution Percentage of Participants who were not Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the Actual Contribution Percentage of Highly Compensated Participants does not exceed the Actual Contribution Percentage of Participants who were not Highly Compensated Employees for the prior Plan Year by more than two (2) percentage points.

(ii)	For Plan Years commencing on or after January 1, 2016:

(A)	The Actual Contribution Percentage of Highly Compensated Participants for the Plan Year shall not be more than the Plan Year’s Actual Contribution Percentage of Participants who were not Highly Compensated Employees for the Plan Year multiplied by 1.25, or

(B)	The Actual Contribution Percentage of Highly Compensated Participants for the Plan Year shall not be more than the Plan Year’s Actual Contribution Percentage of Participants who were not Highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Actual Contribution Percentage of Highly Compensated Participants does not exceed the Actual Contribution Percentage of Participants who were not Highly Compensated Employees for the Plan Year by more than two (2) percentage points.

(b)	If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Actual Contribution Percentage test maintained by the Sponsor or an Affiliated Company and the sum of the Actual Deferral Percentage and Contribution Percentage of those Highly Compensated Employees subject to either or both test exceeds the Aggregate Limit, then the Contribution Percentages of those Highly Compensated Employees who also participate in the cash or deferred arrangement shall be reduced (beginning with such Highly Compensated Employee whose Actual Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee’s Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Contribution Percentage of the Highly Compensated Employee are determined after any corrections required to meet the Actual Deferral Percentage and Actual Contribution Percentage tests and are deemed to be the maximum permitted under such tests for the Plan Year.

(c)	For purposes of this Section 6.11 and Section 6.12 the following definitions shall apply:

(i)	“Actual Contribution Percentage” means the average of the Contribution Percentages, with respect to the group of Highly Compensated Participants and the group of all other Participants for a Plan Year. The “Contribution Percentage” for any Participant means the ratio, calculated separately and to the nearest one-hundredth of one percent for each Participant in such group, determined as follows:

(A)	For Plan Years commencing prior to January 1, 2016:

(1)	For a Highly Compensated Participant, the ratio of such Participant’s After Tax Deposits and Matching Contributions for the current Plan Year to such Participant’s Compensation for the current Plan Year; provided, however, that the Contribution Percentage of a Highly Compensated Participant with no After Tax Deposits and Matching Contributions made on his or her behalf shall be zero.

(2)	For any other Participant, the ratio of such Participant’s After Tax Deposits and Matching Contributions for the preceding Plan Year to such Participant’s Compensation for the preceding Plan Year; provided, however, that the Contribution Percentage of a Participant with no After Tax Deposits and Matching Contributions made on his or her behalf shall be zero.

(B)	For Plan Years commencing on or after January 1, 2016, the ratio of such Participant’s After Tax Deposits and Matching Contributions for the current Plan Year to such Participant’s Compensation for the current Plan Year; provided, however, that the Contribution Percentage of a Participant with no After Tax Deposits and Matching Contributions made on his or her behalf shall be zero.

The Contribution Percentage, in each case, however, shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are excess Elective Deferrals, excess After Tax Deposits, or Excess Aggregate Contributions. To the extent determined by the Employee Benefits Committee and in accordance with regulations issued by the Secretary of the Treasury under Code Section 401(m)(3), Elective Deferrals and any qualified nonelective contributions, within the meaning of Code Section 401(m)(4)(C) on behalf of a Participant may also be taken into account for purposes of calculating the Contribution Percentage of a Participant. However, if any Elective Deferrals are taken into account for purposes of determining Actual Deferral Percentages under Section 4.3 then such Elective Deferrals shall not be taken into account under this Section 6.11.

(ii)	“Highly Compensated Participant” means for any Plan Year any Participant who is a Highly Compensated Employee. A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is not a Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(iii)	“Participant” means any Eligible Employee who satisfied the requirements of Section 3.1 during the Plan Year whether or not such Eligible Employee has elected to contribute to the Plan for such Plan Year.

(iv)	“Compensation” means compensation as described below:

(A)	Compensation means compensation determined by the Company in accordance with the requirements of Code Section 414(s) and the regulations thereunder.

(B)	For purposes of this Section 6.11, Compensation may, at the Company’s election, exclude amounts which are excludable from a Participant’s gross income under Code Section 125 (pertaining to cafeteria plans) and Code Section 402(e)(3) (pertaining to 401(k) salary reductions). The Company may change its election provided such change does not discriminate in favor of Highly Compensated Employees.

(C)	Compensation taken into account for any Plan Year shall not exceed $265,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Any cost-of-living adjustments in effect for a calendar year shall apply to the Plan Year beginning with or within such calendar year.

(v)	“Aggregate Limit” means the sum of: (1) 125% of the greater of the average Actual Deferral Percentage of all Non-Highly Compensated Participants for the Plan Year or the Actual Contribution Percentage of Non-Highly Compensated Participants under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement; and (2) the lesser of 200% or two plus the lesser of such average Actual Deferral Percentage or Actual Contribution Percentage. “Lesser” is substituted for “greater” in (1) above, and “greater” is substituted for “lesser” after “two plus the” in (2) above if it would result in a larger Aggregate Limit.

(vi)	“Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of:

(A)	The aggregate After Tax Deposits and Matching Contributions taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(B)	The maximum After Tax Deposits and Matching Contributions permitted under the Actual Contribution Percentage test as determined by reducing such Matching Contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages.

Such determination shall be made after first determining excess Elective Deferrals pursuant to Sections 4.2(a) and 4.3.

(d)	In the event the Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans which include arrangements under Code Section 401(k), then this Section 6.11 shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan. Any adjustments to the Contribution Percentages of Participants who are not Highly Compensated Employees for the prior year shall be made in accordance with Notice 98-1 and any superseding guidance. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same Actual Contribution Percentage testing method.

(e)	For purposes of this Section 6.11, the Contribution Percentage for any Highly Compensated Participant who is eligible to have After Tax Deposits or Matching Contributions allocated to his or her account under two or more plans maintained by the Sponsor or an Affiliated Company shall be determined as if the total of such After Tax Deposits or Matching Contributions was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate plans if mandatorily disaggregated pursuant to regulations under Code Section 401(m).

(f)	For purposes of the Actual Contribution Percentage test, After Tax Deposits shall be considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions shall be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(g)	The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(h)	The Employee Benefits Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Code Section 401(m) and the regulations thereunder, in accordance with regulations prescribed by the Secretary of the Treasury.

6.12	Provision for Disposition of Excess After Tax Deposits or Matching Contributions on Behalf of Highly Compensated Participants. After application of the provisions of Section 4.4 and 4.5, the following provisions shall be implemented:

(a)	The Employee Benefits Committee shall determine, as soon as is reasonably possible following the close of each Plan Year, the extent (if any) to which contributions by or on behalf of Highly Compensated Participants may cause the Plan to exceed the limitations of Section 6.11 for such Plan Year. If, pursuant to the determination by the Employee Benefits Committee and as required by the leveling method described in paragraph (b) below, contributions by or on behalf of a Highly Compensated Participant may cause the Plan to exceed such limitations, then the Employee Benefits Committee shall take the following steps:

(i)	First, any excess After Tax Deposits that were not matched by Matching Contributions, together with income or loss allocable to such amount (determined in accordance with paragraph (c) below) shall be returned to the Highly Compensated Participant.

(ii)	Second, if any excess remains after the provisions of (i) above are applied, to the extent necessary to eliminate the excess, Matching Contributions with respect to the Highly Compensated Participant, any corresponding matched After Tax Deposits, and any income or loss allocable thereto, shall either be distributed (if non-forfeitable) to the Highly Compensated Participant or forfeited (to the extent forfeitable under the Plan) on a pro-rata basis. Amounts of excess Matching Contributions forfeited by Highly Compensated Participants under this Section 6.12, including any income or loss allocable thereto, shall be applied to reduce Matching Contributions by the Company or the Affiliated Company that made the Matching Contribution on behalf of the Highly Compensated Participant for the Plan Year for which the excess contribution was made.

(iii)	If administratively feasible, any amounts distributed pursuant to subparagraphs (i) or (ii) above shall be returned within two and one-half (2½) months following the close of the Plan Year for which such excess After Tax Deposits or Matching Contributions were made, but in any event no later than the end of the first Plan Year following the Plan Year for which the excess After Tax Deposits or Matching Contributions were made. After Tax Deposits and Matching Contributions for any Plan Year shall be made on the basis of the respective portions of such excess After Tax Deposits and Matching Contributions attributable to each Highly Compensated Participant.

(b)	For purposes of satisfying the Actual Contribution Percentage test, the amount of any excess After Tax Deposits or Matching Contributions by or on behalf of Highly Compensated Participants for a Plan Year under Section 6.11 shall be determined by application of a leveling method under which the After Tax Deposits or Matching Contributions of the Highly Compensated Participant who has the highest dollar amount of After Tax Deposits or Matching Contributions for such Plan Year is reduced to the extent required to cause such Highly Compensated Participant’s After Tax Deposits and Matching Contributions to equal the After Tax Deposits and Matching Contributions of the Highly Compensated Participant with the next highest After Tax Deposits and Matching Contributions; provided, however, if a lesser amount, when added to the total dollar amount already distributed under this paragraph (b), equals the total excess After Tax Deposits and Matching Contributions that are required to be distributed to enable the Plan to satisfy the Actual Contribution Percentage test, the lesser amount shall be distributed. This process shall be repeated until the Plan satisfies the Actual Contribution Percentage test.

(c)	The amount of income or loss attributable to any excess After Tax Deposits or Matching Contributions, as determined under this Section 6.12 (the “Excess Aggregate Contribution”) by a Highly Compensated Participant for a Plan Year shall be equal to the income or loss allocable to the Highly Compensated Participant’s After Tax Deposits Account and Matching Contributions Account for the Plan Year multiplied by a fraction, the numerator of which is the Excess Aggregate Contribution, and the denominator of which is the sum of the balance of the Highly Compensated Participant’s After Tax Deposits Account and Matching Contributions Account, without regard to any income or loss allocable to such Accounts during the Plan Year.

(d)	For the purpose of this Section 6.12, “Excess Aggregate Contribution Accounts” means the Participant’s After Tax Deposits Account and Matching Contributions Account.

(e)	Any excess After Tax Deposits and/or Matching Contributions distributed to a Highly Compensated Participant or forfeited by a Highly Compensated Participant in accordance with this Section 6.12, shall be treated as Annual Additions under Article XIII for the Plan Year for which the excess contribution was made.

(f)	Neither the Employee Benefits Committee nor the Company shall be liable to any Participant (or his or her Beneficiary, if applicable) for any losses caused by a mistake in calculating the amount of any Excess Aggregate Contributions by or on behalf of a Highly Compensated Participant and the income or loss allocable thereto.

6.13	Accounting and Valuation of ESOP Account.

(a)	The following special accounting rules shall apply to ESOP Accounts.

(i)	Each Participant’s ESOP Account shall consist of (1) a portion comprised of cash and all other assets except for Company Stock and AMO Stock (the “Non-Stock Subaccount”); (2) a portion comprised solely of AMO Stock (the “AMO Subaccount”); and (3) a portion comprised solely of Company Stock (the “Stock Subaccount”).

(ii)	Gains or losses on Non-Stock Subaccounts shall be credited in accordance with this Section as if the Non-Stock Subaccounts collectively constituted a separate pooled investment fund.

(iii)	Stock Subaccounts shall be credited with a specific number of shares of Company Stock rather than an individual interest in a pool of Company Stock.

(iv)	AMO Subaccounts shall be credited with a specific number of shares of AMO Stock rather than an individual interest in a pool of AMO Stock.

(b)	Non-Stock Subaccounts may be invested in Company Stock from time to time, and Company Stock so acquired shall be allocated among Stock Subaccounts in proportion to the amount debited to the corresponding Non-Stock Subaccounts.

(c)	As of each Valuation Date each Participant’s Non-Stock Subaccount shall be credited (debited) with the “allocable share” of the net income (loss) of the non-Company Stock portion of the Trust Fund valued as of such Valuation Date in proportion to Non-Stock Subaccount balances. For this purpose, except as provided in Section 6.14, the net income (loss) of the Trust Fund shall not include any income with respect to securities in the Exempt Loan Suspense Subfund acquired with the proceeds of an Exempt Loan.

(d)	In making valuations required by the Plan, the Trustee shall value all assets of the Trust at fair market value. Such fair market value shall be determined from facts reasonably available to the Trustee. In making said determination, the Trustee may, but need not, select and rely upon the advice and opinions of appraisers, brokers, investment counsel, or any other persons believed by the Trustee to be competent. Any determination of value so made shall, for all purposes of the Plan, conclusively establish such value.

(e)	If Company Stock is readily tradable stock (as that term is used under Code Section 409(h)), valuation of each Participant’s Stock Subaccount shall, at any relevant times, be worth the fair market value on that date of the shares of Company Stock credited to it. Valuations of any Company Stock held by the Trust which is not readily tradable stock shall be performed by an independent appraiser as defined in Code Section 401(a)(28)(C).

(f)	The Employee Benefits Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ ESOP Accounts provided for in Article V hereof. Such accounting procedures shall include adequate records of the cost basis of Company Stock allocated to ESOP Accounts and the identity of shares acquired with the proceeds of an Exempt Loan. From time to time, the Employee Benefits Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the ESOP Accounts of Participants in accordance with the provisions of the Plan.

(g)	In the event any rights, warrants, or options are issued with respect to Company Stock held in Stock Subaccounts, the Employee Benefits Committee shall direct the Trustee as to whether such rights, warrants, or options shall be exercised for such Subaccounts using cash as may be available in corresponding Non-Stock Subaccounts. Company Stock so acquired shall be credited to corresponding Stock Subaccounts in proportion to the amount of cash withdrawn from the corresponding Non-Stock Subaccounts. A Participant shall have no right to request, direct, or demand that the Trust exercise on his or her behalf rights to purchase Company Stock.

(h)	The Participants and their Beneficiaries shall assume all risks in connection with any decrease in the value of any assets invested in the Trust Fund which are allocated to their ESOP Accounts.

(i)	Paragraphs (e) and (g) of this Section 6.13 shall apply to AMO Stock as if the term “AMO Stock” was substituted for the term “Company Stock” and the term “AMO Subaccount” was substituted for the term “Stock Subaccount,” as applicable.

6.14	Dividends on Shares of Company Stock Allocated to ESOP Accounts.

(a)	As determined by the Investment Committee, dividends on shares of Company Stock allocated to ESOP Accounts shall be either (i) applied to repay an Exempt Loan then outstanding; (ii) paid directly to Participants or Beneficiaries; or (iii) retained in the Trust and treated as net income of the Trust. Any resulting allocation shall be made according to the following rules:

(i)	If cash dividends are used to repay an Exempt Loan, the appropriate number of shares of Company Stock shall be released from the Exempt Loan Suspense Subfund pursuant to Section 6A.2(b). Notwithstanding the foregoing, if the fair market value of the shares released pursuant to Section 6A.2(b) from the application of cash dividends to repay an Exempt Loan under this Section 6.14(a)(i) is less than such cash dividends, additional shares shall be released from the Exempt Loan Suspense Subfund until the fair market value of such released shares equals the amount of such cash dividends. Such Company Stock shall be allocated to Participants’ Stock Subaccounts in proportion to the number of shares of Company Stock allocated to Participants’ Stock Subaccounts for which such cash dividend was paid.

(ii)	If cash dividends are retained in the Trust and are not used to pay expenses of the Plan, such dividends shall be allocated as of the date specified by the Investment Committee to Non-Stock Subaccounts in proportion to the shares of Company Stock held in corresponding Stock Subaccounts for which such dividends were distributed to the Trust.

(iii)	If stock dividends are retained in the Trust and are not used to pay expenses of the Plan, such dividends shall be credited on the date specified by the Investment Committee to Stock Subaccounts in proportion to the shares of Company Stock held in such Subaccounts for which such dividends were distributed to the Trust.

(iv)	If the Investment Committee determines that cash or stock dividends shall be distributed directly to Participants or Beneficiaries, such dividends shall be distributed on the date specified by the Investment Committee in proportion to the shares of Company Stock held in such Participant’s or Beneficiary’s Stock Subaccount for which such dividends were distributed.

(v)	If cash dividends are received by the Trust on or after January 1, 2002, such dividends to the extent received on shares of Company Stock allocable to a Participant’s ESOP Account shall be reinvested in Company Stock and held in such Participant’s or Beneficiary’s Stock Subaccounts, or to the extent such dividends are vested, shall be distributed to the Participant or Beneficiary not later than 90 days after the close of the Plan Year in which such dividends are paid if so elected by the Participant or Beneficiary. Applicable dividends described in clause (iii)(II) of Code Section 404(k)(2)(A) that are reinvested in Company Stock at the election of a Participant or Beneficiary shall be subject to the requirements of Code Section 411(a)(1), including the requirement that such dividends are nonforfeitable.

(b)	As determined by the Investment Committee, dividends on shares of Company Stock held in the Exempt Loan Suspense Subfund or on shares of Company Stock contributed to the Trust Fund but not yet allocated to Participant’s ESOP Accounts shall be either (i) applied to repay an Exempt Loan then outstanding or (ii) retained in the Trust. Any resulting allocation shall be made according to the following rules:

(i)	If cash or stock dividends are used to repay an Exempt Loan, the appropriate number of shares of Company Stock shall be released from the Exempt Loan Suspense Subfund pursuant to Section 6A.2(b). Such Company Stock shall be allocated to Participants Stock Subaccounts pursuant to Section 6A.2(c).

(ii)	If cash dividends are not used to repay an Exempt Loan, they shall be considered income of the Trust and, if not used to pay expenses of the Plan, shall be allocated to Participants’ ESOP Accounts in proportion to their respective ESOP Account balances.

(iii)	If stock dividends are not used to repay an Exempt Loan or used to pay expenses of the Plan, they shall be retained in the Exempt Loan Suspense Subfund until released from such Subfund pursuant to Section 6A.2(b) and allocated to Participants Stock Subaccounts pursuant to Section 6A.2(c).

ARTICLE VI-A
CONTRIBUTIONS AND ALLOCATIONS TO ESOP ACCOUNTS

6A.1	Contributions to the Trust Fund. The Company may contribute to the Trust Fund for each Plan Year an amount to be determined by the Board of Directors solely in its discretion. Such amount shall be contributed in cash or Company Stock and paid over to the Trustee for allocation to the Trust Rind not later than the date prescribed for filing the Sponsor’s federal income tax return (including all extensions thereto) for its fiscal year corresponding to such Plan Year. Contributions shall first be applied, if necessary, to reinstate the ESOP Accounts of applicable reemployed Participants who had previously forfeited their ESOP Accounts pursuant to Section 7.3 of the Plan, but only after all forfeitures for the Plan Year have been so applied pursuant to Section 6A.3. Some or all of the remaining contributions under this Section 6A.1 may be applied to repay any principal and/or interest outstanding on any Exempt Loan or to pay Plan expenses as provided in Section 9.12. The determination of the extent to which such contributions shall be used to repay such Exempt Loans or pay Plan expenses shall be made at the sole discretion of the Investment Committee. Company Stock acquired by the Trust Fund through an Exempt Loan shall be added to and maintained in the Exempt Loan Suspense Subfund and shall thereafter be released from the Exempt Loan Suspense Subfund and allocated to Participants’ ESOP Accounts as provided in Section 6A.2. Contributions in excess of amounts used for other purposes described in this Section 6A.1 shall be allocated to the ESOP Accounts of Participants as provided in Section 6A.2.

6A.2	Allocation of Contributions to Trust Fund.

(a)	As of a date not later than the last day of each Plan Year, an allocation shall be made to the ESOP Account of the allocable share of each “Eligible Participant” as defined in paragraph (d) below for such Plan Year of (i) Company contributions of Company Stock contributed in kind to the Trust Fund and (ii) Company contributions in other than Company Stock, which are not used for other purposes described in Section 6A.1. Such allocations shall be made in the same proportion that the Compensation for the Plan Year for such Eligible Participant bears to the total Compensation of all Eligible Participants for such Plan Year.

(b)	Company Stock acquired for the Trust Fund through an Exempt Loan shall be released from the Exempt Loan Suspense Subfund as the Exempt Loan is repaid, in accordance with the provisions of this Section 6A.2(b).

(i)	For each Plan Year until the Exempt Loan is fully repaid, the number of shares of Company Stock released from the Exempt Loan Suspense Subfund shall equal the number of unreleased shares immediately before such release for the current Plan Year multiplied by the “Release Fraction.” As used herein, the Release Fraction shall be a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for such current Plan Year, and the denominator of which is the sum of the numerator plus the principal and interest to be paid on such Exempt Loan for all future years during the duration of the term of such Loan (determined without reference to any possible extensions or renewals thereof). Notwithstanding the foregoing, in the event such Loan shall be repaid with the proceeds of a subsequent Exempt Loan (the “Substitute Loan”), such repayment shall not operate to release all such Company Stock in the Exempt Loan Suspense Subfund, but, rather, such release shall be effected pursuant to the foregoing provisions of this Section 6A.2(b) on the basis of payments of principal and interest on such Substitute Loan.

(ii)	If the Investment Committee so determines in its discretion, then in lieu of applying the provisions of Section 6A.2(b)(i) hereof with respect to such Exempt Loan or Substitute Loan, shares shall be released from the Exempt Loan Suspense Subfund as the principal amount of an Exempt Loan is repaid (and without regard to interest payments), provided the following three conditions are satisfied:

(A)	The Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years.

(B)	The interest portion of any payment is disregarded only to the extent it would be treated as interest under standard loan amortization tables.

(C)	If the Exempt Loan is renewed, extended or refinanced, the sum of the expired duration of the Exempt Loan and the renewal, extension or new Exempt Loan period must not exceed ten years.

(iii)	It is intended that the provisions of this Section 6A.2(b) shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation § 54.4975-7(b)(8), and any successor regulation thereto. All Company Stock released from the Exempt Loan Suspense Subfund during any Plan Year shall be allocated among Participants as prescribed by Section 6A.2(c) hereof, except to the extent provided in Section 6.14.

(c)	Shares of Company Stock released from the Exempt Loan Suspense Subfund for a Plan Year in accordance with Section 6A.2(b) hereof and Section 6.14(b)(i) shall be held in the Trust Fund on an unallocated basis until allocated by the Investment Committee as of not later than the last day of that Plan Year. The allocation of such shares shall be made among the ESOP Accounts of Eligible Participants (as that term is defined in paragraph (d) below). The number of shares allocable to each such Eligible Participant’s ESOP Account shall be the number of shares which bears the same ratio to the total shares released for such Plan Year as the Compensation for the Plan Year for such Eligible Participant bears to the total Compensation of all Eligible Participants for such Plan Year.

(d)	For purposes of Section 6A.2, an “Eligible Participant” shall mean any Participant who is an Eligible Employee on the last business day of such Plan Year or who ceased to be an Eligible Employee during such Plan Year due to death, Disability, or retirement at or after age 55 (as such retirement is determined under the Allergan, Inc. Pension Plan). Any Eligible Participant who, on or after January 1, 2003, (i) incurs a Severance and is subsequently reemployed or (ii) transfers out of employment with the Company to employment with an Affiliated Company that has not adopted the Plan pursuant to Section 10.2 and is subsequently transferred back to employment with Company, shall not be an Eligible Participant following his or her Reemployment Commencement Date or transfer date.

6A.3	Forfeitures. Any amount which is forfeited pursuant to Section 7.3 or 8.9 during a Plan Year shall be segregated from other amounts held under the Plan and shall first be used to reinstate the ESOP Accounts of reemployed Participants (or Beneficiaries, if applicable) who had previously forfeited such ESOP Accounts and who have a right to reinstatement of their forfeited ESOP Accounts pursuant to Section 7.3 or 8.9. Should any forfeitures then remain, they may next be used to pay Plan expenses as provided under Section 9.12. Should any forfeitures then remain, they shall be allocated as of the last day of the Plan Year to the ESOP Accounts of Eligible Participants (as that term is defined in Section 6A.2(d)) based on Compensation in the same manner as allocations under Section 6A.2(a) and (c). If a portion of an ESOP Account is forfeited, Company Stock must be forfeited only after other assets.

6A.4	Employee Contributions and Rollovers. No Employee contributions are permitted under the Plan. No rollover contributions to the Plan are permitted whether or not any such contributions would satisfy the applicable requirements of Code Sections 402, 403, 408 or 409.

ARTICLE VII
VESTING IN PLAN ACCOUNTS

7.1	No Vested Rights Except as Herein Provided. No Participant shall have any vested right or interest to, or any right of payment of, any assets of the Trust Fund, except as expressly provided in the Plan. Neither the making of any allocations nor the credit to any Account of a Participant shall vest in any Participant any right, title, or interest in or to any assets of the Trust Fund.

7.2	Vesting of Participant Deposits. A Participant shall be fully vested at all times in the amounts allocated to his or her Elective Deferrals Account, After Tax Deposits Account, and Rollover Contributions Account.

7.3	Vesting of Company Contributions.

(a)	Prior to January 1, 2016, a Participant’s interest in his or her Matching Contributions Account shall vest in accordance with the following schedule:

Years of Credited Service	Vested Percentage
Less than 3	0%
3 or more	100%

Notwithstanding the foregoing provisions of this Section 7.3(a), due to the occurrence of a Change in Control, a Participant in the Plan on March 17, 2015 shall become fully vested in his or her Matching Contributions Account on such date.

Beginning with the 2016 Plan Year, Matching Contributions shall be fully vested and nonforfeitable when made.

(b)	Prior to January 1, 2016, a Participant’s interest in his or her Retirement Contributions Account and ESOP Account shall vest in accordance with the following schedule:

Years of Credited Service	Vested Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

Notwithstanding the foregoing provisions of this Section 7.3(b), due to the occurrence of a Change in Control, a Participant in the Plan on March 17, 2015 shall become fully vested in his or her Retirement Contributions Account and ESOP Account on such date.

Beginning with the 2016 Plan Year, ESOP Contributions shall be fully vested and nonforfeitable when made.

(c)	Notwithstanding paragraphs (a) and (b) above and (e) and (f) below, a Participant shall become fully vested in his or her Matching Contributions Account, Retirement Contributions Account and ESOP Account if:

(i)	upon the occurrence of any of the following events, such Participant is then still an Employee:

(A)	Attainment of age sixty-two (62);

(B)	Death;

(C)	Severance due to a Disability; or

(D)	Occurrence of a Change in Control pursuant to Section 12.4;

or

(ii)	on or after January 1, 2007, the Participant dies while performing “qualified military service,” as defined in Code Section 414(u)(5).

(d)	Any individual who is an Eligible Employee as of January 1, 2016 shall be immediately 100% vested in his or her Matching Contributions Account, ESOP Account, and Retirement Contributions Account once enrolled in the Plan.

(e)	If an individual was not a Participant on March 17, 2015 and was not an Eligible Employee as of January 1, 2016, but had a Matching Contributions Account under the Plan as of January 1, 2016, the Participant’s interest in his or her Matching Contributions Account attributable to Matching Contributions made with respect to periods prior to January 1, 2016 shall vest in accordance with the following schedule:

Years of Credited Service	Vested Percentage
Less than 3	0%
3 or more	100%

(f)	If an individual was not a Participant on March 17, 2015 and was not an Eligible Employee as of January 1, 2016, but had a Retirement Contributions Account or ESOP Account under the Plan as of January 1, 2016, the Participant’s interest in his or her Retirement Contributions Account and ESOP Account shall vest in accordance with the following schedule::

Years of Credited Service	Vested Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

ARTICLE VIII
PAYMENT OF PLAN BENEFITS

8.1	Withdrawals During Employment. A Participant may withdraw amounts from his or her Accounts while an Employee in accordance with the following rules:

(a)	A Participant may, for any reason, withdraw any portion of the amount allocated to his or her After Tax Deposits Account (excluding any After Tax Deposits recharacterized as such under Section 4.5). A Participant who makes a withdrawal of After Tax Deposits (whether Matched Deposits or non-Matched Deposits) shall not be permitted to make any After Tax or Elective Deferrals during the six (6) month period beginning as soon as administratively feasible following the date of the withdrawal unless the After Tax Deposits can also be withdrawn under paragraph (d) below.

(b)	A Participant may, for any reason, withdraw any portion of the amount allocated to his or her Rollover Contributions Account.

(c)	After withdrawing all After Tax Deposits pursuant to paragraph (a) and all amounts allocated to his or her Rollover Contributions Account under paragraph (b) above, a Participant may, for any reason, withdraw any vested portion of the amount allocated to his or her Matching Contributions Account that was so allocated 2 or more years prior to the date of such a withdrawal.

(d)	On or after the attainment of age 59-1/2, a Participant may withdraw any vested portion of the amounts allocated to any of his or her Accounts.

(e)	After withdrawing all amounts permitted pursuant to paragraphs (a), (b) (c), and (d) above, a Participant may withdraw amounts from his or her Elective Deferrals Account (excluding any earnings attributable to such Account after December 31, 1988), the vested portion of his or her Matching Contributions Account, and any remaining amount in his or her After Tax Deposits (i.e., amounts not withdrawn under Section 8.1(a) because they are recharacterized as After Tax Deposits under Section 4.5 but excluding any earnings attributable to recharacterized After Tax Deposits after December 31, 1988) but excluding amounts from his or her Retirement Contributions Account, upon incurring a hardship as defined in Section 8.5.

(f)	A Participant who by reason of being a member of a reserve component of the military was ordered or called to active duty for a period of more than 180 days or for an indefinite period may request a distribution of all or part of his/her Elective Deferrals Account. The Qualified Reservist Distribution must be made during the period beginning on the date of such order or call to duty and ending at the close of the active duty period.

(g)	A Participant who is on active duty (as defined in Section 101 of Title 37, United States Code) for a period of more than 30 days may request a distribution of all or part of his/her Elective Deferrals Account. The distribution must be made by the close of the active duty period. If a Participant obtains a distribution pursuant to this paragraph (g), the Participant shall not be permitted to make Elective Deferrals or After-Tax Deposits to the Plan or contributions to any other deferred compensation plan of the Company or an Affiliated Company during the six (6) month period beginning as soon as administratively feasible following the date of the distribution from the Plan.

(h)	Except as provided in paragraphs (a) through (g) above, a Participant may not receive a distribution of the Participant’s benefits under the Plan prior to the Participant’s Severance.

(i)	Except as provided in Section 8.5(c), all withdrawals shall be made in cash, except to the extent any of the vested portion of a Participant’s Account to be withdrawn is invested in the Company Stock Fund, then such withdrawal may be made in Company Stock at the election of the Participant to the extent so invested.

(j)	Except as provided in Section 8.5(c), all withdrawals shall be made to Participants as soon as reasonably practicable following the Valuation Date in the month for which a properly completed withdrawal request is deemed perfected. All withdrawals shall be based on the Account balances of a Participant as of such Valuation Date. If a properly completed withdrawal request is received by the Company during any month and on or before the fifteenth day of such month, the withdrawal request shall be deemed perfected in such month, otherwise such withdrawal request shall be deemed perfected in the immediately following month.

(k)	Notwithstanding anything to the contrary in this Section 8.1 or Section 4.1, the additional withdrawal restrictions stated in Section 5.7(i) shall apply to all Participants who are Insiders, as that term is defined Section 5.7(i).

8.2	Distributions Upon Termination of Employment or Disability.

(a)	Subject to the provisions of Section 8.6, if a Participant incurs a Severance for any reason (including Disability) other than death, all or a portion of such Participant’s entire vested portion of his or her Accounts under the Plan shall be (i) distributed directly to such Participant, in the form of a lump sum or partial lump sum distribution, or (ii) at the election of the Participant, distributed as an Eligible Rollover Distribution and paid directly by the Trustee to the trustee of an Eligible Retirement Plan.

(b)	Any distribution made pursuant to paragraph shall be made in cash except to the extent any of the vested portion of such Participant’s Accounts is invested in the Company Stock Fund then, to the extent so invested, such distribution may be made in Company Stock at the election of the Participant.

(c)	Notwithstanding the provisions contained in the foregoing paragraphs of this Section 8.2 or Section 8.1, any provision which restricts or would deny a Participant through the withholding of consent or the exercise of discretion by some person or persons other than the Participant (and where relevant, other than the Participant’s spouse) of an alternative form of benefit, in violation of Code Section 411(d)(6) and the regulation promulgated thereunder, is hereby amended by the deletion of the consent and/or discretion requirement.

(d)	Notwithstanding the provisions contained in the foregoing paragraphs of this Section 8.2 or Section 8.1, upon receipt of a Qualified Domestic Relations Order, the amount payable to an Alternate Payee (as such terms are described in Section 15.2) may be distributed to the Alternate Payee as soon as administratively feasible.

8.3	Distribution Upon Death of Participant.

Subject to the provisions of Section 8.6, in the event of the death of a Participant, the entire vested portion of the Participant’s Accounts shall be distributed to the surviving Spouse as Beneficiary (if still alive) unless the Participant designated another Beneficiary pursuant to Section 8.4. The Participant’s Beneficiary (or prior to January 1, 2007, a Beneficiary who is the surviving Spouse of the Participant), may elect to have an Eligible Rollover Distribution paid directly by the Trustee to the trustee of an Eligible Retirement Plan. Distributions to the Beneficiary pursuant to this Section 8.3 shall be in the same form as specified in Section 8.2(b) above, as elected by the Beneficiary.

8.4	Designation of Beneficiary. At any time, and from time to time, each Participant shall have the unrestricted right to designate the Beneficiary or Beneficiaries to receive the entire vested portion of his or her Accounts upon his or her death and to revoke any such designation subject to paragraphs (a) and (b) below. Each such designation shall be evidenced by a written instrument signed by the Participant and filed with the Employee Benefits Committee.

(a)	If the Participant is married and designates a Beneficiary other than his or her Spouse, said designation shall not be honored by the Employee Benefits Committee unless accompanied by the written consent of said Spouse to said designation. Such consent (i) must designate a Beneficiary which may not be changed without the consent of the Spouse (or the consent of the Spouse expressly permits designation by the Participant without any further consent by the Spouse), (ii) must acknowledge the effect of the designation, and (iii) must be witnessed by a Plan representative or a notary public. No consent of such Spouse shall be necessary if it is established to the satisfaction of a Plan representative that the consent required under this paragraph (a) cannot or need not be obtained because (i) there is no Spouse, (ii) the Spouse cannot be located, or (iii) there exist such other circumstances which, pursuant to regulations under Code Section 417, permit a distribution to another Beneficiary. Any consent of a Spouse obtained pursuant to this paragraph (a) or any determination that the consent of the Spouse cannot (or need not) be obtained, shall be effective only with respect to that Spouse. If a Participant becomes married following his or her designation of a Beneficiary other than his or her Spouse, such designation shall be ineffective unless the spousal consent requirements of this paragraph are satisfied with respect to such Spouse (subject, however, to the provisions of Article XV regarding Qualified Domestic Relations Orders).

(b)	If the Participant is married and does not designate a Beneficiary, the Participant’s Spouse shall be his or her Beneficiary for purposes of this Section. If the deceased Participant is not married and shall have failed to designate a Beneficiary, or if the Employee Benefits Committee shall be unable to locate the designated Beneficiary after reasonable efforts have been made, or if such Beneficiary shall be deceased, distribution of the Participant’s death benefit shall be made by payment of the deceased Participant’s entire interest in the Trust to his or her personal representative in a single lump-sum payment. In the event the deceased Participant is not a resident of California at the date of his or her death, the Employee Benefits Committee, in its discretion, may require the establishment of ancillary administration in California. If the Employee Benefits Committee cannot locate a qualified personal representative of the deceased Participant, or if administration of the deceased Participant’s estate is not otherwise required, the Employee Benefits Committee, in its discretion, may pay the deceased Participant’s interest in the Trust to his or her heirs at law (determined in accordance with the laws of the State of California as they existed at the date of the Participant’s death).

8.5	Hardship Withdrawal Rules. A hardship withdrawal shall be made to a Participant only if the Employee Benefits Committee (or its representative) determines that the Participant has an immediate and heavy financial need and that a withdrawal from the Plan is necessary to satisfy such need as set forth in paragraphs (a) and (b) below.

(a)	A hardship withdrawal shall be authorized by the Employee Benefits Committee only if the Employee Benefits Committee, based upon the Participant’s representation and such other facts as are known to the Employee Benefits Committee, determines that the requested withdrawal is on the account of:

(i)	Medical expenses described in Code Section 213(d) incurred by the Participant or the Participant’s Spouse, Beneficiary or any dependents of the Participant (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(ii)	The purchase (excluding mortgage payments) of a principal residence for the Participant only;

(iii)	The payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or the Participant’s Spouse, Beneficiary, children, or dependents (as defined in subparagraph (i) above);

(iv)	The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)	The payment of burial or funeral expenses for the Participant’s parents, Spouse, Beneficiary, children, or dependents (as defined in subparagraph (i) above);

(vi)	The payment of expenses to repair damage of the Participant’s principal residence that would qualify as a casualty loss under Code Section 165; or

(vii)	Any other situation deemed as immediate and heavy financial needs by the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability.

(b)	A hardship withdrawal shall be authorized by the Employee Benefits Committee only if the Employee Benefits Committee, based upon the Participant’s representation and such other facts as are known to the Employee Benefits Committee, determines that all of the following conditions are or will be satisfied:

(i)	The amount of the withdrawal is not in excess of the amount required to relieve the financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal).

(ii)	The Participant has obtained all distributions (including distributions of ESOP dividends or Code Section 404(k) dividends), other than hardship withdrawals, and all nontaxable (at the time of the loan) loans from the Plan or any other plan maintained by the Company.

(iii)	The Participant shall not be permitted to make Elective Deferrals or After Tax Deposits during the 6-month period beginning as soon as administratively feasible following the date of the hardship withdrawal from the Plan or any other plan maintained by the Company.

(c)	Notwithstanding the provisions of Section 8.1(h), all hardship withdrawals shall be made in cash regardless of the fund from which such withdrawal is made. The Employee Benefits Committee may, at its discretion, establish written procedures whereby Participants may receive an estimated prepayment of a hardship withdrawal based on the last available valuation of such Participant’s Accounts with a reconciling adjustment made to such Participant’s Accounts after current valuation data is available.

8.6	Distribution Rules. Notwithstanding any other provisions of this Article VIII of the Plan regarding distributions of Participant’s Accounts, the following additional rules shall apply to all such distributions.

(a)	In no event shall any benefits under the Plan, including benefits upon retirement, termination of employment, or Disability, be paid to a Participant prior to the “Consent Date” (as defined herein) unless the Participant consents in writing to the payment of such benefits prior to said Consent Date. As used herein, the term “Consent Date” shall mean the Participant’s Normal Retirement Age. Notwithstanding the foregoing, the provisions of this paragraph shall not apply (i) following the Participant’s death, or (ii) to the extent paragraph (b) below applies.

(b)	Notwithstanding anything to the contrary in the Plan, if the total amount of the vested portion of a Participant’s Accounts does not exceed $1,000 ($5,000, prior to March 28, 2005), the vested portion of such Participant’s Accounts shall be distributed, in a single lump-sum payment, as soon as practicable following the Participant’s Severance Date. For purposes of this paragraph (b), Rollover Contributions and the earnings thereon, shall be included in determining the value of the vested portion of a Participant’s Accounts for distributions made after December 31, 2001 with respect to Participants who incur a Severance after December 31, 2001.

(c)	Unless the Participant elects otherwise pursuant to paragraph (a) above, distributions of the vested portion of a Participant’s Accounts shall commence no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (i) the Participant’s Normal Retirement Age; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant’s Severance. In addition, subject to Section 8.6(a), in no event may ESOP Account distributions commence later than one year after the close of the Plan Year (i) in which the Participant incurs a Severance by reason of the attainment of Normal Retirement Age, Disability or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service unless the Participant is reemployed by the Company before distributions must commence under this clause.

(d)	Minimum Required Distributions during Participant’s Lifetime. Notwithstanding anything to the contrary in the Plan unless the entire vested portion of a Participant’s Accounts is distributed in a single sum on or before the Required Beginning Date, distributions shall be made in accordance with this paragraph (d) as of the first Distribution Calendar Year and the entire vested portion of a Participant’s Accounts shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date as set forth below:

(i)	Amount of Minimum Required Distribution for each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)	Lifetime Minimum Required Distributions continue through Year of Participant’s Death. Minimum required distributions shall be determined under this paragraph (d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(iii)	Minimum Required Distributions for the 2002 Distribution Calendar Year. Notwithstanding the foregoing, with respect to distributions made for the 2002 Distribution Calendar Year, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary.

(iv)	Treasury Regulations Incorporated by Reference. All distributions required under this paragraph shall be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(e)	Minimum Required Distributions following Participant’s Death. If a Participant dies before the entire vested portion of his or her ESOP Account is distributed, the entire vested portion of the Participant’s ESOP Account shall be distributed as provided in Section 8.3. For all other Accounts, the following rules shall apply:

(i)	Required Distribution Dates. If a Participant dies before the entire vested portion of his or her Accounts is distributed, distributions shall be made, or begin to be made, no later than as follows:

(A)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided in subparagraph (iv) below, distributions to the surviving Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in subparagraph (iv) below, distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subparagraph (i), other than clause (A), shall apply as if the surviving Spouse were the Participant.

For purposes of this subparagraph (i) and subparagraphs (ii) and (iii) below, unless clause (D) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If clause (D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under clause (A).

(ii)	Forms of Distribution if Participant Dies On or After Distributions Begin. Unless the entire vested portion of a Participant’s Accounts is distributed in a single sum on or before the dates set forth in subparagraph (i) above, the entire vested portion of a Participant’s Accounts shall be distributed, or begin to be distributed, as set forth below:

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(iii)	Forms of Distribution if Participant Dies Before Distributions Begin. Unless the entire vested portion of a Participant’s Accounts is distributed in a single sum on or before the dates set forth in subparagraph (i) above, the entire vested portion of a Participant’s Accounts shall be distributed, or begin to be distributed, as set forth below:

(A)	Participant Survived by Designated Beneficiary. Except as provided in subparagraph (iv) below, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in subparagraph (ii)(A) above.

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph (i)(A) above, this subparagraph (iii) shall apply as if the surviving Spouse were the Participant.

(iv)	Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before the entire vested portion of his or her Accounts is distributed and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in subparagraph (i) if the Participant or Designated Beneficiary elects that the entire vested portion of the Participant’s Accounts be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, an election under this subparagraph shall apply as if the surviving Spouse were the Participant. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subparagraph (i), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor Designated Beneficiary makes an election under this subparagraph, distributions shall be made in accordance with subparagraphs (i) and (iii).

(v)	Election to Allow Designated Beneficiary Receiving Distributions under 5-Year Rule to Elect Life Expectancy Distributions. A Designated Beneficiary who is receiving payments under the 5-year rule described in subparagraph (iv) above, may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

(vi)	Minimum Required Distributions for the 2002 Distribution Calendar Year. Notwithstanding the foregoing, with respect to distributions made for the 2002 Distribution Calendar Year, the Plan shall apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary.

(vii)	Treasury Regulations Incorporated by Reference. All distributions required under this paragraph shall be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(f)	Definitions for Minimum Required Distribution Rules. For purposes of paragraphs (d) and (e) above, the following definitions shall apply:

(i)	“Account Balance” means the account balance of a Participant’s Account as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to a Participant’s Accounts as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(ii)	“Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 8.4 and is the Designated Beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)-1, Q&A-4.

(iii)	“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (e). The minimum required distribution for the Participant’s first Distribution Calendar Year shall be made on or before the Participant’s Required Beginning Date. The minimum required distribution for other Distribution Calendar Years, including the minimum required distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

(iv)	“Life expectancy” means as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

(v)	“Required Beginning Date” means the April 1 of the calendar year immediately following the later of the calendar year in which the Participant attains age 70-½ or incurs a Severance; provided, however, if such Participant is a Five Percent Owner (as defined in Code Section 416(i) and applicable regulations) with respect to the Plan Year ending in the calendar year in which such Participant attains age 70½, the Required Beginning Date shall be April 1 of the calendar year immediately following the year in which such Participant attains age 70½.

(g)	If it is not administratively practical to calculate and commence payments by the latest date specified in the rules of paragraphs (b), (c), (d) and (e) above because the amount of the Participant’s benefit cannot be calculated, or because the Employee Benefits Committee is unable to locate the Participant (or eligible Beneficiary) after making reasonable efforts to do so, the payment shall be made as soon as is administratively possible (but not more than 60 days) after the amount of the benefit can be ascertained or the Participant (or Beneficiary) can be located.

(h)	Notwithstanding any Plan provision to the contrary, a Participant or Designated Beneficiary who would have been required to receive Minimum Required Distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 MRDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 MRDs, will not receive those distributions for 2009 unless the Participant or Designated Beneficiary chooses to receive such distributions. Participants and Designated Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

In addition, notwithstanding the provisions of the Plan providing for direct rollovers, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 MRDs will be treated as Eligible Rollover Distributions on or after June 8, 2009. Prior to this date, a direct rollover was offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

A Participant or Designated Beneficiary who would have been required to receive 2009 MRDs but for the enactment of Code Section 401(a)(9)(H), and who would have satisfied that requirement by receiving distributions that are one or more payments in a series of substantially equal distributions (that include the 2009 MRDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 MRDs”), will receive those distributions for 2009 unless the Participant or Designated Beneficiary chooses not to receive such distributions.

For purposes of applying the direct rollover provisions of the Plan, Extended 2009 MRDs are not treated as Eligible Rollover Distributions.

Subject to the timing requirements outlined in applicable rules and regulations, the Plan will accept rollovers of 2009 MRDs and Extended 2009 MRDs distributed from the Plan. However, such amounts will be accepted from terminated Participants only if the Plan otherwise allows terminated Participants to make rollover contributions to the Plan.

8.7	Forfeitures.	The non-vested portion of a Participant’s Accounts shall be forfeited in accordance with the following rules:

(a)	In the event a Participant who incurs a Severance receives a distribution of the entire vested portion of his or her Accounts when he or she is not fully vested in such Accounts, the non-vested portion of the Participant’s Accounts shall be forfeited as of the Participant’s distribution date. A Participant who incurs a Severance when no portion of his or her Accounts are vested shall be deemed to have received a distribution pursuant to this paragraph (a) as of his or her Severance Date and his or her Accounts shall be forfeited as of the Participant’s Severance Date. If the Participant is rehired by the Company prior to the date he or she incurs five consecutive Breaks in Service, the amounts forfeited shall be reinstated to the Participant’s Accounts as of the Participant’s Reemployment Commencement Date (without regard to any interest or investment earnings on such amount).

(b)	In the event a Participant who incurs a Severance does not receive a distribution of the entire vested portion of his or her Accounts when he or she is not fully vested in such Accounts, the non-vested portion of the Participant’s Accounts shall be forfeited on the date on which the Participant incurs five consecutive Breaks in Service. Notwithstanding the previous sentence, in the event a Participant who incurs a Severance does not receive a distribution of the entire vested portion of such Participant’s ESOP Account when he or she is not fully vested in the ESOP Account, forfeiture of the ESOP Account shall occur as of such Participant’s Severance Date.

(c)	At any relevant time after application of paragraphs (a) and (b) above, a Participant’s vested portion of his or her Company Contributions Account or ESOP Account shall be equal to an amount (“X”) determined by the following formula:

X = P*(AB + D) - D

For the purposes of applying the formula:

P = the vested percentage at any relevant time determined pursuant to Section 7.2

AB = the Account balance at the relevant time

D = the total amount of any distributions from the Account since such Severance

(d)	Forfeitures shall be allocated in the manner provided in Section 6.3 at such times as determined by the Employee Benefits Committee and to the extent available shall be used to reduce contributions made by the Company pursuant to Sections 5.3, 5.4 and 5.5.

8.8	Valuation of Accounts Upon Distribution.

For the purpose of any distribution of Accounts under this Article VIII, the amount of such distribution shall be based on the value of a Participant’s Accounts as of the Valuation Date in the month in which the application for such distribution is deemed perfected. If a properly completed distribution application is received by the Employee Benefits Committee during any month and on or before the fifteenth day of such month, the distribution application shall be deemed perfected in such month, otherwise such distribution application shall be deemed perfected in the immediately following month.

8.9	Lapsed Benefits.

(a)	In the event that a Participant’s Accounts is payable under the Plan and after reasonable efforts the Participant cannot be located for the purpose of paying his or her Accounts during a period of three consecutive years, the Participant shall be presumed dead and his or her Accounts shall, upon the expiration of that three year period, be paid to the Participant’s Beneficiary. If the Participant’s Beneficiary cannot be located for the purpose of paying the Participant’s Accounts for the following two years, then the Participant’s Accounts shall, upon expiration of such two-year period, be forfeited and reallocated to the Accounts of other Participants in accordance with Section 6.3.

(b)	If a Participant dies prior to receiving a distribution of the entire vested portion of his or her Accounts (other than a Participant presumed to have died as provided above) and if after reasonable efforts the Beneficiary of the Participant cannot be located for the purpose of paying the Participant’s Accounts during a period of five consecutive years, the benefit shall, upon expiration of such five-year period, be forfeited and reallocated to the Accounts of the other Participants in accordance with Section 6.3.

(c)	For purposes of this Section, the term “Beneficiary” shall include any person entitled under Section 8.4 to receive the vested interest of a deceased Participant or deceased designated Beneficiary. It is the intention of this Section that during the relevant waiting period (two years or five years) the vested portion of a Participant’s Accounts shall be distributed to a Beneficiary in a lower priority category under Section 8.4 if no Beneficiary in a higher priority category can be located by the Employee Benefits Committee after reasonable efforts have been made.

(d)	Notwithstanding the foregoing rules, if after such a forfeiture the Participant or a Beneficiary claims the forfeited Accounts, the amount forfeited shall be reinstated (without regard to any interest or investment earnings on such amount) and paid to the Participant or Beneficiary as soon as practical following the production of reasonable proof of the identity of the Participant or Beneficiary and his or her entitlement to the amounts forfeited (determined pursuant to the Plan’s normal claim procedures under Section 9.8).

(e)	The Employee Benefits Committee shall direct the Trustee with respect to the procedures to be followed concerning a missing Participant (or Beneficiary), and the Company shall be obligated to contribute to the Trust Fund any amounts necessary after the application of Section 6.3 to pay any reinstated benefit after it has been forfeited pursuant to the provisions of this Section.

8.10	Persons Under Legal Disability.

(a)	If any payee under the Plan is a minor or if the Employee Benefits Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him/her, the Employee Benefits Committee may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of the payee.

(b)	Any such payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

8.11	Additional Documents.

(a)	The Employee Benefits Committee or the Company may require satisfactory proof of any matter under the Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall be entitled to receive any benefits under the Plan until the required proof shall be furnished.

(b)	The Employee Benefits Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Employee Benefits Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article VIII.

(c)	The Employee Benefits Committee or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Employee Benefits Committee or Trustee, or both, may deem appropriate as protection against possible liability for State or Federal death taxes attributable to any death benefits.

8.12	Trustee-to-Trustee Transfers.

In the case of any Participant or Participants who have terminated employment with the Company and all Affiliated Companies and subsequently become employed by an unrelated successor employer, the Employee Benefits Committee, shall at the request of such Participant or Participants, direct the Trustee to transfer the assets in the Accounts of such Participant or Participants directly to the trustee of any retirement plan maintained by such successor employer or employers in lieu of any distribution described in the preceding provisions of this Article VIII but only if (i) the retirement plan maintained by such successor employer is determined to the satisfaction of the Employee Benefits Committee to be qualified under Code Section 401, (ii) the sponsor and trustee of such plan consent to the transfer, and (iii) such transfer satisfies the conditions of Section 12.2 hereof.

8.13	Loans to Participants.

A Participant may borrow from his or her Accounts except from his or her Retirement Contributions Account while an Employee in accordance with the following rules:

(a)	Subject to minimum and maximum loan requirements and the restrictions of Section 5.7(h), a Participant may borrow up to 50% of his or her After Tax Deposits Account, Elective Deferrals Account, Rollover Contributions Account, ESOP Account, and the vested portion of his or her Matching Contributions Account and Profit Sharing Contributions Account. Except as otherwise provided in an applicable Appendix, only one loan may be outstanding to a Participant at any time and a Participant must wait at least 30 days following the date a loan is repaid in full before a new loan may be approved. The minimum loan amount shall be $1,000 and the maximum loan amount shall be $50,000. The $50,000 maximum loan amount shall be reduced by the excess, if any, of the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the loan is made over the outstanding balance of loans on the date the loan is made.

(b)	A loan to a Participant shall be made solely from his or her Account(s) and shall be considered an investment directed by the Participant. Loan amounts shall be funded from the Participant’s Accounts as determined under procedures established by the Employee Benefits Committee; provided, however, that principal repayments shall be credited to the Participant’s Accounts in the inverse of the order used to fund the loan and interest payments shall be credited to the Participant’s Accounts in direct proportion to the principal repayments.

(c)	A loan to a Participant shall bear an interest rate equal to the prime rate reported in the Wall Street Journal on first business day of the month in which the loan is granted (the last business day of the previous month for loans made prior to July 1, 2000) plus one percent (1%) and shall remain fixed throughout the term of the loan. Notwithstanding the preceding sentence, if the Employee Benefits Committee determines that such rate is not reasonable or otherwise not in accordance with applicable requirements under the Code or ERISA, the Employee Benefits Committee shall set an alternate interest rate at the time that the loan is taken.

(d)	A loan to a Participant shall have a definite maturity date. Loans, other than loans made for the purpose of acquiring the principal residence of the Participant, shall be made for a period not to exceed five (5) years. Loans made for the purpose of acquiring the principal residence of the Participant shall be made for a period not to exceed fifteen (15) years.

(e)	A loan to a Participant shall have a definite repayment schedule and shall be amortized on a substantially level basis with repayments occurring not less frequently than quarterly. Notwithstanding the foregoing, the loan repayments shall be suspended during an unpaid Leave of Absence not to exceed one year at which time loan repayments shall resume in accordance with Regulation Section 1.72(p)-1. In the case of a Leave of Absence due to uniformed service, loan repayments shall be suspended as permitted under Code Section 414(u)(4) and in accordance with Regulation Section 1.72(p)-1.

(f)	A loan to a Participant shall be secured by the vested portion of the Participant’s Account(s). No more than 50% of the Participant’s vested Account(s) as determined on the date the loan is issued shall be considered by the Plan as security for a loan. A Participant who borrows from the Plan hereby agrees that, unless expressly provided otherwise in loan documents, any such loan is automatically secured by 50% of his or her vested Account(s).

(g)	A loan to a Participant shall be evidenced by a promissory note and/or such other documentation as required by the Employee Benefits Committee.

(h)	(i) A loan to a Participant prior to October 1, 2017 shall be treated as a distribution unless the entire principal amount and any interest accrued thereon is repaid within ninety (90) days after the occurrence of a Participant’s Severance.

(ii)	A loan to a Participant on or after October 1, 2017 may continue to be repaid over the remaining term of the loan after a Participant’s Severance.

(iii)	Absent repayment by the Participant, the Employee Benefits Committee shall instruct the Trustee to distribute the note to the Participant as part of his or her distribution and the Participant’s vested Account(s) shall be reduced to the extent of such distribution and treatment shall be in accordance with Regulation Section 1.72(p)-1.

(i)	The Employee Benefits Committee shall establish the Participant loan program and have the duty to manage and administer the Participant loan program in accordance with the terms and provisions of this Section. The Employee Benefits Committee shall have, but not by way of limitation, the following discretionary powers and authority:

(i)	To determine the manner in which loan repayments shall occur whether it be through automatic payroll deductions or otherwise.

(ii)	To determine the amount of loan repayments following suspension due to an unpaid Leave of Absence subject to the requirement that the loan must be repaid by the latest date permitted under paragraph (d).

(iii)	To establish any fees, including but not limited to application fees and maintenance fees, and the manner in which such fees are collected from the Participant.

(iv)	To consider only those factors which would be considered in a normal commercial setting by persons in the business of making similar types of loans in establishing the Participant loan program. Such factors may include the applicant’s credit worthiness and financial need, but may not include any factor which would discriminate against Participants who are not Highly Compensated Employees. Loans shall be made available to all Participants without regard to a Participant’s race, color, religion, sex, age or national origin and shall not be made available to Participants who are Highly Compensated Employees in an amount greater than the amount made available to Participants who are not Highly Compensated Employees.

(j)	Effective December 1, 2013, with the consent of the Plan Administrator, the Trustee may permit in-kind distribution of plan loans, provided that the Plan Administrator in its sole discretion consents to such distribution.

8.14	Roth Conversion Distributions. Effective as of September 1, 2011:

(a)	In accordance with Code Section 402A(c)(4) and the regulations and rulings promulgated thereunder and the requirements set forth in Section 4.8(f) of the Plan, certain Participants are permitted to convert amounts that are otherwise distributable from the Plan to Roth Contribution Deposits. Such amounts will be maintained in a Participant’s Roth In-Plan Conversion Account.

(b)	For purposes of a direct Roth In-Plan Conversion that is made within the Plan, a Participant is entitled to a distribution when such Participant has attained age 59½.

(c)	For purposes of a direct Roth In-Plan Conversion that is made within the Plan, amounts in a Participant’s Rollover Contributions Account may be distributed.

(d)	Notwithstanding the foregoing, effective January 1, 2013, a Participant is permitted to convert any or all of the vested portion of his Account, including amounts that are not immediately distributable.

8.15	Put Option for Company Stock Allocated to ESOP Accounts.

(a)	Solely in the event that a Participant receives a distribution consisting in whole or in part of Company Stock that at the time of distribution thereof is not readily tradable stock within the meaning of Code Section 409(h), such distributed Company Stock shall be made subject to a put option in the hands of a Qualified Holder (as defined herein below). The right to a put option, as described in this Section 8.15 shall be nonterminable. Thus, if the Plan holds or has distributed securities acquired with the proceeds of an Exempt Loan and the Exempt Loan is repaid or the Plan ceases to be an employee stock ownership plan, these protections and rights shall continue to exist under the terms of the Plan. The put option shall be subject to the following provisions:

(i)	As used herein, the term “Qualified Holder” shall mean the Participant or Beneficiary receiving the distribution of such Company Stock, any other party to whom such stock is transferred by gift or by reason of death, and also any trustee of an Individual Retirement Account (as defined under Code Section 408) to which all or any portion of such distributed Company Stock is transferred pursuant to a tax-free “rollover” transaction satisfying the requirements of Code Section 402.

(ii)	During the sixty (60) day period following any distribution of such Company Stock, a Qualified Holder shall have the right to require the Company to purchase all or any portion of said distributed Company Stock held by said Qualified Holder. A Qualified Holder shall exercise such right by giving written notice to the Company within the aforesaid sixty (60) day period of the number of shares of distributed Company Stock that such Qualified Holder intends to sell to the Company. The purchase price to be paid for any such Company Stock shall be its fair market value determined as of the Valuation Date coincident with or immediately preceding the date of the distribution.

(iii)	If a Qualified Holder shall fail to exercise his or her put option right under subparagraph (ii) above, such option right shall temporarily lapse upon the expiration of the sixty (60) day period thereof. As soon as is reasonably practicable following the last day of the Plan Year in which said sixty (60) day option period expires, the Company shall notify each such non-electing Qualified Holder who is then a shareholder of record of the valuation of such Company Stock as of the most recent Valuation Date. During the sixty (60) day period following receipt of such valuation notice, any such Qualified Holder shall have the right to require the Company to purchase all or any portion of such distributed Company Stock. The purchase price to be paid therefor shall be based on the valuation of such Company Stock as of the Valuation Date coinciding with or next preceding the exercise of the option under this Section 8.15. If a Qualified Holder fails to exercise his or her option right under this subparagraph (iii) with respect to any portion of such distributed Company Stock, no further options shall be applicable under the Plan and the Company shall have no further purchase obligations hereunder.

(iv)	In the event that a Qualified Holder shall exercise a put option under this Section, then the Company shall have the option of paying the purchase price of the Company Stock which is subject to such put option (hereafter the “Option Stock”) under either of the following methods:

(A)	A lump sum payment of the purchase price within ninety (90) days after the date upon which such put option is exercised (the “Exercise Date”) or

(B)	A series of six equal installment payments, with the first such payment to be made within thirty (30) days after the Exercise Date and the five remaining payments to be made on the five anniversary dates of the Exercise Date, so that the full amount shall be paid as of the fifth anniversary of such Exercise Date. If the Company elects to pay the purchase price of the Option Stock under the installment method provided in this clause (2), then the Company shall, within thirty (30) days after the Exercise Date, give the Qualified Holder who is exercising the put option the Company’s promissory note for the full unpaid balance of the option price. Such note shall, at a minimum, provide adequate security (if required under applicable regulations), state a rate of interest reasonable under the circumstances (but at least equal to the imputed compound rate in effect as of the Exercise Date pursuant to the regulations promulgated under Code Sections 483 or 1274, whichever shall be applicable) and provide that the full amount of such note shall accelerate and become due immediately in the event that the Company defaults in the payment of a scheduled installment payment.

(v)	The put options under subparagraphs (ii) and (iii) above shall be effective solely against the Company and shall not obligate the Plan in any manner; provided, however, with the Company’s consent, the Plan may elect to purchase any Company Stock that otherwise must be purchased by the Company pursuant to a Qualified Holder’s exercise of any such option.

(vi)	If at the time of any distribution of said Company Stock it is known that any applicable Federal or State law would be violated by the Company’s honoring of such a put option as provided under this Section, the Company shall designate another entity that will honor such put option. Such other entity shall be one having a substantial net worth at the time such loan is made and whose net worth is reasonably expected to remain substantial.

(vii)	In the event that a Qualified Holder is unable to exercise the put option provided hereunder because the Company (or other entity bound by such put option) is prohibited from honoring it by reason of any applicable Federal or State law, then the sixty (60) day option periods during which such put option is exercisable under subparagraphs (ii) and (iii) shall not include any such time during which said put option may not be exercised due to such reason.

(viii)	Except as is expressly provided herein above with respect to any distributed Company Stock that is readily tradable stock within the meaning of Code Section 409(h), no Participant shall have any put option rights with respect to Company Stock distributed under the Plan, and neither the Company nor the Plan shall have any obligation whatsoever to purchase any such distributed Company Stock from any Participant or other Qualified Holder.

(ix)	At the time of distribution of Company Stock that is not readily tradable stock within the meaning of Code Section 409(h), to a Participant or Beneficiary, the Company shall furnish to such Participant or Beneficiary the most recent annual certificate of value prepared by the Company with respect to such Stock. In addition, the Company shall furnish to such Participant or Beneficiary a copy of each subsequent annual certificate of value until the put options provided for in this Section with respect to such distributed Company Stock shall expire.

(b)	Notwithstanding any other provisions of the Plan regarding a Participant’s right to exercise a put option, the put option described in paragraph (a) above shall be subject to the following additional provisions:

(i)	If the distribution constitutes a Total Distribution (as defined below), in the event that a Qualified Holder exercises a put option under this Section, then the Company shall have the right to pay the purchase price of the Option Stock under either of the following methods:

(A)	A lump sum payment of the purchase price within thirty (30) days after the Exercise Date; or

(B)	A series of five substantially equal annual payments with the first such payment to be made within thirty (30) days after the Exercise Date. If the Company elects to pay the purchase price of the Option Stock under the installment method provided in this clause (2), then the Company shall, within 30 days after the Exercise Date, give the Qualified Holder who is exercising the put option the Company’s promissory note for the full unpaid balance of the option price. Such note shall, at a minimum, provide adequate security, state a rate of interest reasonable under the circumstances (but at least equal to the imputed compound rate in effect as of the Exercise Date pursuant to the regulations promulgated under Code Sections 483 or 1274, whichever shall be applicable) and provide that the full amount of such note shall accelerate and become due immediately in the event that the Company defaults in the payment of a scheduled installment payment.

(ii)	If the distribution does not constitute a Total Distribution (as defined below), in the event that a Qualified Holder exercises a put option under this Section, then the Company shall pay the purchase price of the Option Stock in a lump sum within thirty (30) days after the Exercise Date.

For purposes of this Section, “Total Distribution” shall mean a distribution to a Participant (or his or her Beneficiary, if applicable) within one taxable year of such recipient of the entire balance to the credit of the Participant.

(iii)	This Section shall be applied to any securities of the Company held by the Plan to the extent required under Code Section 401(a)(23) and the regulations issued thereunder and its provisions shall be interpreted and applied in accordance with all applicable requirements of Code Section 409(h) and the regulations issued thereunder.

8.16	Diversification Rule.

(a)	For the purpose of Section 8.16 only, the following definitions shall apply:

(i)	“Qualified Participant” shall mean any Participant.

(ii)	“Insider” shall mean any Participant who is directly or indirectly the beneficial owner of more than 10% of any class of any equity security (other than an exempted security) of the Sponsor (or the Company) which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, or who is a “director” or an “officer” of the Sponsor or the Company as those terms are interpreted under the Securities Exchange Act of 1934 for the purpose of determining persons subject to Section 16 of such Act.

(b)	Any Participant who is a Qualified Participant may elect to diversify up to 100% of the Company Stock allocated to his or her ESOP Account.

(c)	Prior to the effective date set forth in subsection (b) above, “Qualified Participant” was defined as a Participant who is fully vested in his or her ESOP Account as determined under Section 8.16.

(d)	Effective as of September 1, 2002 and ending on the effective date of the diversification rules set forth in subsection (b) above, a Participant may elect to diversify his or her ESOP Account as follows:

(i)	Any Participant who is a Qualified Participant may elect to diversify up to 50% of the Company Stock allocated to his or her ESOP Account.

(ii)	The number of shares of Company Stock that may be diversified shall be determined by applying the diversification percentage of 50% to the total number of shares allocated to a Participant’s ESOP Account and reducing such number by the number of shares of Company Stock previously diversified under this Section.

(e)	Effective as of January 1, 2002 and ending on September 1, 2002, a Participant may elect to diversify his or her ESOP account as follows:

(i)	Any Participant who is a Qualified Participant as of December 31, 2001 may elect to diversify up to 50% of the Company Stock allocated to his or her ESOP Account in accordance with the following schedule that increases the Diversification Percentage over the following three Plan Years:

Plan Year	Diversification Percentage
2002	up to 25%
2003	up to 40%
2004 and thereafter	up to 50%

(ii)	Any Participant who becomes a Qualified Participant on or after January 1, 2002 may elect to diversify up to 50% of the Company Stock allocated to his or her ESOP Account in accordance with the following schedule that increases the Diversification Percentage over the following three Plan Years:

Plan Year	Diversification Percentage
Plan Year after becoming a Qualified Participant	up to 25%
Next succeeding Plan Year	up to 40%
Next succeeding Plan Year and thereafter	up to 50%

(iii)	The number of shares of Company Stock that may be diversified in any given Plan Year shall be determined by applying the Diversification Percentage in the above schedules to the total number of shares allocated to a Participant’s ESOP Account as of the beginning of the Plan Year and reducing such number by the number of shares of Company Stock previously diversified under this Section.

(f)	For Plan Years prior to the 2002 Plan Year, each Qualified Participant shall be permitted to direct the Plan as to the diversification of 25 percent of the value of the vested portion of the Participant’s ESOP Account within 90 days after the last day of each Plan Year during the Participant’s Qualified Election Period. For the purpose of this paragraph (f), the term “Qualified Participant” means a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan and the term “Qualified Election Period” shall mean the six Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant. Within 90 days after the close of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Plan as to the diversification of 50 percent of the value of the vested portion of such ESOP Account. Upon such direction by a Qualified Participant, the Plan shall transfer to the Allergan, Inc. Savings and Investment Plan (the “Plan”) that portion of the Participant’s ESOP Account that is covered by the election within 90 days after the last day of the period during which the election can be made which shall be allocated to a rollover account maintained on behalf of the Qualified Participant. Under the Plan, the Qualified Participant may invest the amount so transferred under any of the investment options available under the Plan or may direct that the amount so transferred be distributed to him or her.

(g)	A Qualified Participant who elects to diversify his or her ESOP Account as provided under this Section shall do so by transferring diversified amounts to any of the investment funds currently offered and currently available to Participants as determined by the Employee Benefits Committee pursuant to Section 5.6(b); provided, however, that any allocations among the investment funds shall be made in 1% increments. Any election to diversify shall be effective as soon as administratively feasible and subject to paragraph below. A Qualified Participant shall effect a diversification election under procedures established by the Employee Benefits Committee for this purpose.

(h)	For purposes of this Section and consistent with the requirements of Code Section 401(a)(28) if applicable, a Qualified Participant who is an Insider may only elect to diversify his or her ESOP Account if within six (6) months before the Participant’s election, he or she has not made an election under the provision of any company plan covered by Rule 16b-3 (promulgated pursuant to the Securities Exchange Act of 1934) then in existence that would result in the transfer into a Company equity securities fund.

ARTICLE IX
OPERATION AND ADMINISTRATION

9.1	Appointment of Committees. The operation and administration of the Plan shall be conducted through action by the Benefits Oversight Committee, the Employee Benefits Committee, and the Investment Committee, each of which shall exercise such powers and have such duties as is set forth in the Plan, the Trust agreement and to the extent applicable, the Committee charter. The Employee Benefits Committee and the Investment Committee shall consist of at least three, but not more than five, voting members which are appointed and removed by the Benefits Oversight Committee; provided, however, that the initial members of the Benefits Oversight Committee were appointed by the Company (by action of its CEO). Any Employee appointed to the Employee Benefits Committee or the Investment Committee shall automatically cease to be a member of the Committee, effective as of the date he or she ceases to be an Employee, unless the Benefits Oversight Committee specifies otherwise in writing.

9.2	Duties of Committees.

The Employee Benefits Committee shall have the sole responsibility for the general administration of the Plan and for carrying out its provisions, and shall be a “Named Fiduciary” for administration within the meaning of Section 402(a)(2) of ERISA and the “Plan Administrator” within the meaning of Section 3(16)(A) of ERISA.

The Investment Committee shall exercise management and control over the assets of the Trust. The Investment Committee shall have such responsibilities as set forth herein and in the Investment Committee charter, and shall be a “Named Fiduciary” and within the meaning of Section 402(a)(2) of ERISA.

The Benefits Oversight Committee shall have Plan Sponsor authority, and shall monitor the performance of the Employee Benefits Committee and the Investment Committee, in accordance with the terms of the Plan and of its Committee charter.

The Committees shall conduct their business in accordance with the terms of the Plan and the applicable Committee charter. The terms of this Article shall govern Committee proceedings and actions; provided, however, that if a Committee has adopted a charter or rules and procedures that provide otherwise, the terms of the charter or rules and procedures shall govern.

9.3	Transaction of Business. The Committee and Investment Committee shall transact business as provided in paragraphs (a) and (b), respectively:

(a)	A majority of the Committee shall constitute a quorum for the transaction of business. Actions of the Committee may be taken either by vote at a meeting or in writing without a meeting. All action taken by the Committee at any meeting shall be by a vote of the majority of those present at such meeting. All action taken in writing without a meeting shall be by a vote of the majority of those responding in writing. All notices, advices, directions and instructions to be transmitted by the Committee shall be in writing and signed by or in the name of the Committee. In all its communications with the Trustee, the Committee may, by either of the majority actions specified above, authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event it shall notify the Trustee in writing of such action and the name or names of its members so designated and the Trustee shall thereafter accept and rely upon any documents executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

(b)	A majority of the Investment Committee shall constitute a quorum for the transaction of business. Actions of the Investment Committee may be taken either by vote at a meeting or in writing without a meeting. All action taken by the Investment Committee at any meeting shall be by a vote of the majority of those present at such meeting. All action taken in writing without a meeting shall be by a vote of the majority of those responding in writing. All notices, advices, directions and instructions to be transmitted by the Investment Committee shall be in writing and signed by or in the name of the Investment Committee. In all its communications with the Trustee, the Investment Committee may, by action specified above, authorize any one or more of its members to execute any document or documents on behalf of the Investment Committee, in which event it shall notify the Trustee in writing of such action and the name or names of its members so designated and the Trustee shall thereafter accept and rely upon any documents executed by such member or members as representing action by the Investment Committee until the Investment Committee shall file with the Trustee a written revocation of such designation.

9.4	Voting. Any member of the Committee who is also a Participant hereunder shall not be qualified to act or vote on any matter relating solely to himself or herself, and upon such matter his or her presence at a meeting shall not be counted for the purpose of determining a quorum. If, at any time a member of the Committee is not so qualified to act or vote, the qualified members of the Committee shall be reduced below two (2) and the Board of Directors shall promptly appoint one or more special members to the Committee so that there shall be at least one qualified member to act upon the matter in question. Such special Committee members shall have power to act only upon the matter for which they were especially appointed and their tenure shall cease as soon as they have acted upon the matter for which they were especially appointed.

9.5	Employee Benefits Committee Powers. The Employee Benefits Committee shall have all discretionary powers necessary to supervise the administration of the Plan and control its operations, and to act as the “Plan Administrator” within the meaning of Section 3(16)(A) of ERISA. In addition to any discretionary powers and authority conferred on the Employee Benefits Committee elsewhere in the Plan or by law, the Employee Benefits Committee shall have, but not by way of limitation, the following discretionary powers and authority:

(a)	To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities as provided in Section 9.6.

(b)	To employ such legal, actuarial, medical, accounting, clerical, and other assistance as it may deem appropriate in carrying out the provisions of the Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

(c)	To establish rules and regulations from time to time for the conduct of the Employee Benefits Committee’s business and the administration and effectuation of the Plan.

(d)	To administer, interpret, construe, and apply the Plan and to decide all questions which may arise or which may be raised under the Plan by any Employee, Participant, former Participant, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of Credited Service of any Participant, and the amount of benefits to which any Participant or his or her Beneficiary may be entitled.

(e)	To determine the manner in which the assets of the Plan, or any part thereof, shall be disbursed.

(f)	Subject to provisions (a) through (d) of Section 10.1, to make amendments to the Plan as may be reasonably necessary or appropriate to carry out the intent of the Company in its capacity as Plan Sponsor, provided that such amendments are reasonably expected to result in an increase in cost or expense to the Company or its affiliates of less than $1 million in a given Plan Year or that the Board has not determined will cause significant employee disruption, or that are necessary or advisable for compliance with ERISA, the Internal Revenue Code, or other applicable law.

(g)	To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

(h)	To delegate to one or more persons, subcommittees or committees such powers or duties as it determines.

Any action taken in good faith by the Employee Benefits Committee in the exercise of discretionary powers conferred upon it by the Plan shall be conclusive and binding upon the Participants and their Beneficiaries. All discretionary powers conferred upon the Employee Benefits Committee shall be absolute; provided, however, that all such discretionary power shall be exercised in a uniform and nondiscriminatory manner.

9.6	Investment Committee Powers. The Investment Committee shall have all discretionary powers necessary to manage and control the assets of the Trust, including but not limited to, the following:

(a)	To manage and control the assets of the Trust subject to the requirement that all action taken by the Investment Committee shall be in accordance and consistent with the funding policy established by the Committee and shall be communicated to the Committee at periodic intervals;

(b)	To appoint one or more Investment Managers pursuant to Section 5.17 to manage and control any or all of the assets of the Trust not invested or to be invested in Company Stock.

(c)	To designate persons (other than the members of the Investment Committee) to carry out fiduciary responsibilities, other than any responsibility to manage or control the assets of the Trust;

(d)	To allocate fiduciary responsibilities among the members of the Investment Committee, other than any responsibility to manage or control the assets of the Trust;

(e)	To employ consulting, actuarial, and other assistance as it may deem appropriate in carrying out its responsibilities under the Plan, including one or more persons to render advice with regard to any fiduciary responsibility the Investment Committee may have under the Plan.

(f)	To cancel any such designation or allocation at any time for any reason;

(g)	To establish rules and regulations from time to time for the conduct of the Investment Committee’s business.

(h)	To direct the voting of any Company Stock or any other security held by the Trust subject to Sections 5.11 and 9.13 hereof; and

(i)	To direct the Trustee, in writing, from time to time, to invest and reinvest the Trust Fund, or any part thereof, or to purchase, exchange, or lease any property, real or personal, which the Investment Committee may designate. This shall include the right to direct the investment of all or any part of the Trust in any one security or any one type of securities permitted hereunder.

(j)	To exercise management and control over the assets of the Trust to the extent provided in paragraph (a) above and in Section 9.7 (relating to review by the Investment Committee of the long-run and short-run financial needs of the Plan and the determination of the funding policy for the Plan).

(k)	Subject to Section 5.7, to direct the purchase and sale of Company Stock (and any other securities that are “qualifying employer securities” as defined in Code Section 4975(e)) for the Trust.

Any action under this Section 9.6 shall be taken in writing, and no designation or allocation under paragraphs (a), (b) or (c) shall be effective until accepted in writing by the indicated responsible person. To the extent an action is taken in good faith by the Investment Committee in the exercise of discretionary powers conferred upon it by the Plan, it shall be conclusive and binding upon the Participants and their Beneficiaries.

9.7	Periodic Review of Funding Policy. Notwithstanding the delegation of authority and responsibility to manage and control the assets of the Trust to the Investment Committee, the Investment Committee, at periodic intervals, shall review the long-run and short-run financial needs of the Plan and shall determine a funding policy for the Plan consistent with the objectives of the Plan and the minimum funding standards of ERISA, if applicable. In determining such funding policy the Investment Committee shall take into account, at a minimum, not only the long-term investment objectives of the Trust Fund consistent with the prudent management of the assets thereof, but also the short-run needs of the Plan to pay benefits. All actions taken by the Investment Committee with respect to the funding policy of the Plan, including the reasons therefor, shall be fully reflected in the minutes of the Investment Committee.

9.8	Claims Procedures. If a Participant or his or her Beneficiary believes that he or she is being denied any rights or benefits under the Plan, the Participant, Beneficiary, or in either case, his or her authorized representative (the “Claimant”) shall follow the administrative procedures for filing a claim for benefits as set forth in this Section. A claim for benefits shall be in writing and shall be reviewed by the Committee or a claims official or subcommittee designated by the Committee. The Committee or claims official or subcommittee shall review a claim for benefits in accordance with the procedures established by the Committee subject to the following administrative procedures set forth in this Section.

(a)	The Committee shall furnish the Claimant with written or electronic notice of the decision rendered with respect to a claim for benefits within 90 days following receipt by the Committee (or its delegate) of the claim unless the Committee determines that special circumstances require an extension of time for processing the claim. In the event an extension is necessary, written or electronic notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90 day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed 90 days from the end of the initial 90 day period.

(b)	In the case of a denial of the Claimant’s claim, the written or electronic notice of such denial shall set forth (i) the specific reasons for the denial, (ii) references to the Plan provisions upon which the denial is based, (iii) a description of any additional information or material necessary for perfection of the claim (together with an explanation why such material or information is necessary), (iv) an explanation of the Plan’s appeals procedures, and (v) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA if his or her claim is denied upon appeal.

(c)	In the case of a denial of a claim, a Claimant who wishes to appeal the decision shall follow the administrative procedures for an appeal as set forth in Section 9.9 below.

9.9	Appeals Procedures. A Claimant who wishes to appeal the denial of his or her claim for benefits shall follow the administrative procedures for an appeal as set forth in this Section and shall exhaust such administrative procedures prior to seeking any other form of relief. Appeals shall be reviewed in accordance with the procedures established by the Committee subject to the following administrative procedures set forth in this Section.

(a)	In order to appeal a decision rendered with respect to his or her claim for benefits, a Claimant must file an appeal with the Committee in writing within 60 days following his or her receipt of the notice of denial with respect to the claim.

(b)	The Claimant’s appeal may include written comments, documents, records and other information relating to his or her claim. The Claimant may review all pertinent documents and, upon request, shall have reasonable access to or be provided free of charge, copies of all documents, records, and other information relevant to his or her claim.

(c)	The Committee shall provide a full and fair review of the appeal and shall take into account all claim related comments, documents, records, and other information submitted by the Claimant without regard to whether such information was submitted or considered under the initial determination or review of the initial determination. Where appropriate, the Committee will overturn a notice of denial if it determines that an error was made in the interpretation of the controlling plan documents or if the Committee determines that an existing interpretation of the controlling plan documents should be changed on a prospective basis. In the event the Claimant is a subordinate, as determined by the Committee, to an individual conducting the review, such individual shall recuse himself or herself from the review of the appeal.

(d)	The Committee shall furnish the Claimant with written or electronic notice of the decision rendered with respect to an appeal within 60 days following receipt by the Committee of the appeal unless the Committee determines that special circumstances require an extension of time for processing the appeal. In the event an extension is necessary, written or electronic notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 60 day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed 60 days from the end of the initial 60 day period.

(e)	In the case of a denial of an appeal, the written or electronic notice of such denial shall set forth (i) the specific reasons for the denial, (ii) references to the Plan provisions upon which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relating to his or her claim for benefits, and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

9.10	Limitation on Liability. Each of the fiduciaries under the Plan shall be solely responsible for its own acts and omissions and no fiduciary shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or person to whom fiduciary responsibilities have been allocated or delegated pursuant to Section 9.2 or 9.6, except as provided in Sections 405(a) and 405(c)(2)(A) or (B) of ERISA. Neither the Committee nor the Investment Committee shall have responsibility over assets as to which management and control has been delegated to an Investment Manager appointed pursuant to Section 5.17 hereof or as to which management and control has been retained by the Trustee.

9.11	Indemnification and Insurance. To the extent permitted by law, the Company shall indemnify and hold harmless the Committee, the Investment Committee, the Benefits Oversight Committee and each member thereof, the Board of Directors and each member thereof, and such other persons as the Board of Directors may specify, from the effects and consequences of his or her acts, omissions, and conduct in his or her official capacity in connection with the Plan and Trust. To the extent permitted by law, the Company may also purchase liability insurance for such persons.

9.12	Compensation of Committees and Plan Expenses. Members of the Benefits Oversight Committee, the Committee and the Investment Committee shall serve as such without compensation unless the Board of Directors shall otherwise determine, but in no event shall any member of the Benefits Oversight Committee, the Committee or Investment Committee who is an Employee receive compensation from the Plan for his or her services as a member of the Benefits Oversight Committee, the Committee or Investment Committee. All members shall be reimbursed for any necessary expenditures incurred in the discharge of duties as members of the Benefits Oversight Committee, the Committee or the Investment Committee. The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee or other persons retained or employed by the Benefits Oversight Committee, the Committee or the Investment Committee shall be fixed by the applicable Committee, subject to approval by the Board of Directors. The expenses incurred in the administration and operation of the Plan, including but not limited to the expenses incurred in the administration and operation of the Plan, including but not limited to the expenses incurred by the members of the Benefits Oversight Committee, the Committee or the Investment Committee in exercising their duties, shall be paid by the Plan from the Trust Fund, unless paid by the Company, provided, however, that the Plan and not the Company shall bear the cost of interest and normal brokerage charges which are included in the cost of securities purchased by the Trust Fund (or charged to proceeds in the case of sales). With respect to the expenses that are paid by the Plan from the Trust Fund, such expenses shall be allocated among Participants’ Accounts in a manner determined by the Investment Committee. Any Forfeitures remaining after application of Section 6.3(d) shall share in such allocation to the extent required under applicable law. The Investment Committee shall direct the Trustee to use Plan assets (and, if necessary, to sell the shares of Company Stock that represent such Plan assets) to pay such expenses.

9.13	Resignation. A member of either of the Committees may resign by delivering his or her resignation to the Benefits Oversight Committee, with a copy to the Committee from which he or she is resigning. The resignation shall be effective as of the date on which it is received by the Benefits Oversight Committee or such other later date, as is specified in the resignation notice.

9.14	Reliance Upon Documents and Opinions. The members of the Committee, the Investment Committee, the Board of Directors, the Company and any person delegated to carry out any fiduciary responsibilities under the Plan (hereinafter a “delegated fiduciary”), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee or any Investment Manager. The members of the Committee, the Investment Committee, the Board of Directors, the Company and any delegated fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant, or firm or corporation which employs one or more consultants, Trustee, Investment Manager, or counsel. Any and all such things done or such action taken or suffered by the Committee, the Investment Committee, the Board of Directors, the Company and any delegated fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law. The Committee, the Investment Committee, and any delegated fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat such records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

ARTICLE X
AMENDMENT AND ADOPTION OF PLAN

10.1	Right to Amend Plan. The Sponsor and the Benefits Oversight Committee shall have the right to amend the Plan and Trust Agreement at any time and from time to time and in such manner and to such extent as it may deem advisable, including retroactively, subject to the following provisions:

(a)	No amendment shall have the effect of reducing any Participant’s vested interest in the Plan or eliminating an optional form of distribution.

(b)	No amendment shall have the effect of diverting any part of the assets of the Plan to persons or purposes other than the exclusive benefit of the Participants or their Beneficiaries.

(c)	No amendment shall have the effect of increasing the duties or responsibilities of a Trustee without its written consent.

(d)	No amendment shall result in discrimination in favor of officers, shareholders, or other highly compensated or key employees.

The Sponsor shall amend the Plan by actions of any of its officers or by the Board of Directors or the Benefits Oversight Committee, or to the extent plan sponsor authority has been so delegated, the Employee Benefits Committee.

The Committee shall have the right to amend the Plan, subject to paragraphs (a) through (d), in accordance with the provisions of Section 9.5(f).

10.2	Adoption of Plan by Affiliated Companies. Subject to approval by the Benefits Oversight Committee and consistent with the provisions of ERISA, an Affiliated Company may adopt the Plan and become a Participating Company for all or any specified group of its Eligible Employees by entering into an adoption agreement in the form and substance prescribed by the Committee. The adoption agreement may include such modification of the Plan provisions with respect to such Eligible Employees as the Committee approves after having determined that no prohibited discrimination or other threat to the qualification of the Plan is likely to result. The Board of Directors or the Benefits Oversight Committee may prospectively revoke or modify a Participating Company’s participation in the Plan at any time and for any or no reason, without regard to the terms of the adoption agreement, or terminate the Plan with respect to such Participating Company’s Eligible Employees and Participants. By execution of an adoption agreement (each of which by this reference shall become part of the Plan), the Participating Company agrees to be bound by all the terms and conditions of the Plan.

ARTICLE XI
DISCONTINUANCE OF CONTRIBUTIONS

In the event the Company decides it is impossible or inadvisable for business reasons to continue to make contributions under the Plan, it may, by resolution of the Board of Directors or by action of the Benefits Oversight Committee, discontinue contributions to the Plan. Upon the permanent discontinuance of contributions to the Plan and notwithstanding any other provisions of the Plan, the rights of Participants shall become fully vested and nonforfeitable unless replaced by a comparable plan. The permanent discontinuance of contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held in the Trust, or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trust shall continue to be administered in accordance with the provisions hereof until the obligations hereunder shall have been discharged and satisfied.

If, at the time of discontinuance, there is any amount outstanding on an Exempt Loan, any amount remaining in the Exempt Loan Suspense Subfund shall be disposed of as provided in any applicable loan agreement.

ARTICLE XII
TERMINATION AND MERGER

12.1	Right to Terminate Plan. In the event the Board of Directors decides it is impossible or inadvisable for business reasons to continue the Plan, it may, by resolution or by action of the Benefits Oversight Committee, terminate the Plan. Upon the termination or partial termination of the Plan for any reason, the interest in the Trust of each affected Participant shall automatically become fully vested unless the Plan is continued after its termination by conversion of the Plan into a comparable Plan through Plan amendment or through merger. If, at the time of termination, there is any amount outstanding in an Exempt Loan, any amount remaining in the Exempt Loan Suspense Subfund shall be disposed of in a manner that provides for the repayment of amounts outstanding in any such Exempt Loan. After the satisfaction of all outstanding liabilities of the Plan to persons other than Participants and Beneficiaries, all unallocated assets shall be allocated to the Accounts of Participants to the maximum extent permitted by law. The Trust Fund may not be fully or finally liquidated until all assets are allocated to Accounts; alternatively any unallocated assets may be transferred to another defined contribution plan maintained by the Sponsor or an Affiliated Company qualified under Code Section 401 where such assets shall be allocated among the accounts of Participants herein who are participants in such transferee plan. In no event, however, shall any part of the Plan revert to or be recoverable by the Company, or be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

12.2	Merger Restriction. Notwithstanding any other provision in the Plan, the Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each affected Participant in the Plan would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

12.3	Effect on Trustee and Committee. The Trustee, the Benefits Oversight Committee, the Investment Committee and the Committee shall continue to function as such for such period of time as may be necessary for the winding up of the Plan and for the making of distributions in the manner prescribed by the Board of Directors at the time of termination of the Plan.

12.4	Effect of Reorganization, Transfer of Assets or Change in Control.

(a)	In the event of a consolidation or merger of the Company, or in the event of a sale and/or any other transfer of the operating assets of the Company, any ultimate successor or successors to the business of the Company may continue the Plan in full force and effect by adopting the same by resolution of its board of directors and by executing a proper supplemental or transfer agreement with the Trustee.

(b)	In the event of a Change in Control (as herein defined), all Participants who were Participants on the date of such Change in Control shall become 100% vested in any amounts allocated to their Company Contributions and ESOP Accounts on the date of such Change in Control and in any amounts allocated to their Company Contributions and ESOP Accounts subsequent to the date of the Change in Control. Notwithstanding the foregoing, the Board of Directors may, at its discretion, amend or delete this paragraph (b) in its entirety prior to the occurrence of any such Change in Control. For the purpose of this paragraph (b), “Change in Control” means the following and shall be deemed to occur if any of the following events occur:

(i)	Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Sponsor representing (1) 20% or more of the combined voting power of the Sponsor’s then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (2) 33% or more of the combined voting power of the Sponsor’s then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

(ii)	Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Sponsor’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Sponsor, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of the Plan, be considered as though such person were a member of the Incumbent Board of the Sponsor;

(iii)	The consummation of a merger, consolidation or reorganization involving the Sponsor, other than one which satisfies both of the following conditions:

(A)	a merger, consolidation or reorganization which would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of the Sponsor or such other entity resulting from the merger, consolidation or reorganization (the “Surviving Corporation”) outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in the Sponsor’s voting securities immediately before such merger, consolidation or reorganization, and

(B)	a merger, consolidation or reorganization in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Sponsor representing 20% or more of the combined voting power of the Sponsor’s then outstanding voting securities; or

(iv)	The stockholders of the Sponsor approve a plan of complete liquidation of the Sponsor or an agreement for the sale or other disposition by the Sponsor of all or substantially all of the Sponsor’s assets.

Notwithstanding the preceding provisions of this paragraph (b), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this paragraph (b) is (i) an underwriter or underwriting syndicate that has acquired any of the Sponsor’s then outstanding voting securities solely in connection with a public offering of the Sponsor’s securities, (ii) the Sponsor or any subsidiary of the Sponsor or (iii) an employee stock ownership plan or other employee benefit plan maintained by the Sponsor or an Affiliated Company that is qualified under the provisions of the Code. In addition, notwithstanding the preceding provisions of this paragraph (b), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this paragraph (b) becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by the Sponsor or an Affiliated Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Sponsor or through a stock dividend or stock split), then a Change in Control shall occur.

(c)	In the event of a Change in Control (as defined in Section 12.4(b) above), the Company shall be required to repay in full, solely from its own funds and within thirty (30) days following the date of such Change in Control, all Exempt Loans and Substitute Loans outstanding on the date of the Change in Control. Notwithstanding any other provision of the Plan to the contrary, all assets (including Company Stock) and funds that released from the Exempt Loan Suspense Subfund on account of repayment by the Company under this Section 12.4(c) shall be allocated, for the Plan Year in which the Change in Control occurs, in accordance with the formula set forth herein (consistent with the requirements imposed under Article XIII and other requirements of the Code). Under the formula for allocation set forth herein, assets and funds that are released shall be allocated to Employees who are Eligible Employees as of the date of the Change in Control (or who would have been Eligible Employees but for their death, Disability or retirement at or after age 55 during the Plan Year) in the same ratio that each such Participant’s Compensation for the Plan Year through the last pay period ending on or before the date of such Change in Control bears to the total Compensation of all such Participants for the Plan Year through their last pay periods ending on or before the date of such Change in Control.

(d)	For purposes of this Section 12.4, a Change of Control shall not be deemed to have occurred upon the distribution of the stock of Advanced Medical Optics, Inc. on June 29, 2002 by the Sponsor to its stockholders.

ARTICLE XIII

LIMITATION ON ALLOCATIONS

13.1	General Rule.

(a)	The total Annual Additions under the Plan to a Participant’s Accounts shall not exceed the lesser of:

(i)	Forty Thousand Dollars ($40,000) as adjusted for increases in the cost-of-living under Code Section 415(d); or

(ii)	One Hundred Percent (100%) of the Participant’s 415 Compensation, from the Company for the Limitation Year,

except to the extent “catch-up” contributions are permitted under Section 4.2(d) and Code Section 414(v). Notwithstanding the foregoing sentence, the compensation limit set forth in subparagraph (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition.

(b)	For the purpose of this Article XIII, the term “Company” means the Sponsor and any Affiliated Company (determined by reference to Code Section 415(h)) whether or not such Affiliated Company has adopted the Plan pursuant to Section 10.2 and the term “Limitation Year” means the Plan Year.

13.2	Annual Additions. For purposes of Section 13.1, the term “Annual Additions” means with respect to a Participant, for any Limitation Year with respect to the Plan, the sum of the amounts described below:

(a)	All amounts contributed or deemed contributed by the Company, except that Annual Additions shall exclude the portion of the Company contribution representing interest on an Exempt Loan, provided that no more than one-third of the Company’s contributions to the Trust Fund deductible under Code Section 404(a)(9) for a Limitation Year are allocated to Highly Compensated Employees.

(b)	All amounts contributed by the Participant.

(c)	Forfeitures allocated to such Participant. For purposes of this Section 13.2, forfeitures shall not include forfeitures of Company Stock acquired through the Trust Fund with the proceeds of an Exempt Loan, provided that no more than one-third of the Company’s contributions to the Trust Fund deductible under Code Section 404(a)(9) for a Limitation Year are allocated to Highly Compensated Employees.

(d)	Any amounts allocated, after March 31, 1984, to an individual medical account as defined in Code Section 415(l)(2) established under a pension or annuity plan maintained by the Company.

(e)	Any amounts allocated for such Plan Year which amounts are derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Company.

(f)	Excess deferral amounts determined pursuant to Sections 4.5 and 6.12.

(g)	Excess deferral amounts determined pursuant to Section 4.4 to the extent such amounts are distributed after the first April 15th following the close of the Participant’s taxable year.

Notwithstanding the foregoing, a Participant’s Rollover Contributions shall not be considered an Annual Addition.

13.3	Other Defined Contribution Plans. If the Company maintains any other defined contribution plan, then each Participant’s Annual Additions under such defined contribution plan shall be aggregated with the Participant’s Annual Additions under the Plan for the purposes of applying the limitations of Section 13.1.

ARTICLE XIV

TOP-HEAVY RULES

14.1	Applicability. Notwithstanding any provision in the Plan to the contrary, and subject to the limitations set forth in Section 14.6, the requirements of Sections 14.4 and 14.5 shall apply under the Plan in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan under the rules of Section 14.3. For the purpose of this Article XIV, the term “Company” means the Sponsor and any Affiliated Company whether or not such Affiliated Company has adopted the Plan.

14.2	Definitions. For purposes of this Article XIV, the following special definitions and rules shall apply:

(a)	The term “Key Employee” means any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was an officer of the Company having annual 415 Compensation greater than $170,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2016), a Five Percent Owner of the Company, or an One Percent Owner of the Company having annual 415 Compensation of more than $150,000.

(b)	The term “Five Percent Owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company.

(c)	The term “One Percent Owner” means any person who would be described in paragraph (b) if “1%” were substituted for “5%” each place where it appears therein.

(d)	The term “Non-Key Employee” means any Employee who is not a Key Employee.

(e)	The term “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first plan year of any plan, the term “Determination Date” means the last day of that plan year.

(f)	The term “Aggregation Group” means (i) each qualified plan of the Company in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Company which enables a plan described in clause (i) to meet the requirements of Code Sections 401(a)(4) or 410. Any plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.

(g)	For purposes of determining ownership under paragraphs (a), (b) and (c) above, the following special rules shall apply: (i) Code Section 318(a)(2)(C) shall be applied by substituting “5%” for “50%”, and (ii) the aggregation rules of Code Sections 414(b), (c) and (m) shall not apply, with the result that the ownership tests of this Section 14.2 shall apply separately with respect to each Affiliated Company.

(h)	The terms “Key Employee” and “Non-Key Employee” shall include their Beneficiaries, and the definitions provided under this Section 14.2 shall be interpreted and applied in a manner consistent with the provisions of Code Section 416(i) and the regulations thereunder.

14.3	Top-Heavy Status.

(a)	The term “Top-Heavy Plan” means, with respect to any Plan Year:

(i)	Any defined benefit plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds 60% of the present value of the cumulative accrued benefits under the plan for all Employees; and

(ii)	Any defined contribution plan if, as of the Determination Date, the aggregate of the account balances of Key Employees under the plan exceeds 60% of the aggregate of the account balances of all Employees under the plan.

In applying the foregoing provisions of this paragraph (a), the valuation date to be used in valuing Plan assets shall be (i) in the case of a defined benefit plan, the same date which is used for computing costs for minimum funding purposes, and (ii) in the case of a defined contribution plan, the most recent valuation date within a 12-month period ending on the applicable Determination Date.

(b)	Each plan maintained by the Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group.

(c)	The term “Top-Heavy Group” means any Aggregation Group if the sum (as of the Determination Date) of: (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group; and (ii) the aggregate of the account balances of Key Employees under all defined contribution plans included in the group exceeds 60% of a similar sum determined for all Employees. For purposes of determining the present value of the cumulative accrued benefit of any Employee, or the amount of the account balance of any Employee, such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan (including a terminated plan which, had it not been terminated, would have been aggregated with the plan under Code Section 416(g)(2)(A)(i)) during the one year period ending on the Determination Date. In the case of distributions made for a reason other than severance from employment, death, or disability, the preceding sentence shall be applied by substituting “five year period” for “one year period.” Any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).

(d)	If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but the individual was a Key Employee with respect to the plan for any prior Plan Year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 14.3.

(e)	If any individual has not performed services for the Company at any time during the one year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 14.3.

(f)	In applying the foregoing provisions of this Section, the accrued benefit of a Non-Key Employee shall be determined (i) under the method, if any, which is used for accrual purposes under all plans of the Company and any Affiliated Companies, or (ii) if there is no such uniform method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

(g)	For all purposes of this Article, the definitions provided under this Section 14.3 shall be applied and interpreted in a manner consistent with the provisions of Code Section 416(g) and the regulations thereunder.

14.4	Minimum Contributions. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the minimum employer contributions for that year shall be determined in accordance with the rules of this Section 14.4.

(a)	Except as provided below, the minimum contribution for each Non-Key Employee shall be not less than 3% of his or her 415 Compensation. Elective Deferrals shall not be taken into account but Matching Contributions as defined in Section 6.11 shall be taken into account for purposes of satisfying the minimum contribution requirement. Matching Contributions that are used to satisfy the minimum contribution requirement shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(b)	Subject to the following rules of this paragraph (b), the percentage set forth in paragraph (a) above shall not be required to exceed the percentage at which contributions (including amounts deferred under a cash or deferred arrangement under Code Section 401(k)) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. This determination shall be made by dividing the contributions for each Key Employee by so much of his or her total compensation for the Plan Year as does not exceed the applicable Compensation limit. For purposes of this paragraph (b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Notwithstanding the foregoing, the exceptions to paragraph (a) as provided under this paragraph (b) shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.

(c)	The Participant’s minimum contribution determined under this Section 14.4 shall be calculated without regard to any Social Security benefits payable to the Participant.

(d)	In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company, both of which are determined to be Top-Heavy Plans, the Company shall satisfy the minimum benefit requirements of Code Section 416 by providing (in lieu of the minimum contribution described in paragraph (a) above) a minimum benefit under the defined benefit plan so as to prevent the duplication of required minimum benefits hereunder.

14.5	Minimum Vesting Rules. For any Plan Year in which it is determined that the Plan is a Top-Heavy Plan, and subject to Section 7.3(d), the vesting schedule for Matching Contributions shall be the vesting schedule set forth in Section 7.3(a), and the vesting schedule for Retirement Contributions and ESOP Contributions shall be the vesting schedule set forth in Section 7.3(b).

14.6	Non-Eligible Employees. The rules of this Article XIV shall not apply to any Employee included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers if retirement benefits were the subject of good faith bargaining between such employee representatives and the employer or employers.

ARTICLE XV

RESTRICTION ON ASSIGNMENT OR

OTHER ALIENATION OF PLAN BENEFITS

15.1	General Restrictions Against Alienation.

(a)	The interest of any Participant or his or her Beneficiary in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund, shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any manner alienating his or her interest under the Trust Fund, and is without power to do so, except as may be permitted in connection with providing security for a loan from the Plan to the Participant pursuant to the provisions of the Plan as it may be amended from time to time. The interest of any Participant or Beneficiary shall not be liable or subject to his or her debts, liabilities, or obligations, now contracted, or which may hereafter be contracted, and such interest shall be free from all claims, liabilities, or other legal process now or hereafter incurred or arising. Neither the interest of a Participant or Beneficiary, nor any part thereof, shall be subject to any judgment rendered against any such Participant or Beneficiary. Notwithstanding the foregoing, a Participant’s or Beneficiary’s interest in the Plan may be subject to the enforcement of a Federal tax levy made pursuant to Code Section 6331 or the collection by the United States on a judgment resulting from an unpaid tax assessment.

(b)	In the event any person attempts to take any action contrary to this Article XV, such action shall be null and void and of no effect, and the Company, the Benefits Oversight Committee, the Investment Committee, the Employee Benefits Committee, the Trustee and all Participants and their Beneficiaries, may disregard such action and are not in any manner bound thereby, and they, and each of them, shall suffer no liability for any such disregard thereof, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action.

(c)	The foregoing provisions of this Section shall be interpreted and applied by the Committee in accordance with the requirements of Code Section 401(a)(13) and Section 206(d) of ERISA as construed and interpreted by authoritative judicial and administrative rulings and regulations.

15.2	Qualified Domestic Relations Orders. The rules set forth in Section 15.1 above shall not apply with respect to a “Qualified Domestic Relations Order” as described below.

(a)	A “Qualified Domestic Relations Order” is a judgment, decree, or order (including approval of a property settlement agreement) that:

(i)	Creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable under the Plan with respect to a Participant,

(ii)	Relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant,

(iii)	Is made pursuant to a State domestic relations law (including a community property law), and

(iv)	Clearly specifies: (A) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order (if the Committee does not have reason to know that address independently of the order); (B) the amount or percentage of the Participant’s benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined; (C) the number of payments or period to which the order applies; and (D) each plan to which the order applies.

For purposes of this Section 15.2, “Alternate Payee” means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable with respect to the Participant.

(b)	A domestic relations order is not a Qualified Domestic Relations Order if it requires:

(i)	The Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

(ii)	The Plan to provide increased benefits; or

(iii)	The payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order.

(c)	A domestic relations order shall not be considered to fail to satisfy the requirements of paragraph (b)(i) above with respect to any payment made before a Participant has separated from service solely because the order requires that payment of benefits be made to an Alternate Payee:

(i)	On or after the date on which the Participant attains (or would have first attained) his or her earliest retirement age (as defined in Code Section 414(p)(4)(B));

(ii)	As if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of accrued benefits and not taking into account the present value of any subsidy for early retirement benefits); and

(iii)	In any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

Notwithstanding the foregoing, if the Participant dies before his or her earliest retirement age (as defined in Code Section 414(p)(4)(B)), the Alternate Payee is entitled to benefits only if the Qualified Domestic Relations Order requires survivor benefits to be paid to the Alternate Payee.

(d)	A domestic relations order that otherwise satisfies the requirements for a Qualified Domestic Relations Order will not fail to be a Qualified Domestic Relations Order:

(i)	Solely because the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order; or

(ii)	Solely because of the time at which the order is issued, including issuance after the Participant’s death.

(e)	To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving Spouse of the Participant for purposes of applying the rules (relating to minimum survivor annuity requirements) of Code Sections 401(a)(11) and 417, and any current spouse of the Participant shall not be treated as a spouse of the Participant for such purposes.

(f)	In the case of any domestic relations order received by the Plan, the Committee shall promptly notify the Participant and any Alternate Payee named in the order that an order has been received and shall provide a copy of the Plan’s procedures for determining the qualified status of domestic relations orders. An Alternate Payee may designate a representative for receipt of copies of notices and Plan information that are sent to the Alternate Payee with respect to domestic relations order. Within a reasonable period after the receipt of the order, the Committee shall determine whether the order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of such determination.

(g)	The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall direct the Trustee to segregate in a separate account in the Plan (or in an escrow account) the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order. If within the 18 Month Period (as defined below), the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. However, if within the 18 Month Period (i) it is determined that the order is not a Qualified Domestic Relations Order, or (ii) the issue as to whether the order is a Qualified Domestic Relations Order is not resolved, then the Committee shall direct the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to the amounts if there had been no order (assuming such benefits were otherwise payable). Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the 18 Month Period shall be applied prospectively only. For purposes of this Section 15.2, the “18 Month Period” means the 18 month period beginning with the date on which the first payment would be required to be made under the domestic relations order.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.1	No Right of Employment Hereunder. The adoption and maintenance of the Plan and Trust shall not be deemed to constitute a contract of employment or otherwise between the Company and any Employee or Participant, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained herein shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge, with or without cause, any Employee or Participant at any time, which right is hereby expressly reserved.

16.2	Effect of Article Headings. Article headings are for convenient reference only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any Article.

16.3	Limitation on Company Liability. Any benefits payable under the Plan shall be paid or provided for solely from the Plan and the Company assumes no liability or responsibility therefor.

16.4	Gender. Masculine gender shall include the feminine and the singular shall include the plural unless the context clearly indicates otherwise.

16.5	Interpretation. The provisions of the Plan shall in all cases be interpreted in a manner that is consistent with the Plan satisfying (i) the requirements of Code Section 401(a) and related statutes for qualification as a defined contribution and stock bonus plan; (ii) the requirements of Code Section 401(k) and related statutes for qualification as a cash or deferred arrangement and (iii) the requirements of Code Section 4975(e)(7) and related statutes for qualification as an employee stock ownership plan and eligibility for the prohibited transaction exemption provided under Code Section 4975(d)(3) and its related statutes under ERISA.

16.6	Withholding For Taxes. Any payments from the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

16.7	New Jersey Law Controlling. All legal questions pertaining to the Plan which are not controlled by ERISA shall be determined in accordance with the laws of the State of New Jersey and all contributions made hereunder shall be deemed to have been made in that State.

16.8	Plan and Trust as One Instrument. The Plan and the Trust Agreement shall be construed together as one instrument. In the event that any conflict arises between the terms and/or conditions of the Trust Agreement and the Plan, the provisions of the Plan shall control, except that with respect to the duties and responsibilities of the Trustee, the Trust Agreement shall control.

16.9	Invalid Provisions. If any paragraph, section, sentence, clause or phrase contained in the Plan shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be incapable of being construed or limited in a manner to make it enforceable, or is otherwise held by such court to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in the Plan shall not be affected thereby.

16.10	Counterparts. This instrument may be executed in one or more counterparts each of which shall be legally binding and enforceable.

IN WITNESS WHEREOF, Allergan, Inc. hereby executes this instrument, evidence, the terms of the Allergan, Inc. Savings and Investment Plan as restated this 22nd day of December, 2017.

ALLERGAN, INC.

By:	/s/ Eric Stern

Title:	Vice President, Compensation and Benefits

APPENDIX A

SPECIAL PROVISIONS FOR PUERTO RICO-BASED PAYROLL EMPLOYEES

PART I

INTRODUCTION

1.1	Effective Date. The effective date of this Appendix A is January 1, 2011.

1.2	Purpose of Appendix A. The provisions of the Plan shall apply to all Puerto Rico-based payroll Employees except as specifically provided in this Appendix A.

1.3	Plan Qualification. The Plan is an employee benefit plan that is intended to qualify under Section 1081.01(a) of the Internal Revenue Code for a New Puerto Rico (the “P.R. Code”) as a qualified profit sharing plan and under P.R. Code Section 1081.01(d) as a qualified cash or deferred arrangement. Prior to January 1, 2011, the Plan was intended to qualify under Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994.

PART II

DEFINITIONS

The Definitions of Article II of the Plan shall apply to all Puerto Rico-based Employees and shall have the same meaning for the purpose of this Appendix A except as set forth below:

2.1	Plan Section 2.2. “Affiliated Company” shall have the same meaning as set forth in Plan Section 2.2 except that in determining matters of compliance with the P.R. Code, whether an entity is an “Affiliated Company” shall be determined using the rules of P.R. Code Section 1081.01(a)(14), to the extent such rules are not in conflict with the Code or ERISA.

2.2	Plan Section 2.15. “Compensation” shall have the same meaning as set forth in Plan Section 2.15 except that in the case of a Puerto Rico-based Employee, Compensation shall also include cost of living allowances earned within Puerto Rico, amounts paid under the Christmas bonus program, and amounts of salary reduction elected by a Puerto Rico-based Participant under a P.R. Code Section 1081.01(d) cash or deferred arrangement, but shall exclude contributions or distributions pursuant to any other plan sponsored by the Company and qualified under P.R. Code Section 1081.01(a).

2.3	Plan Section 2.17. “Credited Service” shall have the same meaning as set forth in Plan Section 2.17 except that in the case of a Puerto Rico-based Employee who was employed by the Company at any time prior to the Original Effective Date, for the period prior to January 1, 1989, Credited Service shall include service, if any, credited to such Employee under the Savings and Investment Plan for Employees of Subsidiaries of SmithKline Beckman Corporation Whose Principal Office is Located in Puerto Rico.

2.4	Plan Section 2.22. For the purpose of this Appendix A only, the definition of “Eligible Employee” as defined in Plan Section 2.22 shall not apply and “Eligible Employee” or “Eligible Puerto Rico-based Employee” means any Puerto Rico-based Employee but shall exclude any non-regular manufacturing site transition employee, any non-resident alien of Puerto Rico and the United States, any Leased Employee, and any Employee covered by a collective bargaining agreement.

2.5	Plan Section 2.23. “Eligible Retirement Plan” means, with respect to a Puerto Rico-based Participant and his Beneficiaries, a qualified retirement plan described in Code Section 401(a) and P.R. Code Section 1081.01(a).

2.6	Plan Section 2.24. For purposes of determining an “Eligible Rollover Distribution” for a Puerto Rico-based Participant, an “Eligible Rollover Distribution” is any distribution to a Puerto Rico-based Participant, his Spouse or Beneficiary.

2.7	Plan Section 2.25. For the purpose of this Appendix A only, the definition of “Employee” as defined in Plan Section 2.25 shall not apply and “Employee” or “Puerto Rico-based Employee” means any person who is employed in any capacity by the Sponsor or any Affiliated Company at its Puerto Rico locations, any portion of whose income is subject to withholding of Puerto Rico income tax and/or for whom Social Security contributions are made by the Sponsor or an Affiliated Company except that such term shall not include: (i) any individual who performs services for the Sponsor or an Affiliated Company and who is classified or paid as an independent contractor as determined by the payroll records of the Sponsor or an Affiliated Company even if a court or administrative agency determines that such individual is a common-law employee and not an independent contractor; (ii) any individual who performs services for the Sponsor or an Affiliated Company pursuant to an agreement between the Sponsor or an Affiliated Company and any other person including a leasing organization except to the extent such individual is a Leased Employee; and (iii) any individual whose employment is transferred from the Sponsor or an Affiliated Company to Advanced Medical Optics, Inc. (“AMO”) in connection with the distribution of the stock of AMO by the Sponsor to its stockholders, effective as of the day following such transfer, hereinafter referred to as an “AMO Employee.” An individual is an AMO Employee if classified or identified as such in the payroll records of the Sponsor or an Affiliated Company or in the Employee Matters Agreement entered into between the Sponsor and AMO.

2.8	Plan Section 2.34. For the purpose of this Appendix A only, and in accordance with P.R. Code Section 1081.01(d)(3)(E)(iii), effective January 1, 2017 a “Highly Compensated Employee” shall be determined by applying the definition of Plan Section 2.34; provided, that in determining if a Puerto Rico-based Employee is a Five Percent Owner, the rules of P.R. Code Sections 1010.04, 1010.05 and 1081.01(a)(14) shall be applied to the extent such rules do not conflict with the Code and the Compensation to be considered shall be that in excess of the P.R. Code Section 1081.01(d)(3)(E)(iii)(III) limit.

2.9	Plan Section 2.45. For the purpose of this Appendix A only, “Participant” as defined in Plan Section 2.45 shall not apply and “Participant” or “Puerto Rico-based Participant” means a Puerto Rico-based Employee or former Puerto Rico-based Employee who has commenced participation in the Plan pursuant to Section 3.1 and who retains rights under the Plan.

2.10	Additional Terms. Additional terms shall have the following meaning:

“PR-Code” means the Internal Revenue Code for a New Puerto Rico, as amended. Where the context so requires a reference to a particular PR-Code Section shall also refer to any successor provision of the PR-Code to such PR-Code Section.

PART III

ELIGIBILITY AND PARTICIPATION

The provisions of Article III of the Plan shall apply to all Puerto Rico-based Employees.

PART IV

PARTICIPANT DEPOSITS

The provisions of Article IV of the Plan shall apply to all Puerto Rico-based Employees except as set forth below:

4.1	Plan Section 4.1. The provisions of Plan Section 4.1(d) shall apply to all Puerto Rico-based Participants except that Puerto Rico-based Participants who make hardship withdrawals pursuant to Plan Section 8.1(e) shall not be permitted to make Elective Deferrals or After Tax Deposits to the Plan during the 12-month period beginning as soon as administratively feasible following the date of the hardship withdrawal. Also, to the extent permissible by ERISA, the Code, and the P.R. Code, each contribution made by the Company to the Plan under Plan Section 4.1 with respect to the Elective Deferrals of a Puerto Rico-based Participant shall be made only to the extent that the Company has current or accumulated earnings and profits, as determined under the P.R. Code, and is expressly conditioned on the deductibility of such contribution under P.R. Code Section 1033.09 for the taxable year for which contributed. If the Puerto Rico Secretary of the Treasury disallows the deduction, or if the contribution was made by a mistake of fact, such contribution shall be returned to the Company within one (1) year after the disallowance of the deduction (to the extent disallowed), or after the payment of such contribution, respectively. Provided, that all efforts shall be made to return a disallowed contribution in a timely manner so as to avoid the tax on excess contributions to the Plan imposed by P.R. Code Section 1033.09(a)(5). Such contributions to the Plan by the Company shall be paid to the Trustee not later than the date for filing the Company’s Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extensions thereof.

4.2	Plan Section 4.2. The provisions of Plan Section 4.2 shall apply to all Puerto Rico-based Employees except as set forth below:

(a)	Notwithstanding the provisions of paragraph (a) of Plan Section 4.2, a Puerto Rico-based Participant may elect to contribute a whole percentage of his or her Compensation to the Plan as Elective Deferrals; provided, however, that no Puerto Rico-based Participant shall be permitted to make Elective Deferrals to the Plan during any taxable year in excess of: (i) for Plan Years commencing prior to January 1, 2014, $10,000, for 2011, $13,000 for 2012 and $15,000 for 2013 and for Plan Years commencing on or after January 1, 2014, the applicable limitation under Section 4.2(a) of the Plan provided, that a Puerto Rico-based Employee that makes Elective Deferrals shall be limited in the amount the Puerto Rico-based Employee may contribute to an individual retirement account created pursuant to P.R. Code Section 1081.02 to an amount equal to the difference between the combined limit under Code Section 402(g), for any given year, and the P.R. Code Section 1033.15(a)(7) individual retirement account limitation, for any given year, and the amount of Elective Deferrals made on behalf of the Puerto Rico-based Employee, for any given year, or such other dollar limitation in effect for Elective Deferrals made to dual-qualified plans as may be authorized in P.R. Code Section 1081.01(d)(7)(A) or as determined by the Puerto Rico Secretary of the Treasury pursuant to the P.R. Code or applicable law at any such time; (ii) the Actual Deferral Percentage test limitation set forth in Plan Section 4.3 and Section 4.3 of this Appendix, and (iii) the Annual Addition limitation set forth in Plan Section 13.1.

(b)	Notwithstanding any provision of the Plan to the contrary, After Tax Deposits of a Puerto Rico-based Participant may not exceed 10% of Compensation for any Plan Year.

(c)	Notwithstanding the provisions of paragraph (d) of Plan Section 4.2, a Puerto Rico-based Participant who has attained age 50 before the close of the Plan Year may elect to contribute a percentage of his or her Compensation to the Plan as “catch-up” Elective Deferrals in accordance with, and subject to the dollar limitations in effect for the Plan Year under P.R. Code Section 1081.01(d)(7)(C). Such catch-up Elective Deferrals shall not be taken into account under paragraph (a) above, Section 4.3 of this Appendix to the extent permitted under the P.R. Code, Plan Section 4.3, and Plan Section 13.1.

4.3	Additional Contribution Deferral Limitation. In addition to the limitations on Compensation Deferral Contributions set forth in Plan Section 4.3, Compensation Deferral Contributions by a Puerto Rico-based Participant shall not exceed the limitation on contributions by or on behalf of Highly Compensated Employees under P.R. Code Section 1081.01(d)(3)(E)(iii), as provided in this Section 4.3 with respect to each Plan Year. In the event that Compensation Deferral Contributions under the Plan by or on behalf of Highly Compensated Employees exceed the limitations of this Section for any reason, such excess contributions shall be recharacterized as After Tax Deposits or such excess contributions, adjusted for any income or loss allocable thereto, shall be returned to such Participant, as provided in Plan Section 4.5.

(a)	The Compensation Deferral Contributions by Participants for a Plan Year shall satisfy the Actual Deferral Percentage test under the P.R. Code as set forth in subparagraph (i) below, or to the extent not precluded by applicable regulations, the alternate Actual Deferral Percentage test as set forth in (ii) below:

(i)	The average “Actual Deferral Percentage” for Highly Compensated Employees shall not be more than the average Actual Deferral Percentage of all non-Highly Compensated Employees multiplied by 1.25, or

(ii)	The excess of the average Actual Deferral Percentage for Highly Compensated Employees over the average Actual Deferral Percentage for all non-Highly Compensated Employees shall not be more than two (2) percentage points and the average Actual Deferral Percentage for Highly Compensated Employees shall not be more than the average Actual Deferral Percentage of all non-Highly Compensated Employees multiplied by 2.0.

(b)	For the purpose of this Section 4.3 only, the following definitions shall apply:

(i)	“Actual Deferral Percentage” means, with respect to the group of all Highly Compensated Employees and the group of all non-Highly Compensated Employees for a Plan Year, the ratio, calculated separately for each Participant in such group, of the amount of the Participant’s Compensation Deferral Contributions for such Plan Year, to such Participant’s Compensation for such Plan Year, in accordance with regulations prescribed by the Puerto Rico Secretary of the Treasury under P.R. Code Section 1081.01(d)(3). For purposes of computing the Actual Deferral Percentage, an Eligible Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

(ii)	“Participant” means any Eligible Puerto Rico-based Employee who satisfied the requirements under Plan Article III during the Plan Year, whether or not such Eligible Employee elected to contribute to the Plan for such Plan Year.

(iii)	“Compensation Deferral Contributions” means amounts contributed to the Plan by a Participant as Elective Deferrals pursuant to Section 4.1(a) of this Appendix, including any other amounts prescribed under P.R. Code Section 1081.01(d) and applicable regulations. To the extent determined by the Committee and in accordance with regulations issued by the Puerto Rico Secretary of the Treasury, matching contributions and qualified non-elective contributions on behalf of a Participant that satisfy the requirements of P.R. Code Section 1081.01(d)(3)(D)(ii) may also be taken into account for the purpose of determining the Actual Deferral Percentage of such Participant.

(iv)	“Compensation” means compensation as defined in P.R. Code Section 1081.01(d) and applicable regulations.

(c)	In the event that as of the first day of a Plan Year, the Plan satisfies the requirements of P.R. Code Section 1081.01(a) only if aggregated with one or more other plans which include arrangements under P.R. Code Section 1081.01(d), then this Section 4.3 shall be applied by determining the Actual Deferral Percentages of Participants as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under P.R. Code Section 1081.01(d). Plans may be considered one plan for purposes of satisfying P.R. Code Section 1081.01(d) only if they have the same Plan Year.

(d)	For the purpose of this Section 4.3, the “Actual Deferral Percentage” for any Highly Compensated Employee who is a Participant under two or more P.R. Code Section 1081.01(d) arrangements of the Company shall be determined by taking into account the Highly Compensated Employee’s Compensation under each such arrangement and contributions under each such arrangement which qualify for treatment under P.R. Code Section 1081.01(d) in accordance with regulations prescribed by the Puerto Rico Secretary of the Treasury under P.R. Code Section 1081.01(d). If the arrangements have different Plan Years, this paragraph shall be applied by treating all such arrangements ending with or within the same calendar year as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate plans if mandatorily disaggregated pursuant to regulations under P.R. Code Section 1081.01(d).

(e)	For purposes of the Actual Deferral Percentage test under the P.R. Code, Compensation Deferral Contributions must be made before the last day of the twelve month period immediately following the Plan Year to which such contributions relate.

(f)	The determination and treatment of Compensation Deferral Contributions and the Actual Deferral Percentage of any Participant under this Section 4.3 shall satisfy such other requirements as may be prescribed by the Puerto Rico Secretary of the Treasury.

(g)	The Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of P.R. Code Section 1081.01(d) and the regulations thereunder, in accordance with regulations prescribed by the Puerto Rico Secretary of the Treasury.

(h)	Notwithstanding any provision of this Appendix A to the contrary, to the extent permitted by the P.R. Code and its regulations, all Employees employed by the Sponsor and any Affiliated Company that participates in the Plan may be aggregated for purposes of determining compliance by the Plan with the Actual Deferral Percentage test under the P.R. Code and the determination of Highly Compensated Employees.

4.4	Plan Section 4.4. The provisions of Plan Section 4.4 entitled “Provisions for Return of Excess Elective Deferrals” shall be applied in a manner not inconsistent with P.R. Code Section 1081(d)(6).

4.5	Plan Section 4.5. The provisions of Plan Section 4.5 entitled “Provision for Recharacterization or Return of Excess Deferrals by Highly Compensated Participants” shall be applied as follows:

(a)	“Highly Compensated Participant and Highly Compensated Employee” shall be substituted for “Highly Compensated Participant” in each place it appears.

(b)	For purposes of satisfying the Actual Deferral Percentage test under the P.R. Code, the amount of any excess Compensation Deferral Contributions by a Highly Compensated Employee shall be determined by the Committee taking into account the leveling method applied under the P.R. Code and its regulations that provide that the leveling method shall begin with the Highly Compensated Employee who has the highest deferral percentage.

(c)	Any reference to Code Sections shall include reference to the corresponding P.R. Code Sections unless the context clearly indicates otherwise. For example, references to “Code Section 401(k)” and “Code Section 404” shall include references to P.R. Code Section 1081.01(d) and P.R. Code Section 1033.09, respectively.

4.6	Reserved.

4.7	Plan Section 4.7. In addition to the provisions of Plan Section 4.7 entitled “Character of Deposits,” Elective Deferrals shall be treated as employer contributions for purposes of P.R. Code Section 1081.01(d).

4.8	Plan Section 4.8. For purposes of Plan Section 4.8, a “Direct Rollover Contribution” or a “Participant Rollover Contribution” from a retirement plan qualified under P.R. Code Section 1081.01(a) (unless such plan is also qualified under Code Section 401(a)) or an “IRA Rollover Contribution” from a Puerto-Rico individual retirement account or annuity shall not be permitted under the Plan.

PART V

TRUST FUND AND MATCHING CONTRIBUTIONS

The provisions of Article V shall apply to all Puerto Rico-based Employees except as set forth below:

5.1	Plan Section 5.8. The provisions of Plan Section 5.8 entitled “Irrevocability” shall be applied by including a corresponding reference to “P.R. Code Section 1081.01(a)” and “P.R. Code Section 1033.09” in each place “Code Section 401(a)” and “Code Section 404” appears, respectively.

PART VI

ACCOUNTS AND ALLOCATIONS

The provisions of Article VI of the Plan shall apply to all Puerto Rico-based Employees except as set forth below.

6.1	Plan Section 6.11. For purposes of Plan Section 6.11, with respect to each Plan Year, After Tax Deposits and Matching Contributions made by or on behalf of a Puerto Rico-based Participant under the Plan who qualifies as a Highly Compensated Employee shall not exceed the limitations that apply to Highly Compensated Employees as may be prescribed by the Puerto Rico Secretary of the Treasury, and as provided by this Section 6.11. In the event that After Tax Deposits and Matching Contributions under the Plan by or on behalf of Highly Compensated Employees, as defined in Section 2.8 of this Appendix, exceed the limitations of this Section for any reason, such excess After Tax Deposits and Matching Contributions and any income or loss allocable thereto shall be disposed of in accordance with Plan Section 6.12. The determination and treatment of After Tax Deposits and Matching Contributions of any Participant shall satisfy such other requirements as may be prescribed by the Puerto Rico Secretary of the Treasury.

6.2	Plan Section 6.12. The provisions of Plan Section 6.12 entitled “Provision for Disposition of Excess After Tax Deposits or Matching Contributions on Behalf of Highly Compensated Participants” shall be applied as follows:

(a)	“Highly Compensated Participant and Highly Compensated Employee” shall be substituted for “Highly Compensated Participant” in each place it appears.

PART VII
VESTING IN PLAN ACCOUNTS

The provisions of Article VII of the Plan shall apply to all Puerto Rico-based Employees.

PART VIII
PAYMENT OF PLAN BENEFITS

The provisions of Article VIII of the Plan shall apply to all Puerto Rico-based Employees except as set forth below:

8.1	Plan Section 8.2(a). For purposes of Plan Section 8.2(a), a Puerto Rico-based Participant may elect, at the time and in the manner prescribed by the Committee, to have the entire portion of a lump-sum distribution from the Plan paid directly to a qualified trust described in P.R. Code Section 1081.01(a) that is also qualified under Code Section 401(a) and accepts the Puerto Rico-based Participant’s distribution.

8.2	Plan Section 8.4. In addition to the provisions of Plan Section 8.4 entitled “Designation of Beneficiary,” the following rules shall apply to a Participant, as defined in Section 2.9 of this Appendix: The provisions of Plan Section 8.12 entitled “Trustee-Trustee Transfers” shall apply fully to a Puerto Rico-based Participant provided that the retirement plan maintained by the successor employer must be qualified under both Code Section 401(a) and P.R. Code Section 1081.01, as determined by the Committee to their satisfaction.

(a)	In the event a deceased Participant is not a resident of Puerto Rico at the date of his or her death, the Committee, in its discretion, may require the establishment of ancillary administration in Puerto Rico.

(b)	If the Committee cannot locate a qualified personal representative of the deceased Participant, or if administration of the deceased Participant’s estate is not otherwise required, the Committee, in its discretion, may pay the deceased Participant’s interest in the Trust Fund to his or her heirs at law (determined in accordance with the laws of the Commonwealth of Puerto Rico) as they existed at the date of the Participant’s death.

8.3	Plan Section 8.5. Notwithstanding the provisions of Plan Section 8.5, a hardship withdrawal shall be made to a Puerto Rico-based Participant only if the Committee (or its representative), based upon the Participant’s representation and such other facts as are known to the Committee, determines that the requested withdrawal is on the account of:

(a)	A deductible medical expense (within the meaning of P.R. Code Section 1033.15(a)(4)) incurred by the Participant, his or her Spouse, children or dependents (as defined in P.R. Code Section 1033.18(c)(1)(A));

(b)	The purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	The payment of tuition and unrelated educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant’s Spouse, children, or dependents (as defined in P.R. Code Section 1033.18(c)(1)(A));

(d)	The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence; and

(e)	Such other events as the P.R. Code, regulations or the Puerto Rico Secretary of the Treasury may allow.

Notwithstanding anything in the Plan to the contrary, Puerto Rico-based Participants who make hardship withdrawals pursuant to Plan Section 8.1(e) shall not be permitted to make Elective Deferrals or After Tax Deposits to the Plan during the 12-month period beginning as soon as administratively feasible following the date of the hardship withdrawal.

8.4	Plan Section 8.6(a). Notwithstanding the provisions of Plan Section 8.6(a) entitled “Distribution Rules,” in the case of a Puerto Rico-based Participant in no event shall any benefits under the Plan, including benefits upon retirement, Severance, or Disability, be paid (or commence to be paid) to a Participant prior to the “Consent Date” (as defined herein) unless the Participant consents in writing to the payment (or commencement of payment) of such benefits prior to said Consent Date. As used herein, the term “Consent Date” means the later of: (i) the Participant’s 62nd birthday; or (ii) the Participant’s Normal Retirement Age. Notwithstanding the foregoing, the provisions of this paragraph shall not apply: (i) following the Participant’s death; or (ii) with respect to a lump sum distribution of the vested portion of a Participant’s Account if the total amount of such vested portion does not exceed $5,000.

8.5	Plan Section 8.11(c). The provisions of Plan Section 8.11(c) entitled “Additional Documents” shall be applied by including reference to “Puerto Rico” in each place “State or Federal” appears.

8.6	Plan Section 8.12. The provisions of Plan Section 8.12 entitled “Trustee-to-Trustee Transfers” shall apply fully to a Puerto Rico-based Participant provided that the retirement plan maintained by the successor employer must be qualified under both Code Section 401(a) and P.R. Code Section 1081.01, as determined by the Committee to their satisfaction.

8.7	Plan Section 8.13. The provisions of Section 8.13 entitled “Loans to Participant” shall be applied as though the term “Highly Compensated Employee” is defined in accordance with Section 2.5 above.

PART IX
PLAN ARTICLES IX THROUGH XI

The provisions of Articles IX through XI of the Plan shall apply to all Puerto Rico-based Employees.

PART X
TERMINATION AND MERGER

The provisions of Articles XII of the Plan shall apply to all Puerto Rico-based Employees except as follows:

10.1	Plan Section 12.1. In addition to the provisions of Plan Section 12.1, the Committee may determine that no distributions shall be made to a Puerto Rico-based Participant in the event the Plan is terminated, until such time as the Puerto Rico Department of the Treasury shall have determined in writing that such termination will not adversely affected the prior qualification of the Plan under the P.R. Code.

10.2	Plan Section 12.2. In addition to the provisions of Plan Section 12.2, any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, another trust fund as applied to a Puerto Rico-based Participant will be limited to the extent such other plan and trust are qualified under P.R. Code Section 1081.01(a).

PART XI
LIMITATION ON ALLOCATIONS

11.1	Plan Section 13.1. In no event shall the Annual Addition on behalf of any Participant for any Plan Year exceed the lesser of:

(a)	The dollar limit specified in P.R. Code Section 1081.01(a)(11)(B)(i); or

(b)	one hundred percent (100%) of such Participant’s Compensation for the Plan Year.

PART XII
PLAN ARTICLES XIV AND XV

The provisions of Articles XIV and XV of the Plan shall apply to all Puerto Rico-based Employees.

PART XIII
MISCELLANEOUS PROVISIONS

The provisions of Articles XVI of the Plan shall apply to all Puerto Rico-based Employees except as follows:

13.1	Plan Section 16.5. In addition to the provisions of Plan Section 16.5 entitled “Interpretation,” the provisions of the Plan shall be interpreted in a manner consistent with the Plan satisfying (i) the requirements of P.R. Code Section 1081.01(a) and related statutes for qualification as a defined contribution plan and (ii) the requirements of P.R. Code Section 1081.01(d) and related statutes for qualification as a cash or deferred arrangement to the extent such interpretation would not violate (i) the requirements of Code Section 401(a) and related statutes for qualification as a defined contribution plan and (ii) the requirements of Code Section 401(k) and related statutes for qualification as a cash or deferred arrangement.

13.2	Plan Section 16.6. In addition to the provisions of Plan Section 16.6 entitled “Withholding for Taxes,” any payments from the Trust Fund may be subject to withholding for taxes as may be required by any applicable Puerto Rico law.

13.3	Plan Section 16.7. In addition to the provisions of Plan Section 16.7 entitled “California Law Controlling,” the Committee shall determine whether all legal questions pertaining to the Plan which are not controlled by ERISA shall be determined in accordance with the laws of the Commonwealth of Puerto Rico or the laws of the State of California in the case of a Puerto Rico-based Employee or Participant.

APPENDIX B

SPECIAL PROVISIONS APPLICABLE TO ALLERGAN MEDICAL OPTICS –LENOIR FACILITY

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Allergan Medical Optics-Lenoir facility prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Allergan Medical Optics – Lenoir facility, including any date prior to Allergan Medical Optics – Lenoir facility becoming an Affiliated Company

APPENDIX C
SPECIAL PROVISIONS APPLICABLE TO OCULEX PHARMACEUTICALS, INC.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Oculex Pharmaceuticals, Inc. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Oculex Pharmaceuticals, Inc., including any date prior to Oculex Pharmaceuticals, Inc. becoming an Affiliated Company.

•	Compensation. Solely for purposes of determining Retirement Contributions under Section 5.4, Compensation shall include compensation paid by Oculex Pharmaceuticals, Inc. to an Eligible Employee prior to Oculex Pharmaceuticals, Inc. becoming an Affiliated Company, but only to the extent provided in paragraphs (a), (b), and (c) of Section 2.17 of the Plan in effect in 2003, and only to the extent of compensation paid by Oculex Pharmaceuticals, Inc. in 2003.

APPENDIX D
SPECIAL PROVISIONS APPLICABLE TO INAMED CORPORATION

•	Eligibility. Prior to January 1, 2007, the Plan’s definition of “Eligible Employee” shall exclude any Employee who is employed by (i) Inamed Corporation and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) on or after the “Effective Time” as defined in the Agreement and Plan of Merger dated as of December 20, 2005 by and among Allergan, Inc., Banner Acquisition, Inc., and Inamed Corporation or (ii) the Company as of the date he or she becomes classified as “Inamed-benefited” in the payroll records of the Company.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Inamed Corporation or any subsidiary of Inamed Corporation prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Inamed Corporation or any subsidiary of Inamed Corporation, including any date prior to Inamed Corporation or any subsidiary of Inamed Corporation becoming an Affiliated Company.

•	Transferred Accounts. A Participant’s Matching Contributions Account shall include any matching contributions transferred from the Participant’s account in the Inamed Corporation Retirement Savings Plan, and the earnings thereon. All such amounts shall be fully vested.

APPENDIX E
SPECIAL PROVISIONS APPLICABLE TO ESPRIT PHARMA, INC.

•	Credited Service for Vesting. In accordance with Section 2.17(f) of the Plan, an Eligible Employee who was employed by Esprit Pharma, Inc. on October 16, 2007 and who is classified or identified as such in the payroll records of the Company or in the Stock Purchase Agreement by and between Allergan, Inc. and Esprit Pharma, Inc. shall, for purposes of the vesting provisions of the Plan, receive Credited Service for any period of employment with Esprit Pharma, Inc. prior to it becoming an Affiliated Company but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of determining Credited Service under this paragraph, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Esprit Pharma, Inc. including any date prior to Esprit Pharma, Inc. becoming an Affiliated Company.

•	Credited Service for In-Service Distributions. In accordance with Section 2.17(f) of the Plan, an Eligible Employee who was employed by Esprit Pharma, Inc. on October 16, 2007 and who is classified or identified as such in the payroll records of the Company or in the Stock Purchase Agreement by and between Allergan, Inc. and Esprit Pharma, Inc. shall, for purposes of the in-service distribution provisions of the Plan, receive Credited Service for any period of employment with Esprit Pharma, Inc. prior to it becoming an Affiliated Company but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of determining Credited Service under this paragraph, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Esprit Pharma, Inc. including any date prior to Esprit Pharma, Inc. becoming an Affiliated Company.

APPENDIX F
SPECIAL PROVISIONS APPLICABLE TO ADVANCED MEDICAL OPTICS, INC.

•	Eligibility. Any individual whose employment is transferred from the Sponsor or an Affiliated Company to Advanced Medical Optics, Inc. (“AMO”) in connection with the distribution of the stock of AMO by the Sponsor to its stockholders, effective as of the day following such transfer, hereinafter referred to as an “AMO Employee.” An individual is an AMO Employee if classified or identified as such in the payroll records of the Sponsor or an Affiliated Company or in the Employee Matters Agreement entered into between the Sponsor and AMO.

•	Special Provisions Related to AMO Stock. On June 29, 2002, Allergan spun-off AMO and distributed the stock of AMO (referred to in the Plan as “AMO Stock”) to its shareholders. The following provisions of the Plan shall apply to AMO Stock as if the term “AMO Stock” was substituted for the term “Company Stock”: Section 5.10 (Certain Offers for Company Stock); Section 5.11 (Voting of Company Stock); Section 5.12 (Securities Law Limitation); Section 5.17 (Appointment of Investment Manager); Section 6.4 (Valuation of Participants’ Accounts); Section 6.5 (Valuation of Company Stock); Section 6.6 (Dividends, Splits, Recapitalizations, Etc.); Section 6.7 (Stock Rights, Warrants or Options); Section 6.9 (Cash Dividends); Section 6.10 (Miscellaneous Allocation Rules); Section 9.1 (Appointment of Committees); Section 9.2 (Duties of Committees); Section 9.6 (Investment Committee Powers); and Section 9.12 (Compensation of Committees and Plan Expenses), as applicable.

•	Distributions of AMO Stock. Notwithstanding 8.1(g), 8.4(d), or any other provision of the Plan to the contrary, to the extent any of the vested portion of a Participant’s Account to be withdrawn is invested in the stock of Advanced Medical Optics, Inc., then such withdrawal may be made in the stock of Advanced Medical Optics, Inc. at the election of the Participant, to the extent so invested.

•	Change in Control. For purposes of Section 12.4, a Change of Control shall not be deemed to have occurred upon the distribution of the stock of Advanced Medical Optics, Inc. on June 29, 2002 by the Sponsor to its stockholders.

APPENDIX G
SPECIAL PROVISIONS APPLICABLE TO SKINMEDICA, INC.

•	Adoption. Pursuant to Section 10.2 of the Plan, effective January 1, 2013, SkinMedica, Inc. adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to January 1, 2013, any Employee who is employed by SkinMedica, Inc. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on January 1, 2013, subject to the terms of the Plan.

•	Service Credit. In accordance with Section 2.17(f) of the Plan, an Eligible Employee who was employed by SkinMedica, Inc. as of the “Effective Time” (a “SkinMedica Employee”) as defined in the Agreement and Plan of Merger, dated as of November 15, 2012, by and among Allergan, Inc., Aphrodite Acquisition, Inc., SkinMedica, Inc., and David F. Hale, as Equityholders’ Representative” (the “Agreement”) and who is classified as such in the payroll records of the Company or pursuant to the terms of the Agreement, shall for purposes of the vesting provisions of the Plan only, receive Credited Service for any period of employment with SkinMedica, Inc. prior to it becoming an Affiliated Company, but only to the extent provided in 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of determining Credited Service for vesting purposes under this paragraph, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with SkinMedica, Inc. including any date prior to SkinMedica, Inc. becoming an Affiliated Company.

•	Rollovers. Effective November 15, 2012, SkinMedica Employees shall be entitled to contribute Direct Rollover Contributions and Participant Rollover Contributions to the Plan which include “in kind” distributions of 401(k) Plan loans from the SkinMedica, Inc. 401(k) Retirement Plan.

APPENDIX H

SPECIAL PROVISIONS APPLICABLE TO MAP PHARMACEUTICALS, INC.

•	Service Credit. Effective March 1, 2013, and in accordance with Section 2.17(f) of the Plan, an Eligible Employee who was employed by MAP Pharmaceuticals, Inc. (“MAP”) as of the “Closing Date” as defined in the Agreement and Plan of Merger Among Allergan, Inc., Groundhog Acquisition, Inc. and MAP Pharmaceuticals, Inc., dated as of January 22, 2013 (the “Agreement”) and who is classified as such in the payroll records of the Company or pursuant to the terms of the Agreement (a “MAP Employee”), shall receive Credited Service for any period of employment with MAP prior to it becoming an Affiliated Company, but only to the extent provided in 2.17(e) of the Plan and only for purposes of Section 2.17 of the Plan (defining “Credited Service”) and Section 3.1 of the Plan (describing the Plan’s provisions regarding eligibility to make Participant Deposits and to receive Matching Contributions). Notwithstanding anything in Section 2.17 of the Plan to the contrary, and for purposes of determining Credited Service for vesting and eligibility purposes under this paragraph, the Employment Commencement Date (or Reemployment Commencement Date) of a MAP Employee means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of Reemployment Commencement Date, the date following a Severance) on which the MAP Employee was first credited with an Hour of Service with MAP including any date prior to MAP becoming an Affiliated Company.

•	Rollovers. Effective March 1, 2013, MAP Employees shall be entitled to contribute Direct Rollover Contributions and Participant Rollover Contributions to the Plan which include “in kind” distributions of 401(k) Plan loans from the MAP Pharmaceuticals, Inc. 401K Plan (the “MAP 401(k) Plan”).

•	Plan Loans. Effective March 1, 2013, and notwithstanding Section 8.13(d) of the Plan, a Plan Loan made to a MAP Employee under the MAP 401(k) Plan which was made for the purpose of acquiring the principal residence of such individual and which is contributed to the Plan as a part of a Direct Rollover Contribution or a Participant Rollover Contribution may have a term not to exceed thirty (30) years.

•	Compensation. Effective May 31, 2013, “Compensation” shall exclude any “Transaction Bonus” paid to MAP Employees. For purposes of this addendum, “Transaction Bonus” means any bonus paid to MAP Employees earned for services performed for MAP during the period January 1, 2013 through May 31, 2013.

APPENDIX I

SPECIAL PROVISIONS APPLICABLE TO EXEMPLAR PHARMA LLC

•	Service Credit. Effective April 12, 2013, and in accordance with Section 2.17(f) of the Plan, an Eligible Employee who was employed by Exemplar Pharma LLC (“Exemplar”) as of the “Closing” as defined in the Membership Interest Purchase Agreement, an agreement by and among Exemplar, the members of Exemplar set forth on the signature pages to the Exemplar Agreement under the heading “Selling Members,” and MAP (the “Exemplar Agreement”); and who is classified as such in the payroll records of the Company or pursuant to the terms of the Agreement (an “Exemplar Employee”), shall receive Credited Service for any period of employment with Exemplar prior to it becoming an Affiliated Company, but only to the extent provided in 2.17(e) of the Plan and only for purposes of Section 2.17 of the Plan (defining “Credited Service”) and Section 3.1 of the Plan (describing the Plan’s provisions regarding eligibility to make Participant Deposits and to receive Matching Contributions). Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of determining Credited Service for vesting and eligibility purposes under this paragraph, the Employment Commencement Date (or Reemployment Commencement Date) of an Exemplar Employee means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of Reemployment Commencement Date, the date following a Severance) on which the Exemplar Employee was first credited with an Hour of Service with Exemplar, including any date prior to Exemplar becoming an Affiliated Company.

•	Rollovers. Effective April 12, 2013, Exemplar Employees shall be entitled to contribute Direct Rollover Contributions and Participant Rollover Contributions which include “in kind” distributions of 401(k) Plan loans from the Exemplar Pharmaceuticals, LLC 401(k) Plan.

•	Compensation. Effective May 31, 2013, “Compensation” shall exclude any “Transaction Bonus” paid to Exemplar Employees. For purposes of this addendum, “Transaction Bonus” means any bonus paid to Exemplar Employees earned for services performed for Exemplar during the period January 1, 2013 through May 31, 2013.

APPENDIX J

SPECIAL PROVISIONS APPLICABLE TO OCULEVE, INC.

•	Adoption. Pursuant to Section 10.2 of the Plan, effective January 1, 2016, Oculeve, Inc. adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to January 1, 2016, any Employee who is employed by Oculeve, Inc. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on January 1, 2016, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Oculeve, Inc. or any subsidiary of Oculeve, Inc. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Oculeve, Inc. or any subsidiary of Oculeve, Inc., including any date prior to Oculeve, Inc. or any subsidiary of Oculeve, Inc. becoming an Affiliated Company.

•	Transferred Accounts. A Participant’s Profit Sharing Contributions Account shall include any profit sharing contributions and safe harbor non-elective contributions transferred from the Participant’s account in the Oculeve, Inc. 401(k) Plan & Trust, and the earnings thereon. A Participant’s Matching Contributions Account shall include any matching contributions transferred from the Participant’s account in the Oculeve, Inc. 401(k) Plan & Trust, and the earnings thereon. All such amounts shall be fully vested.

APPENDIX K

SPECIAL PROVISIONS APPLICABLE TO KYTHERA BIOPHARACEUTICALS, INC.

•	Adoption. Pursuant to Section 10.2 of the Plan, effective January 1, 2016, Kythera Biopharmaceuticals, Inc. adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to January 1, 2016, any Employee who is employed by Kythera Biopharmaceuticals, Inc. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on January 1, 2016, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Kythera Biopharmaceuticals, Inc. or any subsidiary of Kythera Biopharmaceuticals, Inc. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Kythera Biopharmaceuticals, Inc. or any subsidiary of Kythera Biopharmaceuticals, Inc., including any date prior to Kythera Biopharmaceuticals, Inc. or any subsidiary of Kythera Biopharmaceuticals, Inc.becoming an Affiliated Company.

•	Transferred Accounts. A Participant’s Matching Contributions Account shall include any safe harbor matching contributions transferred from the Participant’s account in the Kythera Biopharmaceuticals, Inc. 401(k) Plan, and the earnings thereon. All such amounts shall be fully vested and may not be withdrawn while a Participant is in service prior to the Participant’s attainment of age 59½.

APPENDIX L

SPECIAL PROVISIONS APPLICABLE TO AQUESYS, INC.

•	Adoption. Pursuant to Section 10.2 of the Plan, effective January 1, 2016, AqueSys, Inc. adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to January 1, 2016, any Employee who is employed by AqueSys, Inc. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on January 1, 2016, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with AqueSys, Inc. or any subsidiary of AqueSys, Inc. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with AqueSys, Inc. or any subsidiary of AqueSys, Inc., including any date prior to AqueSys, Inc. or any subsidiary of AqueSys, Inc. becoming an Affiliated Company.

APPENDIX M

SPECIAL PROVISIONS APPLICABLE TO ANTERIOS, INC.

•	Adoption. Pursuant to Section 10.2 of the Plan, effective January 1, 2016, Anterios, Inc. adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to January 1, 2016, any Employee who is employed by Anterios, Inc. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on January 1, 2016, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Anterios, Inc. or any subsidiary of Anterios, Inc. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Anterios, Inc. or any subsidiary of Anterios, Inc., including any date prior to Anterios, Inc. or any subsidiary of Anterios, Inc. becoming an Affiliated Company.

APPENDIX N

SPECIAL PROVISIONS APPLICABLE TO DURATA THERAPEUTICS, INC.

•	Eligibility. Prior to October 3, 2016, any Employee who is employed by Durata Therapeutics, Inc. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on October 3, 2016, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Durata Therapeutics, Inc. or any subsidiary of Durata Therapeutics, Inc. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Durata Therapeutics, Inc. or any subsidiary of Durata Therapeutics, Inc., including any date prior to Durata Therapeutics, Inc. or any subsidiary of Durata Therapeutics, Inc. becoming an Affiliated Company.

•	Transferred Accounts. A Participant’s Profit Sharing Contributions Account shall include any profit sharing contributions transferred from the Participant’s account in the Durata Therapeutics 401(k) Plan, and the earnings thereon. If a Participant was an Employee on November 17, 2014, he or she shall be fully vested in such amounts. If a Participant was not an Employee on November 17, 2014, any profit sharing contributions transferred from the Participant’s account in the Durata Therapeutics 401(k) Plan shall be subject to the following vesting schedule:

Years of Credited Service	Vested Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

APPENDIX O

SPECIAL PROVISIONS APPLICABLE TO FORMER PARTICIPANTS IN THE

ALLERGAN, INC. 401(k) PLAN

•	Definitions.

o	“Allergan 401(k) Plan” means the Allergan, Inc. 401(k) Plan (known as the “Actavis, Inc. 401(k) Plan” prior to January 1, 2016 and the “Watson Pharmaceuticals, Inc. 401(k) Plan” prior to January 24, 2013).

o	“Andrx” means Andrx Corporation, a Delaware corporation, and any of its subsidiaries.

o	“Andrx Merger” means that certain Agreement and Plan of Merger By and Among Watson Pharmaceuticals, Inc., Water Delaware, Inc., and Andrx Corporation, dated March 12, 2006.

o	“Forest Laboratories” means Forest Laboratories, Inc., and any of its subsidiaries or related companies.

o	“Forest Laboratories Closing Date” means July 1, 2014, the date on which the transaction by Actavis, plc to acquire Forest Laboratories under the Forest Laboratories Merger Agreement is completed.

o	“Forest Laboratories Merger Agreement” means the agreement and plan of merger with Forest Laboratories, Inc., dated February 17, 2014, pursuant to which Actavis, plc acquired Forest Laboratories.

o	Furiex Pharmaceuticals” means Furiex Pharmaceuticals, Inc., and any of its subsidiaries or related companies.

o	“Furiex Pharmaceuticals Closing Date” means July 2, 2014, the date on which the transaction by Actavis, plc or an affiliate to acquire Furiex Pharmaceuticals under the Furiex Pharmaceuticals Merger Agreement is completed.

o	“Furiex Pharmaceuticals Merger Agreement” means the agreement and plan of merger with Furiex Pharmaceuticals, Inc., dated April 27, 2014, among Forest Laboratories, Inc., Royal Empress, Inc., and Furiex Pharmaceuticals, Inc.

o	Legacy Actavis” means Actavis, Inc., a Delaware corporation, and any of its subsidiaries or related companies, prior to the Actavis Closing Date.

o	“Legacy Actavis Closing Date” means October 31, 2012, the day on which the transaction by Watson Pharmaceuticals, Inc. to acquire Legacy Actavis under the Legacy Actavis Purchase Agreement was completed.

o	“Legacy Actavis Purchase Agreement” means the stock purchase agreement, dated April 25, 2012, pursuant to which Watson Pharmaceuticals, Inc. acquired Legacy Actavis.

o	Warner Chilcott” means Warner Chilcott PLC, and any of its subsidiaries or related companies.

o	“Warner Chilcott Closing Date” means October 1, 2013, the date on which the transaction by Actavis, Inc. to acquire Warner Chilcott under the Warner Chilcott Transaction Agreement was completed.

o	“Warner Chilcott Transaction Agreement” means the transaction agreement, dated May 19, 2013, pursuant to which Actavis, Inc. acquired Warner Chilcott.

•	Eligibility. Prior to October 3, 2016, any Employee who is a Participant in the Allergan, Inc. 401(k) Plan shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on October 3, 2016, subject to the terms of the Plan.

•	Credited Service.

o	Eligible Employees shall receive Credited Service for any period of employment with Actavis, Inc. or any subsidiary of Actavis, Inc. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Actavis, Inc. or any subsidiary of Actavis, Inc., including any date prior to Actavis, Inc. or any subsidiary of Actavis, Inc. becoming an Affiliated Company.

o	Years of service credited to an Eligible Employee under The Rugby Group, Inc. Profit Sharing and Savings Plan shall be taken into account for determining years of Credited Service for any Employee who was an “Eligible Employee” under the Allergan 401(k) Plan on January 1, 1999.

•	Transferred Accounts. A Participant’s Matching Contributions Account shall include any matching contributions transferred from the Participant’s account in the Allergan, Inc. 401(k) Plan, and the earnings thereon. A Participant’s Profit Sharing Contributions Account shall include any profit sharing contributions transferred from the Participant’s account in the Allergan, Inc. 401(k) Plan and the earnings thereon. Except as otherwise provided below, if a Participant was not an Employee on January 1, 2016, any matching contributions or profit sharing contributions transferred from the Participant’s account in the Allergan, Inc. 401(k) Plan shall be subject to the following vesting schedule:

Years of Credited Service	Vested Percentage
Less than 1	0%
1 but less than 2	50%
2 or more	100%

o	A Participant who had an account transferred to the Allergan 401(k) Plan from the Royce Laboratories, Inc. 401K Salary Reduction Plan or the Oclassen Pharmaceuticals 401(k) Plan is fully vested in the portion of the Participant’s Accounts attributable to such transfer.

o	A Participant who participated in the TheraTech 401(k) Savings Plan on March 31, 1999 and attains age 59½ while employed by an “Employer” under the Allergan 401(k) Plan became fully vested in the Participant’s Account as of that date.

o	Any individual employed by Durata Therapeutics, Inc. on December 31, 2014 shall be immediately 100% vested in his or her Plan Accounts (including his or her Matching Contributions Account and Profit Sharing Contributions Account).

o	Any individual employed by Legacy Actavis on the Legacy Actavis Closing Date shall be immediately 100% vested in his or her Plan Accounts (including his or her Matching Contributions Accounts and Profit Sharing Contributions Account).

o	Any individual employed by Warner Chilcott on the Warner Chilcott Closing Date shall be immediately 100% vested in his or her Plan Accounts (including his or her Matching Contributions Account and Profit Sharing Contributions Account).

o	Any individual employed by Forest Laboratories on the Forest Laboratories Closing Date shall be immediately 100% vested in his or her Plan Accounts (including his or her Matching Contributions Account and Profit Sharing Contributions Account).

o	Any individual employed by Furiex Pharmaceuticals on the Furiex Pharmaceuticals Closing Date shall be immediately 100% vested in his or her Plan Accounts (including his or her Matching Contributions Account and Profit Sharing Contributions Account).

•	Loans

o	Provisions Applicable to Participants Formerly Employed by Andrx. A Participant who was previously employed by Andrx and who directly rolled into the Allergan 401(k) Plan two promissory notes in connection with two plan loans under the Andrx Corporation 401(k) Profit Sharing Plan (the “Andrx 401(k) Plan”) may have up to two loans outstanding from this Plan until such time as one of the loans that was rolled over from the Andrx 401(k) Plan is either repaid in full or deemed to be distributed pursuant to the requirements of Code Section 72(p). After such rolled-over Andrx 401(k) Plan loan is satisfied, the Participant described in the previous sentence will be treated the same as any other Participant in the Plan and may have only one loan outstanding from this Plan.

o	Provisions Applicable to Participants Formerly Employed by Legacy Actavis. A Participant who was employed by Legacy Actavis on the Legacy Actavis Closing Date and who directly rolled into the Allergan 401(k) Plan two promissory notes in connection with two plan loans under the Actavis Retirement Plan may have up to two loans outstanding from this Plan until such time as one of the loans that was rolled over from the Actavis Retirement Plan is either repaid in full or deemed to be distributed pursuant to the requirements of Code Section 72(p). After such rolled-over loan from the Actavis Retirement Plan is satisfied, the Participant described in the previous sentence will be treated the same as any other Participant in the Plan and may have only one loan outstanding from this Plan.

o	Provisions Applicable to Participants Formerly Employed by Warner Chilcott. A Participant who was employed by Warner Chilcott on the Warner Chilcott Closing Date and who directly rolled over his or her full account balance into the Allergan 401(k) Plan and up to two promissory notes in connection with two plan loans under the Warner Chilcott (US) 401(k) Savings Plan may have up to two loans outstanding from this Plan until such time as one of the loans that was rolled over from the Warner Chilcott (US) 401(k) Savings Plan is either repaid in full or deemed to be distributed pursuant to the requirements of Code Section 72(p). After such rolled-over loan from the Warner Chilcott (US) 401(k) Savings Plan is satisfied, the Participant described in the previous sentence will be treated the same as any other Participant in the Plan and may have only one loan outstanding at a time from this Plan.

o	Provisions Applicable to Participants Formerly Employed by Forest Laboratories. A Participant who was employed by Forest Laboratories on the Forest Laboratories Closing Date and who directly rolled over his or her full account balance into the Allergan 401(k) Plan and up to two promissory notes in connection with two plan loans under the Forest Laboratories, Inc. Savings and Profit Plan may have up to two loans outstanding from this Plan until such time as one of the loans that was rolled over from the Forest Laboratories, Inc. Savings and Profit Sharing Plan is either repaid in full or deemed to be distributed pursuant to the requirements of Code Section 72(p). After such rolled-over loan from the Forest Laboratories, Inc. Savings and Profit Sharing Plan is satisfied, the Participant described in the previous sentence will be treated the same as any other Participant in the Plan and may have only one loan outstanding at a time from this Plan.

APPENDIX P

SPECIAL PROVISIONS APPLICABLE TO RETROSENSE THERAPEUTICS.

•	Adoption. Pursuant to Section 10.2 of the Plan, effective August 31, 2016, RetroSense Therapeutics adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to August 31, 2016, any Employee who is employed by RetroSense Therapeutics and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on August 31, 2016, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with RetroSense Therapeutics or any subsidiary of RetroSense Therapeutics prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with RetroSense Therapeutics or any subsidiary of RetroSense Therapeutics, including any date prior to RetroSense Therapeutics or any subsidiary of RetroSense Therapeutics becoming an Affiliated Company.

APPENDIX Q

SPECIAL PROVISIONS APPLICABLE TO CHASE PHARMACEUTICAL CORP.

•	Adoption. Pursuant to Section 10.2 of the Plan, effective November 22, 2016, Chase Pharmaceutical Corp. adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to November 22, 2016, any Employee who is employed by Chase Pharmaceutical Corp. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on November 22, 2016, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Chase Pharmaceutical Corp. or any subsidiary of Chase Pharmaceutical Corp. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Chase Pharmaceutical Corp. or any subsidiary of Chase Pharmaceutical Corp., including any date prior to Chase Pharmaceutical Corp. or any subsidiary of Chase Pharmaceutical Corp. becoming an Affiliated Company.

APPENDIX R

SPECIAL PROVISIONS APPLICABLE TO FORSIGHT VISION5

•	Adoption. Pursuant to Section 10.2 of the Plan, effective January 1, 2017, ForSight VISION5 adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to January 1, 2017, any Employee who is employed by ForSight VISION5 and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on January 1, 2017, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with ForSight VISION5 or any subsidiary of ForSight VISION5 prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with ForSight VISION5 or any subsidiary of ForSight VISION5, including any date prior to ForSight VISION5 or any subsidiary of ForSight VISION5 becoming an Affiliated Company.

APPENDIX S

SPECIAL PROVISIONS APPLICABLE TO AKARNA THERAPEUTICS LTD.

•	Adoption. Pursuant to Section 10.2 of the Plan, effective January 1, 2017, Akarna Therapeutics Ltd. adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to January 1, 2017, any Employee who is employed by Akarna Therapeutics Ltd. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on January 1, 2017, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Akarna Therapeutics Ltd. or any subsidiary of Akarna Therapeutics Ltd. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Akarna Therapeutics Ltd. or any subsidiary of Akarna Therapeutics Ltd., including any date prior to Akarna Therapeutics Ltd. or any subsidiary of Akarna Therapeutics Ltd. becoming an Affiliated Company.

APPENDIX T

SPECIAL PROVISIONS APPLICABLE TO TOBIRA THERAPEUTICS, INC.

•	Adoption. Pursuant to Section 10.2 of the Plan, effective January 1, 2017, Tobira Therapeutics, Inc. adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to January 1, 2017, any Employee who is employed by Tobira Therapeutics, Inc. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on January 1, 2017, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Tobira Therapeutics, Inc. or any subsidiary of Tobira Therapeutics, Inc. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Tobira Therapeutics, Inc. or any subsidiary of Tobira Therapeutics, Inc., including any date prior to Tobira Therapeutics, Inc. or any subsidiary of Tobira Therapeutics, Inc. becoming an Affiliated Company.

APPENDIX U

SPECIAL PROVISIONS APPLICABLE TO VITAE PHARMACEUTICALS INC.

•	Adoption. Pursuant to Section 10.2 of the Plan, effective January 1, 2017, Vitae Pharmaceuticals Inc. adopts the Plan for the benefit of its Eligible Employees.

•	Eligibility. Prior to January 1, 2017, any Employee who is employed by Vitae Pharmaceuticals Inc. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these employees shall first become eligible to participate in the Plan on January 1, 2017, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Vitae Pharmaceuticals Inc. or any subsidiary of Vitae Pharmaceuticals Inc. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.8e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Vitae Pharmaceuticals Inc. or any subsidiary of Vitae Pharmaceuticals Inc., including any date prior to Vitae Pharmaceuticals Inc. or any subsidiary of Vitae Pharmaceuticals Inc. becoming an Affiliated Company.

APPENDIX V

SPECIAL PROVISIONS APPLICABLE TO LIFECELL CORPORATION

•	Eligibility. Prior to March 27, 2017, any Employee who is employed by LifeCell Corporation and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these Employees shall first become eligible to participate on the later of March 27, 2017 or the date he or she becomes an Eligible Employee, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with LifeCell Corporation or any subsidiary of LifeCell Corporation prior to the purchase of LifeCell Corporation by Allergan plc, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the , contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with LifeCell Corporation, or any subsidiary of LifeCell Corporation, including any date prior to the purchase of LifeCell Corporation by Allergan plc.

•	Transferred Accounts.

o	A Participant’s Profit Sharing Account shall include any nonelective contributions transferred from the Participant’s account in the Acelity 401(k) Plan, and the earnings thereon. If a Participant was an Employee of LifeCell Corporation on February 1, 2017 and had his or her account balance under the Acelity 401(k) Plan transferred to the Plan as of May 1, 2017, he or she shall be fully vested in such amounts.

o	A Participant’s Matching Contribution Account shall include any matching contributions transferred from the Participant’s account in the Acelity 401(k) Plan, and the earnings thereon. If a Participant was an Employee of LifeCell Corporation on February 1, 2017 and had his or her account balance under the Acelity 401(k) Plan transferred to the Plan as of May 1, 2017, he or she shall be fully vested in such amounts.

•	Special Profit Sharing Contribution.

o	The Plan Sponsor shall contribute and allocate special Profit Sharing Contributions on behalf of former employees of LifeCell Corporation who:

(a)	were participants in The Acelity 401(k) Plan on January 31, 2017, and

(b)	became Participants in the Plan on March 27, 2017 pursuant to the provisions of this Appendix V; to make such Participants whole for the matching contributions they would have received under the Plan had their participation commenced on February 1, 2017 (the date LifeCell Corporation was acquired by the Company) instead of March 27, 2017, (treating the period from February 1, 2017 through March 26, 2017 as permissible pre-participation service under Treas. Reg. Section 1.401(a)(4)-11(d)(1)(ii) and (iii)).

o	The amount of the special Profit Sharing Contribution for each eligible Participant shall equal the amount of Matching Contributions the Participant would have been credited with under the Plan if the Participant had been eligible to make Elective Deferrals to the Plan from February 1, 2017 through March 26, 2017 and elected to have the same deferral percentage as he or she had elected to contribute under The Acelity 401(k) Plan as of January 31, 2017 contributed directly by the Company to the Plan as Elective Deferrals.

o	The special Profit Sharing Contributions pursuant to this Appendix V shall be allocated only as to the extent permitted under the applicable provisions of Article XIII and Code Sections 401(a)(4) and 410(b).

o	The special Profit Sharing Contributions pursuant to this Appendix V shall not be eligible to share in investment results until received by the Trust Fund and entered into the recordkeeping system on the Participant’s behalf.

APPENDIX W

SPECIAL PROVISIONS APPLICABLE TO KELLER MEDICAL, INC.

•	Eligibility. Prior to June 23, 2017, any Employee who is employed by Keller Medical, Inc. and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) shall not be eligible to participate in the Plan. Rather these Employees shall first become eligible to participate in the Plan on June 23, 2017, subject to the terms of the Plan.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Keller Medical, Inc. or any subsidiary of Keller Medical, Inc. prior to June 23, 2017, but only to the extent provided in Section 2.8(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Keller Medical, Inc. or any subsidiary of Keller Medical, Inc., including any date prior to the purchase of Keller Medical, Inc. by the Company.

APPENDIX X

SPECIAL PROVISIONS APPLICABLE TO ZELTIQ AESTHETICS INC.

•	Eligibility. Prior to October 1, 2017, any Employee who is employed by Zeltiq Aesthetics Inc. or is an “Eligible Employee” under the Zeltiq Aesthetics 401k Plan (as defined in the Zeltiq Aesthetics 401k Plan) shall not be eligible to participate in the Plan. Rather, these Employees shall first become eligible to participate in the Plan on October 1, 2017.

•	Credited Service. Eligible Employees shall receive Credited Service for any period of employment with Zeltiq Aesthetics Inc. or any subsidiary of Zeltiq Aesthetics Inc. prior to it becoming an Affiliated Company, but only to the extent provided in Section 2.17(e) of the Plan. Notwithstanding anything in Section 2.17 of the Plan to the contrary and for purposes of the Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph means, for purposes of Section 2.17(b) of the Plan, the date (or in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Zeltiq Aesthetics Inc. or any subsidiary of Zeltiq Aesthetics Inc., including any date prior to Zeltiq Aesthetics Inc. becoming an Affiliated Company.